As filed with the Securities and Exchange Commission on March 8, 2024

Registration No. 333-277464

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2

to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BYND CANNASOFT ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 Akko Road Kiryat Motzkin Israel	Puglisi & Associates 850 Library Ave., Suite 204 Newark, Delaware 19711 Telephone: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Louis A. Brilleman, Esq. 1140 Avenue of the Americas, 9th Floor New York, NY 10036 Tel: (212) 537-5852	Kari Richardson, Esq. Owen Bird Law Corporation 2900 – 733 Seymour St., P.O.B 1, Vancouver, B.C. V6B 0S6 Canada Tel: (604) 688-0401	Anthony W. Basch, Esq. Alexander W. Powell, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, VA 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 8, 2024

50,035,740 Units Each Consisting of

One Common Share

One Series A Warrant to Purchase One Common Share and

Two Series B Warrants each to Purchase One Common Share

50,035,740 Pre-Funded Units Each Consisting of

One Pre-Funded Warrant to Purchase One Common Share,

One Series A Warrant to Purchase One Common Share and

Two Series B Warrants each to Purchase One Common Share

BYND CANNASOFT ENTERPRISES INC.

This is a public offering in the United States by BYND Cannasoft Enterprises Inc., a British Columbia company, or the Company, we or us. We are offering on a “firm commitment” basis 50,035,740 units, or Units, of the Company, each consisting of one common share of the Company, no par value, or Common Shares, one Series A Warrant to purchase one Common Share, or Series A Warrant, and two Series B Warrants, each to purchase one Common Share, or Series B Warrants, at an assumed public offering price of $0.1399 per Unit, representing the closing price of our Common Shares on the Nasdaq Capital Market on March 7, 2024.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and Warrants are immediately separable and will be issued separately in this offering. The Warrants offered hereby will be immediately exercisable on the date of issuance and will expire, in the case of the Series A Warrants, 30 months from the date of issuance, and in the case of the Series B Warrants, five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and other parties acting together as a group with the purchaser or its affiliates, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, pre-funded units, or Pre-funded Units, that would otherwise result in ownership in excess of 4.99% ( of our outstanding Common Shares, with each Pre-funded Unit consisting of one pre-funded warrant, or a Pre-funded Warrant, to purchase one Common Share, one Series A Warrant to purchase one Common Share, and two Series B Warrants each to purchase one Common Share . The purchase price of each Pre-funded Unit will equal the price per Unit, minus $0.0001. The Pre-funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. There can be no assurance that we will sell any of the Pre-funded Units being offered. The Pre-funded Warrants and Warrants are immediately separable and will be issued separately in this offering. The Pre-funded Warrants offered hereby will be immediately exercisable and may be exercised on the date of issuance at any time until exercised in full. For each Pre-funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis.

We refer to the Series A Warrants and the Series B Warrants, collectively, as the Warrants. We refer to the Common Shares, the Warrants, the Pre-funded Warrants and the Common Shares issued or issuable upon exercise of the Warrants and the Pre-funded Warrants, collectively, as the Securities. See “Description of the Securities We Are Offering” for more information.

We have assumed a public offering price of $0.1399 per Common Unit, which represents the last reported sale price of our common stock as reported on March 7, 2024. The final public offering price will be determined through negotiation between us and the underwriters in the offering. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Our Common Shares are currently traded on the Nasdaq Capital Market under the symbol “BCAN.” On March 7, 2024, the last reported sale price of our Common Shares on the Nasdaq was US$0.1399 per Common Share.

Our Common Shares are also traded on the Canadian Securities Exchange, or CSE, under the symbol “BYND”. On March 7, 2024, the last reported sale price of our Common Shares on the CSE was CAD$0.25 (approximately US$0.1855) per Common Share. We do not intend to apply for listing of the Warrants or the Pre-funded Warrants on any securities exchange or other nationally recognized trading system. We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Foreign Private Issuer” for additional information.

These securities are not qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission (or the SEC) nor the Canadian Securities Exchange, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre- Funded Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)

We have agreed to reimburse the underwriter for certain expenses and the underwriter will receive compensation in addition to underwriting discounts and commissions. See the section titled “Underwriting” beginning on page 88 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below; or (ii) Warrants.

We have granted the underwriter an option,  exercisable for 45 days from the closing date of this offering, to purchase from us up to an additional 7,505,361 Common Shares and/or Pre-funded Warrants Units (representing 15% of the Common Shares and/or Pre-funded Warrants sold in the offering), and/or up to an additional 7,505,361 Series A Warrants (15% of the Series A Warrants sold in the offering), ), and/or up to an additional 15,010,722 Series B Warrants (15% of the Series B Warrants sold in the offering) less underwriting discounts and commissions, to cover over-allotments, if any. The purchase price to be paid per additional Common Share or Pre-Funded Warrant will be equal to the public offering price of one Unit or Pre-Funded Unit (less the $0.01 purchase price allocated per Warrant), as applicable, less the underwriting discounts and commissions, and the purchase price to be paid per over-allotment additional Series A Warrant or Series B Warrant will be $0.01.

Aegis Capital Corp.

The date of this prospectus is              , 2024.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For purposes of Canadian law only, the purchase of the securities offered hereunder will be deemed to constitute a representation and warranty that the purchaser is purchasing the securities with investment intent and not with a view to distribution in Canada.

i

In this prospectus, “we,” “us,” “our,” the “Company” and “BYND” refer to BYND Cannasoft Enterprises Inc.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

Our reporting currency and functional currency is the Canadian Dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “CAD” or “CAD$” are to Canadian Dollars. Our financial statements are denominated in CAD and presented in CAD. Amounts denominated in United States Dollars are stated as “$”, “USD” or “US$”.

The following table sets forth the average rate of exchange for the United States dollar, expressed in Canadian dollars in for the periods indicated, based on the noon rate of exchange as reported by the Bank of Canada for conversion of United States dollars into Canadian dollars.

On December 31, 2023, the exchange rate was US$1.00 = CAD$1.3226.

Canada Dollar per U.S. Dollar Noon Buying Rate

Year Ended	Average
December 31, 2023	1.3226
December 31, 2022	1.3013
December 31, 2021	1.2535
December 31, 2020	1.3269

Most recent six months	Average
February 29, 2024	1.3501
January 31, 2024	1.3425
December 31, 2023	1.3431
November 31, 2023	1.3709
October 31, 2023	1.3717
September 30, 2023	1.3535

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our Common Shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “company,” “BYND,” “we,” “us,” “our” and other similar designations refer to BYND Cannasoft Enterprises Inc.

Business Overview

The Company through its subsidiaries (i) develops, markets and sells a proprietary client relationship management, or CRM, software known as “Benefit CRM” and its new “Cannabis CRM” platform, (ii) develops the EZ-G device, a unique, patent-pending device that, combined with proprietary software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs, and (iii) received a medical cannabis contactless business license on February 5, 2023 which allows the company to engage in the medical cannabis industry for the purpose of trading and brokering transactions in Israel, importing from abroad, and purchasing and selling cannabis without touching the substance. This Contacless license is valid for one year that ended on February 5, 2024, the Company intends to apply for an extension of that license for an additional year.

All of the Company’s business operations are currently located in Israel. All of its revenues are generated in that country.

CRM Software Business

BYND—Beyond Solutions Ltd. (Israel), our wholly owned subsidiary (“BYND Israel”), has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Medical Cannabis Business

BYND Israel, through its subsidiary, Cannasoft Pharma, once it receives the extension of the contactless license, intends to activate the medical cannabis contactless business license. BYND Israel’s original goal was to leverage the construction and operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform, a new CRM software platform designed to serve the unique needs of the medical cannabis sector. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses. The Company will do that either by building a Cannabis Farm if the Cannabis market recovers and will justify such investment, or by implementing the software in existing Cannabis farms in Israel.

The New Cannabis CRM Platform is the first of its kind for the medical cannabis field and we believe that we are able to transform the industry into a more organized, accessible and price transparent market.

EZ-G Business

On September 22, 2022, the Company completed its acquisition of Israeli based Zigi Carmel Initiatives & Investments Ltd. through Zigi Carmel we own the EZ-G device, a unique, patent-pending device that, combined with proprietary AI software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7924206). Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

1

Our Strategy

Our objective is to become a strong player in the CRM systems to the medical cannabis market. By building a tailor- made platform for the medical cannabis market, and understanding growers, suppliers and researchers’ needs, we plan on harnessing our current expertise in the CRM field and create the best platform for the industry.

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, a newer, more advanced version of its Benefit CRM Software platform utilizing the strengths of big data. Once completed, this New CRM Platform is expected to bring a whole host of applications that will both improve its current suite of applications and provide what it believes to be new and highly revolutionary tools for its customers.

Recent Developments

On September 26, 2023 we signed with Foria, a plant-based sexual wellness company, a Memorandum of Understanding (MOU) outlining plans to form a strategic alliance to enhance the understanding and collaborate on opportunities available in the fast growing female wellness industry. The alliance plans to integrate Foria’s knowledge and experience in the sexual wellness space, along with the brand’s beloved organic botanical and CBD-based products, with the our patent pending EZ-G therapeutic solution device, which utilizes AI to help address women’s health issues. Foria’s team plans to develop oil capsules designed for use in the EZ-G Devices, which leverage proprietary software to regulate the flow of low concentrations of CBD oil, hemp seed oil, and other natural oils into the soft tissues of the female reproductive system. The device is expected to provide users with a personalized experience that meets various needs related to sexual pleasure and potentially address a wide variety of women’s health issues.

On January 5, 2024, we were notified by the Nasdaq that the Company no longer meets the $1minimum bid price per share requirement. Under Nasdaq rules, we have at least 180 days to regain compliance. If we do not regain compliance within that time period, we may be eligible for additional time. To qualify, we must meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On February 27, 2024, we received shareholder approval to implement a reverse stock split on a maximum 30:1 basis while allowing our board of directors discretion to decide on a lesser number.

We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days. As a result, following the delisting, our board of directors will have discretion to decide on a reverse stock split without any limitation on the ratio.

2

Corporate Information

We were organized pursuant to the Amalgamation Transaction, on March 29, 2021 under the laws of British Columbia pursuant to the Business Corporations Act (British Columbia) under the name “BYND Cannasoft Enterprises Inc.”.

The head office of the Company is located at 2264E 11th Avenue, Vancouver, BC V5N1Z6. The Company’s registered office is located at 733 Seymour Street, Suite 2900, Vancouver, BC V6B 0S6.

Organizational Chart

BYND CANNASOFT ENTERPRISES INC.
(British Columbia)
100%
100%
Zigi Carmel Initiatives & Investments Ltd.
(Israel)
BYND – BEYOND SOLUTIONS LTD.
(Israel)
Dalia Brzezinski(1)
74%
26%
B.Y.B.Y INVESTMENTS AND PROMOTIONS LTD.
(Israel)
100%
Cannasoft Pharma holdings and investments LTD
(Israel)

Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before a decision to invest in our Common Shares. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors” before deciding whether to invest in our Common Shares. Among these important risks are, but not limited to, the following:

Risks Related to the Current War between Israel and Hamas

●	Our executive offices and research and development facilities as well as most of our officers, directors and employees, are located in Israel. Following the October 7, 2023, Hamas terrorist attack, Israel has been at war with Hamas. A prolonged war could result in disruptions in our operations.

Risks Related to Trading in the Common Shares

●	On January 5, 2024, we were notified by the Nasdaq that the Company no longer meets the $1minimum bid price per share requirement. Although we have at least 180 days to regain compliance, if we fail to do so, our Common Shares may be subject to delisting from the Nasdaq.

●	The Company has received comments from the British Columbia Securities Commission (“BCSC”) relating to the Company’s previously filed continuous disclosure documents. As a result, the Company is shown as being in default on the BCSC’s Reporting Issuers List pending resolution of the issues raised by the BCSC. Failure to satisfactorily respond to the BCSC’s comments may result in a cease trade order.

Risks Related to the Company’s CRM Software Businesses

●	BYND Israel is dependent on a single client for the majority of its current revenues and any changes to that relationship could have a significant impact on current revenues.

●	Defects or disruptions affecting the New CRM Platform or the New Cannabis CRM Platform services could diminish demand for these services and subject BYND Israel to substantial liability.

●	Interruptions or delays in service from BYND Israel’s third-party data center hosting facilities could impair the delivery of its services and harm its business.

●	We may in the future be sued by third parties for alleged infringement of their proprietary rights.

●	The market for our technology delivery model and enterprise cloud computing application services is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

●	Our efforts to expand our Benefits CRM Software business to our New CRM Platform, which is cloud-based and our efforts to develop and service the cannabis market with our New Cannabis CRM Platform may not succeed and may reduce our revenue growth rate.

●	Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

3

Risks Related to our Cannabis Business

The following risks are applicable if we decide to construct a Cannabis Farm, this will depend on the conditions of the Medical cannabis market in Israel and the economic justification in building a farm over using the contactless business license:

●	The transfer of the cultivation farm license from Dalia Bzizinsky to BYBY is dependent on the MCU’s approval which in turn is contingent on the approval of the Ministry of Agriculture to allow a change in land designation.

●	Our cannabis business will be dependent on receiving the final license to engage with medical cannabis business and obtaining certain licenses and certain GSP and GAP certifications (the “Good Practice Certifications”), which may prevent us from being able to carry on or expand our operations if these are not obtained or maintained.

●	We must raise additional capital before we can begin construction of the Cannabis Farm and Indoor Cannabis Growing Facility.

●	We must rely on third party contractors to develop and construct the Cannabis Farm and Indoor Cannabis Growing Facility.

●	We face risks inherent in an agricultural business, and an inability to grow crops successfully will interrupt our business activities.

●	We will be relying on one key facility, and disruption of operations at this facility could significantly interfere with our ability to continue our product testing, development and production activities.

●	The success of our branded medical cannabis products business will depend on the success of the cannabis product candidates we develop.

●	We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

●	Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

●	We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

●	We are dependent on the success of our quality control systems, which may fail, and cause a disruption of our business and operations.

●	An inability to renew our leases, or a renewal of our leases with a higher rental rate, may disrupt our operations or increase our operating costs.

●	Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

●	If any of the products that we produce or intend to produce are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

●	We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

4

The following risks are applicable for the contactless business license:

●	The contactless business license expired on February 5, 2024 and its extension by an additional year is contingent on the MCU’s approval.

●	We must rely on medical cannabis growers to produce the merchandise we want to sell and broker.

●	We face risks inherent in an agricultural business, and an inability to grow crops successfully by our suppliers will interrupt our business activities.

●	We will be relying on the quality of the product that our suppliers will produce.

●	The success of our branded medical cannabis products business will depend on the success of the cannabis product candidates we develop.

●	We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

●	Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

●	We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

●	We are dependent on the success of our quality control systems, which may fail, and cause a disruption of our business and operations.

●	Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

●	If any of the products that we sell are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

●	We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

●	We are dependent on the market pricing of the medical cannabis products we intend to sell or broker.

●	The medical cannabis industry is competitive, and we are subject to different competitors on this business.

●	The contactless business is regulated, and we will be operating under the regulation, any changes in regulation might affect our business.

●	Our business will depend on different states of supply and demand of the products we intend to sell or broker.

●	The current war situation in Israel might impact the ability of the medical cannabis growers we work with to produce the products we need.

5

Risks Related to our EZ-G Device Business

●	We have never generated any revenue from product sales and this part of our business may never be profitable.

●	Our EZ-G Device may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

●	The complex nature of the EZ-G Device increases the likelihood that our products will contain defects.

●	Our EZ-G Device contains potentially controlled substances, the use of which may generate public controversy.

Risks Related to Our Subsidiaries’ Status as Israeli Companies

●	All of our material operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military conditions in Israel.

●	Strikes and work stoppages in Israel and the obligations of our personnel to perform military service may prevent us from continuing our research, development, growing and marketing activities.

●	Service of process upon and enforcing a Canadian or U.S. judgment against us and our current executive officers and directors, or asserting Canadian or U.S. securities law claims in Israel, may be difficult.

Risks Related to Ownership of Our Common Shares

●	The market price of our Common Shares may be volatile, which could result in substantial losses for investors.

●	There are risks associated with the potential dilution of our Common Shares.

●	The conditions to the Israeli Tax Pre-Ruling could influence decisions of the Company’s directors and officers.

●	The Company’s directors and officers control a large percentage of the Company’s issued and outstanding Common Shares and as a result, may have the ability to control or influence matters affecting the Company and its business.

●	Cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavourable research about us or our business, our trading price and volume could decline.

Risks Related to Management and Personnel

●	We rely on our management and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

●	Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business and will increase our expenses.

●	We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

6

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of US$1.235 billion or more; (2) the date on which we have issued more than US$1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Common Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

7

Foreign Private Issuer

We are reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

8

THE OFFERING

Common Shares currently issued and outstanding	42,571,081 Common Shares*

Units offered	50,035,740 Units, each consisting of one Common Share, one Series A Warrant and two Series B Warrants.

Pre-funded Units	We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and other parties acting together as a group with the purchaser or its affiliates, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the consummation of this offering, Pre-funded Units, each consisting of one Pre-funded Warrants to purchase one Common Share, one Series A Warrant and two Series B Warrants. For each Pre-funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis

Over-allotment Option

We have granted the underwriter an option, exercisable for 45 days from the closing date of this offering, to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional 7,505,361 Common Shares and/or Pre-funded Warrants Units (representing 15% of the Common Shares and/or Pre-funded Warrants sold in the offering), and/or up to an additional 7,505,361 Series A Warrants (15% of the Series A Warrants sold in the offering), ), and/or up to an additional 15,010,722 Series B Warrants (15% of the Series B Warrants sold in the offering) less underwriting discounts and commissions, to cover over-allotments, if any. The purchase price to be paid per additional Common Share or Pre-Funded Warrant will be equal to the public offering price of one Unit or Pre-Funded Unit (less the $0.01 purchase price allocated per Warrant), as applicable, less the underwriting discounts and commissions, and the purchase price to be paid per over-allotment additional Series A Warrant or Series B Warrant will be $0.01.

Jurisdiction	The securities are being offered for sale in the United States only. The securities will not be qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Pre-funded Warrants	Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per Ordinary Share and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part..

Series A Warrants	The Series A Warrants included in the Units or Pre-funded Units offered hereby will be immediately exercisable on the date of issuance and will expire 30 months from the date of issuance. Each Series A Warrant has an assumed exercise price of $0.21 per Common Share, which is equal to 150% of the last reported sale price of the Common Share on Nasdaq on March 7, 2024. The Series A Warrants include standard cashless exercise provisions, as well as an alternative cashless exercise provision which means that they may be exercised at any time one a one warrant for one share basis. To better understand the terms of the Series A Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Series A Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Series B Warrants	The two Series B Warrants included in the Units or Pre-funded Units offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance. Each Series B Warrant has an assumed exercise price of $0.24 per Common Share, which is equal to 170% of the last reported sale price of the Common Share on Nasdaq on March 7, 2024. The Series B Warrants include standard cashless exercise provisions. To better understand the terms of the Series B Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Series B Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Common Shares to be issued and outstanding after this offering	Up to 92,606,821 Common Shares (assuming no exercise of the over-allotment option, Warrants issued in this offering and no sale of any Pre-Funded Units), or 242,714,041 Common Shares if the Warrants are exercised in full.

Purchaser ownership limitation	We are not offering, and the underwriter has agreed with us not to sell, Units to any person who (together with the purchaser’s affiliates, and any other persons acting as a group together with the purchaser or any of the purchaser’s affiliates) following such purchase will own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares included in the Units.

Use of proceeds	We expect to receive approximately $7,000,000 million in net proceeds from the sale of the Units and Pre-funded Units offered by us in this offering, based upon an assumed public offering price of $0.1399 per Unit (minus $0.001 for each Pre-funded Unit). Assuming exercise of all Warrants, we expect to receive an additional $34,524,660. We expect to use the proceeds from this offering and the cash exercise of the Warrants to use for patent registrations, prototype production, sales & marketing of the EZ-G device, working capital, the permanent waiver of certain rights and obligations of an investor and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 11 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

Nasdaq Capital Market symbol:	“BCAN”

Canadian Securities Exchange symbol	“BYND.” We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 11 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

●	The number of Common Shares does not include
800,000 Common Shares issuable upon exercise of outstanding stock options;
2,884,616 Common Shares issuable upon exercise of the Warrants; and
691,761 Common Shares issuable upon exercise of RSUs

See “Description of Share Capital” for additional information.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following information represents selected financial information for our company for the years ended December 31, 2022, December 31, 2021, and December 31, 2020, from our audited consolidated financial statements. The summarized financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including the notes to those consolidated financial statements which are included elsewhere in this prospectus beginning on page F-1 of this prospectus.

The financial information is presented on the basis of International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Consolidated Statements of Loss and Comprehensive Loss

	Year ended December 31, 2022		Year ended December 31, 2021		Year ended December 31, 2020
Total Revenues	C$	1,123,072	C$	1,217,459	C$	1,341,993

Net loss	C$	(1,664,684)	C$	(4,878,738)	C$	(20,178)
Basic and diluted loss per share	C$	(0.052)	C$	(0.218)	C$	(25.22)
Weighted average shares		31,865,960		22,332,694		800

Consolidated Statements of Financial Position

	FYE 2022		FYE 2021
Total assets	C$	49,903,208	C$	7,490,722
Net Assets	C$	49,270,699	C$	7,000,369
Share capital	C$	54,806,522	C$	10,843,471
Deficit accumulated	C$	(6,817,048)	C$	(5,152,364)

Consolidated Statements of Loss and Comprehensive Loss

	Nine months ended September 30, 2023		Nine months ended September 30, 2022
Total Revenues	C$	873,740	C$	890,886

Net loss	C$	(3,327,542)	C$	(964,462)
Basic and diluted loss per share	C$	(0.09)	C$	(0.03)
Weighted average shares		38,364,061		29,839,934

Consolidated Statements of Financial Position

	September 30, 2023
Total assets	C$	49,553,665
Net Assets	C$	49,131,712
Share capital	C$	57,950,708
Deficit accumulated	C$	(10,144,590)

10

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, in addition to the other information set forth in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before purchasing our Common Shares. If any of the following risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our Common Shares would likely decline and you might lose all or part of your investment.

Risks Related to the Israel-Hamas War

Our operations are conducted in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our headquarters and operations are located in the State of Israel. In addition, our key employees and officers, including our chief executive officer, are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could affect adversely our operations. Ongoing and revived hostilities or other Israeli political or economic factors could harm our operations, product development and results of operations.

On October 7, 2023, an unprecedented attack was launched against Israel by terrorists from the Hamas terrorist organization that infiltrated Israel’s southern border from the Gaza Strip and in other areas within the state of Israel attacking civilians and military targets while simultaneously launching massive rocket attacks on the Israeli population. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. In response, the Security Cabinet of the State of Israel declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. To date, the State of Israel continues to be at war with Hamas.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions in our operations or facilities. However, at this time, it is not possible to predict the intensity or duration of the war, nor can we predict how this war will ultimately affect Israel’s economy in general and we continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. While none of our employees in Israel have been called to active military duty, we rely on service providers located in Israel and have entered into certain agreements with Israeli counterparties. Employees of such service providers or contractual counterparties may be called for service in the current or future wars or other armed conflicts with Hamas and such persons may be absent from their positions for a period of time. As of March 6, 2024, we have not been impacted by any absences of personnel at our service providers or counterparties located in Israel. However, military service call ups that result in absences of personnel from us, our service providers or contractual counterparties in Israel may disrupt our operations and absences for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Following the attack by Hamas on Israel’s southern border, Hezbollah, a terrorist organization in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies, research institutions and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to cooperate with third parties. Any hostilities involving Israel, any interruption or curtailment of trade or scientific cooperation between Israel and its present partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and results of operations. We may also be targeted by cyber terrorists specifically because we may be perceived as an Israeli-related company.

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Risks Related to the Company’s CRM Software Businesses

BYND Israel is dependent on a single client for the majority of our current revenues and any changes to that relationship could have a significant impact on current revenues.

For the year ended December 31, 2022, over 83% of BYND Israel’s revenue was derived from one major customer, Harel Insurance Company Ltd. Any changes to that relationship could have a significant impact on BYND Israel’s current revenues.

Defects or disruptions affecting the New CRM Platform or the New Cannabis CRM Platform services could diminish demand for these services and subject BYND Israel to substantial liability.

The New CRM Platform and New Cannabis CRM Platform may contain errors or defects that end users identify after they begin using these platforms and that could result in unanticipated downtime for our subscribers, and harm BYND Israel’s reputation and its business. In addition, users may use the platforms in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since customers may use these platforms for important aspects of their business, any errors, defects, disruptions in service or other performance problems with the platforms could hurt BYND Israel’s reputation and may damage its customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment for using the platforms In addition BYND Israel could lose future sales and existing customers may make warranty claims against BYND Israel, which could result in an increase in provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from BYND Israel’s third-party data center hosting facilities could impair the delivery of its services and harm its business.

Both the New CRM Platform and New Cannabis CRM Platform will utilize third-party data center hosting facilities. Any damage to, or failure of, these third-party systems generally could result in service interruptions. Such interruptions may result in reduced or lost revenues or having to issue credits or pay penalties, may cause users of the platforms to terminate subscriptions, may adversely affect renewal rates and may impact our ability to attract new users. BYND Israel’s business reputation may also be harmed if users or potential customers perceive that the platforms are unreliable.

Although BYND Israel intends to have robust disaster recovery arrangements in place, including the use of third parties to host back-ups of its software and customer data, BYND Israel will not control the operation of any of these facilities, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. Such facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in service. Even with the disaster recovery arrangements, BYND Israel’s services could be interrupted.

If security measures are breached and unauthorized access is obtained to a customer’s data or to BYND Israel’s data, its services may be perceived as not being secure, customers may curtail or stop using the services and BYND Israel may incur significant legal and financial exposure and liabilities.

BYND Israel’s platforms will involve the storage and transmission of customers’ proprietary information, and any security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data and result in someone obtaining unauthorized access to our data or our customers’ data. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our users’ data. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, BYND Israel may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in a loss of confidence in the security of the services, damage to reputation, lead to legal liability and negatively impact future sales.

If BYND Israel experiences significant fluctuations in its rate of anticipated growth and fails to balance expenses with our revenue forecasts, its results could be harmed.

The unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new users or the renewal rate for existing users falls short of our expectations. We cannot accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

Our future success also depends in part on our ability to sell additional features and services, more subscriptions or enhanced editions of our service to our current customers. The rate at which our customers purchase new or enhanced services depends on a number of factors, including general economic conditions. If our efforts to upsell to our customers are not successful, our business may suffer.

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We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive communications from third parties claiming that we have infringed on the intellectual property rights of others. We may be sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims or rights against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all.

We will rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

Our New CRM Platform and New Cannabis CRM Platform rely on computer hardware purchased or leased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our services which could harm our business.

The market for our technology delivery model and enterprise cloud computing application services is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

The market for enterprise cloud computing application services is not as mature as the market for packaged enterprise software, and it is uncertain whether these platforms will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of enterprise cloud computing application services in general, and for CRM in particular. Many enterprises have invested substantial personnel and financial resources to integrate traditional enterprise software into their businesses, and therefore may be reluctant or unwilling to migrate to an enterprise cloud computing application service. Furthermore, some enterprises may be reluctant or unwilling to use enterprise cloud computing application services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of enterprise cloud computing application services, then the market for these services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results.

The markets in which we currently participate are intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The markets for our Benefits CRM Software and New CRM Platform is highly competitive, rapidly evolving and fragmented, and subject to changing technology, shifting customer needs and frequent introductions of new products and services. We compete primarily with vendors of packaged CRM software, whose software is installed by the customer directly, and companies offering on-demand CRM applications. We also face, or expect to face, competition from enterprise software vendors and online service providers who may develop toolsets and products that allow customers to build new applications that run on the customers’ current infrastructure or as hosted services.

Our efforts to expand our Benefits CRM Software business to our New CRM Platform, which is cloud-based and our efforts to develop and service the cannabis market with our New Cannabis CRM Platform may not succeed and may reduce our revenue growth rate.

We currently derive most of our revenue from our Benefits CRM Software and we expect this will continue for the foreseeable future until our New CRM Platform will be used by more of our customers. The market for our New Cannabis CRM Platform is new and unproven, and it is uncertain whether our efforts will ever result in significant revenue for us.

Supporting our existing and growing customer base could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

We anticipate that additional investments in and research and development spending will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our service, and to expand into new geographic areas.

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Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional investments we are making will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully scale our operations and increase revenue, we will be unable to execute our business plan.

If we are not able to develop enhancements and new features for our existing Benefits CRM Software, New CRM Platform and New Cannabis CRM Platform or acceptable new services that keep pace with technological developments, our business will be harmed.

If we are unable to develop enhancements to and new features for our existing services or acceptable new services that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, because our cloud-based services will be designed to operate on a variety of network hardware and software platforms using a standard browser, we will need to continuously modify and enhance our service to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and harm our business.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, defending our intellectual property rights might entail significant expense. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Accordingly, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

Marketing our New CRM Platform and New Cannabis CRM Platform to customers internationally expose us to risks inherent in international sales.

Because we intend to promote our new platforms to users throughout the world, we are subject to risks and challenges that we would otherwise not face if we conducted our business only in Israel. The risks and challenges associated with marketing our platforms internationally include:

●	laws and business practices favoring local competitors;

●	compliance with multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

●	regional data privacy laws that apply to the transmission of our customers’ data across international borders;

●	foreign currency fluctuations;

●	different or lesser protection of our intellectual property; and

●	regional economic conditions, including the affect of general economic and financial market conditions in the markets in which we operate.

Any of these factors could negatively impact our business and results of operations.

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Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation both in Israel and abroad becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our solutions and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

For example, the European Union has adopted a data privacy directive that requires member states to impose restrictions on the collection and use of personal data that, in some respects, are far more stringent, and impose more significant burdens on subject businesses, than previous privacy standards. All of these domestic and international legislative and regulatory initiatives may adversely affect our customers’ ability to collect and/or use demographic and personal information from their customers, which could reduce demand for our services. Many other jurisdictions have similar stringent privacy laws and regulations.

Our business is subject to changing regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the British Columbia Securities Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

Risks Related to Regulation of our New Cannabis Business

The following risks are applicable if we decide to construct a Cannabis Farm, this will depend on the conditions of the Medical cannabis market in Israel and the economic justification in building a farm over using the contactless business license:

Our cannabis business will be dependent on our obtaining the final license to engage in medical cannabis from the MCU and receiving certain licences and certain GSP and GAP certifications (the “Good Practice Certifications”), which may prevent us from being able to carry on or expand our operations if these are not obtained or maintained.

Once obtained, in order to maintain our licences, we will be required to satisfy numerous ongoing reporting requirements. If we are found in breach of any such reporting requirements, we may have our licences revoked. One of the requirements to obtain and maintain our licences includes the Good Practice Certifications, which are contingent upon certain requirements and standards we must adhere to.

There can be no assurance that we will be able to obtain all of the licences or the necessary Good Practice Certifications required to operate our cannabis business as contemplated. In addition, if the necessary licenses and Good Practice Certificates are obtained, there is no guarantee that they will be extended or renewed when such extensions or renewals are required, or that they will be extended or renewed on the same or similar terms or in a timely fashion.

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Failure to adhere to applicable regulations, failure to comply with the requirements of our licences, or any failure to meet required quality standards or to maintain our Good Practice Certifications may result in possible sanctions including the revocation of our licences to operate our business, our suspension or expulsion from a particular market or jurisdiction, and the imposition of fines and censures.

Israeli Cannabis Laws are continually evolving and we cannot fully predict the impact of the compliance regime the MCU are implementing will have on our operations, or the implications of corresponding applicable regulatory regimes in other countries, particularly in Europe and other jurisdictions where we intend to market our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for our products in various applicable jurisdictions. We also cannot predict the time required to secure all appropriate regulatory approvals to conduct our clinical trials or the extent of testing and documentation that may be required by governmental authorities in such jurisdictions.

Further, once our products are approved, regulatory agencies have substantial authority to require additional testing and reporting, perform inspections, change product labeling or mandate withdrawals of our products. Failure to comply with these laws and regulations could subject us to regulatory or agency proceedings or investigations and could also lead to damage awards, fines and penalties. We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could subject us to liability, harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money. Defending against these lawsuits and proceedings could result in substantial costs and diversion of management’s attention. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources.

A change of ownership in the Company may require obtaining prior government approval.

In order to transfer the cultivation farm license from Dalia Bzizinsky to BYBY, the Company will need to get approval since it will result in a transfer of 5% or more of the Company to a third party (a “Transferee”). The responsibility for reporting such transaction is shared between the Company and the Transferee. For example, if the Company embarks on a capital raising transaction that results in an investor holding 5% or more of the Company’s equity, it will need to obtain the prior approval of the MCU. A Transferee who became a 5% holder other than by issuance of shares by the Company (whether or not the Company is aware of any such transaction) will bear the responsibility to report the acquisition to the MCU. The Company will review its shareholder list at least annually in preparation of its annual meeting of shareholders to ascertain whether any person has accumulated in excess of 5% equity ownership. It will collaborate with such person to obtain the requisite approval from the MCU. Nevertheless, if a third party fails to report a transaction that results in the acquisition of a 5% interest in the Company without its knowledge, the MCU may take action against such person and, possibly, BYBY. Any MCU action against the Company or BYBY may result in severe consequences for the Company, including possible annulment of the cultivation farm license held by BYBY. If that were to occur, our business will be seriously harmed.

Risks Related to Establishing our Cannabis Farm and Operation of our Cannabis Business including the Contactless business.

The following risks are applicable if we decide to construct a Cannabis Farm and/or use the contactless business license, this will depend on the conditions of the medical cannabis market in Israel and the economic justification in building a farm over using the contactless business license. Due to changes in the medical cannabis markets worldwide and specifically in Israel there has been a large regression in the medical cannabis selling price. According to our projections and the significant cost to construct a cannabis farm it is not justified to build a farm at this stage but rather use the contactless license, as for the Cannabis CRM the company is exploring on implementing the software in a different cannabis farm so it can still generate the benefits it was looking for without building a farm. If market conditions change and building a farm would make economic sense the company will do that but will still prioritize funds to the Femtech business which includes the EZ-G business.

We must raise additional capital before we can begin construction of the Cannabis Farm and Indoor Cannabis Growing Facility.

While the Cannabis Farm design work and application for permits has commenced, the Company does not have sufficient resources to fully fund the construction of the Cannabis Farm and our ability to construct the Cannabis Farm as planned will depend on our ability to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to construct the Cannabis Farm as planned. Our access to financing is always uncertain.

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We must rely on third party Cannabis growers to supply the merchandise we intend to sell or broker.

The Company is dependent on the performance of third party Cannabis growers or the development and growing of the medical cannabis products the company intends to sell and broker and as a result, the Company may suffer delays or fail to achieve expected result. Specific risks include:

●	failure by such third party growers in performing their contractual obligations;
●	insolvency of such third party growers;
●	the inability of the third party growers to retain key members of staff;
●	fraud or misconduct by an officer, employee or agent of a third party growers;
●	disputes between the Company and third party growers, which may increase the Company’s costs and require the time and attention of the Company’s management; and
●	liability of the Company for the actions of the third party growers.

If third party growers fail to successfully perform the services for which they have been engaged, either as a result of their own fault or negligence, or due to the failure of the Company or its subsidiaries to properly supervise any such grower, the ability to sell and broker products could be adversely impacted and this could have a Material Adverse Effect on the Company’s Cannabis Farm business, financial condition, results of operations and prospects.

We face risks inherent in an agricultural business, and an inability by our growers to grow crops successfully will interrupt our business activities.

Our Cannabis Farm business will involve the growing of cannabis for medical purposes, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business. Adverse weather conditions represent a significant operating risk to us, affecting quality and quantity of production and the levels of inputs. Other related risks include but are not limited to the following which may create crop failures and supply interruptions for us: (i) potential insect, fungal and weed infestations resulting in crop failure and reduced yields; (ii) disease spread, hazards and pests; (iii) crop-raiding, sabotage or vandalism; and (iv) any future climate change with a potential shift in weather patterns leading to droughts and associated crop losses. There can be no assurance that natural elements, such as insects and plant diseases, will not interfere with our crop growth.

Due to regulatory restrictions, our growers may also encounter difficulties with the importation of raw materials and seeds and other materials required to maintain their cultivation facilities. As a result, we may be unable to achieve our production targets.

We will be relying on one key facility, and disruption of operations at this facility could significantly interfere with our ability to continue our product testing, development and production activities.

Our operations will initially be limited to a single Cannabis Farm or an Indoor Cannabis Growing Facility in Israel. We could be adversely affected by changes or developments affecting our Cannabis Farm, including but not limited to changes to zoning laws, facility design errors, environmental pollution, non-performance by third party contractors, increases in materials or labour costs, labour disputes or disruptions, inability to attract sufficient numbers of qualified workers, productivity inefficiencies, equipment or process failures, production errors, disruption in the supply of energy and utilities, a breach of security, failure of heating and cooling systems or electrical delivery systems, and/or catastrophic events such as wars, terrorist attacks, accidents, fires, explosions, earthquakes or storms. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by the Israeli Police and the MCU (including agents thereof), could also have an impact on our ability to continue operating under MCU licences or the prospect of renewing our licences.

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The success of our branded medical cannabis products business will depend on the success of the cannabis product candidates we develop.

To date, we have not developed any medical cannabis products, and we do not expect to generate revenue from any cannabis products that we develop for at least several years. Once new products are developed, there is no guarantee that there will be a sufficient demand for our products to justify the manufacturing of those products on a commercial scale.

We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

Our business is dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. Our medical cannabis growing operations consume considerable energy, making us vulnerable to rising energy costs. Any significant interruption, price increase or negative change in the availability or economics of required materials and supplies and, in particular, rising or volatile energy costs, could adversely affect us.

In addition, our operations would be significantly disrupted by a prolonged power outage. Our ability to compete and grow cannabis is dependent on having access, at a reasonable cost and in a timely manner, to electricity, labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of labour, equipment, parts and components.

We may rely on third parties, farmers and agriculturalists to cultivate some of the cannabis we use. There is no assurance that cannabis provided by such farmers and agriculturalists will not be limited, interrupted, restricted in certain geographic regions, be of satisfactory quality or be delivered in a timely manner.

Cannabis products are perishable and we will depend on fast and efficient third-party transportation services to distribute our products. Any prolonged disruption of third-party transportation services could have an adverse effect on us. Rising costs associated with the third-party transportation services used by us to ship our products may also adversely impact our business and our ability to operate profitably.

Given the nature of our products, security of the product during transportation to and from our facilities is a significant priority. Any breach of the security measures during transport or delivery, including any failure to comply with recommendations or requirements of the MCU, could have an impact on our ability to continue operating under our GSP certification, our licences or the prospect of renewing our licences.

Our suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which our operations rely.

Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

We do not intend to directly manufacture or distribute any of our medical cannabis products and will rely on third parties to do so and there is no guarantee that we will be able to engage such parties on favorable terms or at all. Our ability to adequately and timely manufacture and supply our medical cannabis products is entirely dependent on the uninterrupted and efficient operation of their facilities, which may be impacted by: availability of power, capacity of manufacturing facilities; contamination by microorganisms or viruses, or foreign particles from the manufacturing process; compliance with regulatory requirements, including the potential shut down of our facilities by regulators for non-compliance; timing and actual number of production runs and production success rates and yields; updates of manufacturing specifications; contractual disputes with our suppliers and contract manufacturers; timing and outcome of product quality testing, which may result in the write-off of failed batches; and/or breakdown, failure, substandard performance or improper installation or operation of equipment and electricity fallouts. If the efficient manufacture and supply of our medical cannabis products is interrupted, we may experience delayed shipments, obsoletion of products, delays in our clinical trials, supply constraints, stock-outs, adverse event trends, contract disputes and/or recalls of our products. If we are at any time unable to provide an uninterrupted supply of our products to patients, patients may elect to use, or physicians may elect to prescribe, competing therapeutics instead of our products, which could have a Material Adverse Effect on the Company’s product sales, business and results of operations.

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We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

Our operations are subject to environmental and health and safety regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and impose requirements for land reclamation. They also set forth limitations on the emissions and discharges to water, air and land, the generation, handling, transportation, storage and disposal of solid and hazardous waste, and employee health and safety. We believe that environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental or employee health and safety laws or more vigorous enforcement thereof could require extensive changes to our operations or give rise to material liabilities.

Failure to comply with applicable laws, regulations and permitting requirements may result in fines or other enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and require us to take corrective measures including significant additional capital expenditures for installation of additional equipment. We may also be required to compensate those suffering environmental loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed on us for violations of applicable environmental laws or regulations.

We are dependent on the success of our quality control systems, which may fail, and cause a disruption of our business and operations.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Any significant failure or deterioration of such quality control systems could require us to suspend our product development and sales activities.

An inability to renew our leases, or a renewal of our leases with a higher rental rate, may disrupt our operations or increase our operating costs.

We may be unable to renew or maintain our leases (commercial, real property or farmland) on commercially acceptable terms or at all. In addition, in the event of non-renewal of any of our leases, we may be unable to locate suitable replacement properties for our facilities or we may experience delays in relocation that could lead to a disruption in our operations. In Israel, we do not have the option to purchase land now or in the future due to government land ownership regulations. Consequently, we will always be subject to lease/tenant risks at our facility or any other location to which we may expand in Israel.

Risks Related to Public Perception of Cannabis

Unfavorable publicity or unfavorable consumer perception of us or cannabis generally may constrain our sales and revenue.

We believe the cannabinoid industry is highly dependent upon consumer perception regarding the safety, efficacy, and quality of the products. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity regarding the consumption of cannabinoids. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabinoid market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could reduce the demand for our products.

Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed.

In addition, since our products in development contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our products in development. These pressures could also limit or restrict the introduction and marketing of our products in development.

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Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable for our products. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed. Furthermore, in jurisdictions where our products are classified as “controlled substances”, they may be subject to import/export and research restrictions that could delay or prevent the development of our products in those jurisdictions.

Risks Related to Cannabis Product Liability

We face the risk of exposure to product liability claims, regulatory action and litigation if our products cause loss or injury.

As a producer of products designed to be ingested by humans, we face a risk of exposure to product liability claims, regulatory action and litigation if our products cause, or are alleged to have caused, significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by us caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation with our clients and consumers generally. There can be no assurance that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

While we intend to maintain insurance to protect our assets, operations and employees, any such insurance coverage will be subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. In addition, there is no assurance that such insurance will be renewed and that it will be adequate to cover our liabilities, including potential product liability claims, or will be generally available in the future or, if available, that premiums will be commercially justifiable. Further, there is no assurance that that our insurer will remain solvent or willing to continue providing insurance coverage with sufficient limits or at a reasonable cost; or, that any insurer will not dispute coverage of certain claims due to ambiguities in the policies. The availability of insurance, surety bonds, letters of credit and other forms of financial assurance is affected by our insurers’, sureties’ and lenders’ assessment of our risk and by other factors outside of our control such as general conditions in the insurance and credit markets. If we were to incur substantial liabilities in excess of policy limits or at a time when we were not able to obtain adequate liability insurance on commercially reasonable terms, our business, results of operations and financial condition could be adversely affected to a material extent. In addition, negative publicity associated with any claims, regardless of the claim’s merit, may decrease the future demand for our products.

If any of the products that we produce or intend to produce are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

All product producers are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all.

In addition, a product recall may require significant attention from our management. There can be no assurance that any quality, potency, or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action, or lawsuits. Additionally, if one of the products produced by us were subject to recall, our image and the image of that product (and other products sold by us) could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory authorities, requiring further attention by our management and potential legal fees and other expenses.

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Risks Related to our EZ-G Device Business

We have never generated any revenue from EZ-G Device sales and may never be profitable.

We have never generated any revenue from the EZ-G Device sales. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, the EZ-G Device. We do not anticipate generating revenue from product sales for at least the next twelve months.

The EZ-G Device May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

The EZ-G Device is complex and must meet stringent requirements. We expect to warrant that our products will be free of defect. We must develop our products, including the software associated with these products, quickly to stay ahead of potentially competing products. Products as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims which could harm our business, results of operations and financial condition.

The complex nature of the EZ-G Device increases the likelihood that our products will contain defects.

The EZ-G Device is complex and may contain defects when first introduced into the market and as new versions are released. Delivery of products with manufacturing defects or reliability or quality problems could significantly delay or hinder market acceptance of our products, which in turn could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers. Correcting these production problems may require us to expend significant amounts of capital and other resources. We cannot give you any guarantee that our products will be free from errors or defects after we start commercial production. If there are product errors or defects, this will result in additional development costs, loss of or delays in market acceptance of the EZ-G Device, diversion of technical and other resources from our other development efforts, increased product repair or replacement costs, or the loss of credibility with our current and prospective customers, which may have a negative impact upon our financial performance or status as a going concern.

Risks Related to Management and Personnel

We rely on our management and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. We do not maintain key person life insurance policies on any of our employees.

In addition, we are subject to a variety of business risks generally associated with growing companies, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Future growth and expansion could place significant strain on our management personnel and likely will require us to recruit additional management personnel.

There can be no assurance that we will be able to manage our expanding operations (including any acquisitions) effectively, that we will be able to sustain or accelerate our growth or that such growth, if achieved, will result in profitable operations, that we will be able to attract and retain sufficient management personnel necessary for continued growth, or that we will be able to successfully make strategic investments or acquisitions.

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Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business and will increase our expenses.

Most of individuals who now constitute our senior management team have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly-traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under Canadian and U.S. securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

We expect to incur significant accounting, legal, insurance and other expenses as a result of being a public company, which could cause our results of operations and financial condition to suffer. Compliance with applicable securities laws in the United States, Canada and the rules of the CSE and Nasdaq substantially increase our expenses, including our accounting and legal costs. We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days.

Furthermore, compliance with applicable securities laws and regulations makes some activities more time-consuming and costlier. Reporting obligations as a public company and our anticipated growth may place a strain on our financial and management systems, processes and controls, and on our personnel. Furthermore, we expect that compliance with the laws, rules and regulations that public companies are subject to will make it more expensive for us to obtain director and officer liability insurance, and may require us to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers.

We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of civil, criminal and administrative penalties, damages, monetary fines or contractual damages on us, reputational harm, diminished profits and future earnings, and curtailment of our operations.

Risks Related to Our Subsidiaries’ Status as Israeli Companies

All of our material operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military conditions in Israel.

All of our material operations are located in Israel. In addition, certain of our key employees and directors and officers are residents of Israel. Accordingly, political, economic and military conditions in the Middle East in general, and in Israel in particular, may directly affect our business, product development and results of operations, and we may be adversely affected by a significant increase in the rate of inflation or a significant downturn in economic or financial conditions in Israel, or a weakening of the role of the Israeli judiciary.

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Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries, and since 2000, there have been increasing occurrences of terrorist violence. In recent years, hostilities between Israel and Hezbollah in Lebanon (and Syria) and Hamas in the Gaza Strip have both involved missile strikes in various parts of Israel causing disruption of economic activities. This violence has strained Israel’s relationship with its Arab citizens, Arab countries and, to some extent, with other countries around the world. Our corporate headquarters and principal research and development activities are located in the range of missiles that could be fired from Lebanon, Syria or the Gaza Strip into Israel. In addition, Israel faces threats from more distant neighbors, in particular, Iran (which is believed to be an ally of Hamas in Gaza and Hezbollah in Lebanon). Any armed conflicts involving Israel or in the region or any political instability in the region, including acts of terrorism as well as cyberattacks or any other hostilities involving or threatening Israel, would likely negatively affect business conditions and could make it more difficult for us to conduct our operations in Israel, which could increase our costs and adversely affect our financial results. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East, such as damages to our facilities resulting in disruption of our operations. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on the Company’s business. Any armed conflict involving Israel could adversely affect our operations and results of operations.

Several countries, principally in the Middle East, as well as certain companies, organizations and movements, restrict their commercial activities with Israel or Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Similarly, Israeli companies are subject to limitations while conducting business with entities from several countries. Such business restrictions and boycotts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products and the expansion of our business. We could be adversely affected by the interruption or curtailment of trade between Israel and its trading partners.

Strikes and work stoppages in Israel and the obligations of our personnel to perform military service may prevent us from continuing our research, development, growing and marketing activities.

Strikes and work stoppages occur relatively frequently in Israel. If Israeli trade unions threaten additional strikes or work stoppages and such strikes or work stoppages occur, these may, if prolonged, have a Material Adverse Effect on the Israeli economy and on our business, including our ability to deliver products to our customers in a timely manner.

Our operations could be disrupted by the obligations of some of our personnel to perform military service. Certain of our employees in Israel, generally males, including executive officers, may be called upon to perform obligatory military reserve service on an annual basis until they reach the age of 40 (and in some cases, up to age 49) and, in certain emergency circumstances, may be called to immediate and prolonged active duty on very short notice. Our operations could be disrupted by the absence for military service for extended periods of a significant number of our employees. Such disruption could materially and adversely affect our business and results of operations.

Service of process upon and enforcing a Canadian or U.S. judgment against us and our current executive officers and directors, or asserting Canadian or U.S. securities law claims in Israel, may be difficult.

As a corporation headquartered in Israel, service of process upon us and upon our directors and officers and any Israeli experts named herein, most of whom reside outside of Canada and the United States, may be difficult from within Canada or the United States. Furthermore, because a majority of our assets and most of our directors, officers and such Israeli experts are located outside of Canada and the United States, any judgment obtained in Canada or the United States against us or any of them may be difficult to collect within Canada and the United States and may not be enforced by an Israeli court.

We have been informed by our legal counsel in Israel that it may be difficult to assert Canadian securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of Canadian securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not Canadian law is applicable to the claim. There is little binding case law in Israel addressing these matters. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

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Risks Related to Electronic Security

We may experience breaches of security at our facilities or in respect of information systems, electronic documents and data storage.

We have and will continue to enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses.

We have not experienced any material losses to date relating to cyberattacks or other information security breaches, but there can be no assurance that we will not incur any such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Certain of our marketing practices rely upon e-mail, social media and other means of digital communication to communicate with consumers on our behalf. We may face risk if our use of e-mail, social media or other means of digital communication is found to violate applicable laws. We post our privacy policy and practices concerning the use and disclosure of user data on our websites. Any failure by us to comply with its posted privacy policy or other privacy-related laws and regulations could result in proceedings which could potentially harm our business. In addition, as data privacy and marketing laws change, we may incur additional costs to ensure we remain in compliance. If applicable data privacy and marketing laws become more restrictive at the international, federal, provincial or state levels, our compliance costs may increase, our ability to effectively engage customers through personalized marketing may decrease, our investment in our e-commerce platform may not be fully realized, our opportunities for growth may be curtailed by our compliance burden and the potential for reputational harm or liability for security breaches may increase.

Risks Related to Ownership of Our Common Shares and Warrants

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Shares are listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including a minimum share price. On January 5, 2024, we received a letter from the Staff of Nasdaq indicating that, based upon the closing bid price of our Common Shares for the last 30 consecutive business days, we no longer met the requirement to maintain the Minimum Bid Price Requirement. In accordance with Nasdaq listing rules, we have until July 3, 2024, to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance during this period, we may be eligible to seek an additional 180 calendar day compliance period if we meet the Nasdaq continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period.

There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement, or if we do regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements in the future. If we are unable to maintain compliance with these Nasdaq requirements, our Common Shares will be delisted from Nasdaq.

In the event that our Common Shares are delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in our Common Shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Shares, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

The Company is a holding company

The Company is a holding company and essentially all of its assets are the capital stock of its subsidiaries. As a result, investors in the Company are subject to the risks attributable to its subsidiaries, Zigi Carmel, BYND Israel, and its subsidiaries. As a holding company, the Company conducts substantially all of its business through its subsidiaries, which generate or are expected to generate substantially all of its revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

The market price of our Common Shares may be volatile, which could result in substantial losses for investors.

The price of the Common Shares will fluctuate with market conditions and other factors, and it may decline. If a holder of Common Shares sells its Common Shares, the price received may be more or less than the original investment. Some of the factors that may cause the market price of our Common Shares to fluctuate include:

●	market perception of the investment opportunity presented by companies in the cannabis business;
●	actual or anticipated fluctuations in our quarterly results of operations;

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●	recommendations by securities research analysts;
●	changes in the economic performance or market valuations of companies in the industries in which we operate;
●	addition or departure of our executive officers and other key personnel;
●	sales or perceived sales of additional Common Shares;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
●	operating and share price performance of other companies that investors deem comparable to us fluctuations to the costs of vital production materials and services;
●	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
●	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and
●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

In particular, companies in the cannabis industry have experienced significant volatility in recent years, potentially due to the recentness of public trading of securities of cannabis companies, limited supply of investment opportunities, short-selling activity and rapidly changing regulatory developments. As well, certain institutional investors may base their investment decisions on market perceptions of the cannabis industry or on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of the Common Shares may be materially adversely affected.

Our officers, directors and principal shareholders collectively control, directly or indirectly, approximately 65% of the voting power and interests in our outstanding Common Shares. Subsequent sales of our Common Shares by these shareholders, or the market perception that holders of a large number of Common Shares intend to sell Common Shares, could have the effect of lowering the market price of our Common Shares. Further, the perceived risk associated with the possible sale of a large number of Common Shares by these shareholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our shareholders to sell their Common Shares, thus causing the market price of our Common Shares to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of Common Shares by our officers, directors or Principal Securityholders could cause other institutions or individuals to engage in short sales of the Common Shares, which may further cause the market price of our Common Shares to decline.

From time to time our directors and executive officers may sell Common Shares on the open market. These sales will be publicly disclosed in filings made with securities regulators. In the future, our directors and executive officers may sell a significant number of Common Shares for a variety of reasons unrelated to the performance of our business. Our shareholders may perceive these sales as a reflection on management’s view of the business and result in some shareholders selling their Common Shares. These sales could cause the market price of our Common Shares to decline. Any decline in the market price of Common Shares may also impede our ability to raise additional capital and might cause remaining holders of Common Shares to lose all or part of their investment.

We have received comments from the British Columbia Securities Commission relating to our previously filed periodic reports which may result in a Canadian cease trade order.

The Company has received comments from the British Columbia Securities Commission (“BCSC”). The comments relate to continuous disclosure documents required to be filed in Canada as well as to accounting methodologies applied by the Company under IFRS. As a result, the Company is shown as being in default on the BCSC’s Reporting Issuers List pending resolution of the issues raised by the BCSC. Failure to satisfactorily respond to the BCSC’s comments may result in a cease trade order. This will impact on our investors’ ability to trade their shares in Canada and which may cause the market price of our Common Shares to decline.

There are risks associated with the potential dilution of our Common Shares.

The Company will need to raise additional funds to construct the Cannabis Farm and Indoor Cannabis Growing Facility and might also, in future, require further additional capital for other purposes, including by issuing equity securities. Such equity securities could contain rights and preferences superior to those of the holders of Common Shares will have no pre-emptive rights in connection with such further issues. The Company’s board of directors has the discretion to determine if an issuance of equity securities is warranted, the price at which such issuance is effected and the other terms of issue of any equity securities, including Common Shares or equity securities convertible into Common Shares. To the extent holders of our options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional number of Common Shares available in the market. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of Common Shares. In addition, we cannot predict the size of future issuances of our equity securities, including Common Shares, or the effect, if any, that future issuances and sales of our equity securities, including Common Shares will have on the market price of our Common Shares. Sales of substantial amounts of our Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Shares.

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As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

As a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required by the Nasdaq Stock Market for domestic U.S. issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the listing rules of Nasdaq applicable to domestic U.S. issuers.

As a foreign private issuer, we will be exempt from the rules and regulations under the Securities Exchange Act of 1934, or the Exchange Act, related to the furnishing and content of proxy statements, including the applicable compensation disclosure requirements. Nevertheless, pursuant to regulations promulgated under Canadian law, we are required to disclose in the context of sending an information circular to shareholders all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the issuer, or a subsidiary of the issuer, to each Named Executive Officer (as such term is defined in the Instrument) and director, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given, or otherwise provided to the NEO or director for services provided, directly or indirectly, to the issuer or a subsidiary of the issuer. Such disclosure will not be as extensive as that required of a U.S. domestic issuer. Our officers, directors and principal shareholders will also be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will be exempt from filing quarterly reports with the SEC under the Exchange Act. Moreover, we will not be required to comply with Regulation FD, which restricts the selective disclosure of material information, although we intend to voluntarily adopt a corporate disclosure policy substantially similar to Regulation FD. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic issuer.

We would lose our foreign private issuer status if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our Common Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements that are applicable to other public companies that are not emerging growth companies.

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For as long as we remain an emerging growth company we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We have opted out of the extended transition period made available to emerging growth companies to comply with newly adopted public company accounting requirements.

When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our Common Shares less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

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The Company’s directors and officers control a large percentage of the Company’s issued and outstanding Common Shares and as a result, may have the ability to control or influence matters affecting the Company and its business.

The Company’s directors and officers own 24,645,183 Common Shares representing approximately 58% of all issued Common Shares. As a result, the Company’s directors and officers (or their affiliates), will have significant influence over the Company and its affairs. As long as the Company’s directors and officers (or their affiliates), collectively own or control greater than 20% of the Company’s outstanding Common Shares, the Company’s directors and officers will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote. This control may include the election and removal of directors, the size of the board of directors, any amendment to the Company’s Articles, or the approval of any significant corporate transaction, including a sale of substantially all of our assets. Additionally, the interests of the Company’s directors and officers may not align with the interests of the Company’s other shareholders.

Cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change.

Cannabis is a Schedule I controlled substance pursuant to the United States Controlled Substances Act (21 U.S.C. § 811) (the “CSA”) and is illegal under U.S. federal law. Even in those states in which the use of cannabis has been legalized, its use, cultivation, sale and distribution remains a violation of federal law. We are not currently engaged in the cannabis industry in the United States, either directly or indirectly. Nevertheless, as a result of the federal prohibition on cannabis related business activities, certain companies, including banks and investment firms may be reluctant to do business with us, including investing in our company or buying and selling our securities.

Unless and until the United States Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Any person connected to the cannabis industry in the United States may be at risk of federal criminal prosecution and civil liability in the United States. Any investments may be subject to civil or criminal forfeiture and total loss.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence covering us, the trading price for our Common Shares would be negatively impacted. If we obtain securities or industry analyst coverage and one or more of the analysts who cover us downgrade our Common Shares or publish inaccurate or unfavorable research about our business, or more favorable relative recommendations about our competitors, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Shares could decrease, which could cause our trading price and volume to decline.

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We may not be able or willing to pay any dividends.

No dividends on the Common Shares have been paid to date and there is no assurance as to whether we will be profitable enough to pay dividends, or determine to do so even if sufficiently profitable. We anticipate that, for the foreseeable future, we will retain future earnings and other cash resources for the operation and development of our business. Payment of any future dividends will be at the discretion of the board of directors after considering many factors, including our earnings, operating results, financial condition, current and anticipated cash needs, and restrictions in financing agreements. Our ability to pay dividends is subject to our future financial. Our board of directors must also approve any dividends at their sole discretion. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

The Warrants included in the Units are expected to be listed on Nasdaq separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Common Shares.

Because the Units will never trade as a unit, and the Warrants are expected to be traded on Nasdaq, investors may be provided with an arbitrage opportunity that could depress the price of our Common Shares.

The Warrants are speculative in nature.

Except as otherwise set forth therein, the Warrants offered in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants and the Series B Warrants may exercise their right to acquire Common Shares and pay an exercise price of $[●] and $[●] (based on an assumed public offering price of $[●] per Unit, the midpoint of the range set forth on the cover page of this prospectus) per Common Share, respectively, prior to 30 months from the date of issuance in the case of the Series A Warrants, and five years from the date of issuance in the case of the Series B Warrants, after which date any unexercised Warrants will expire and have no further value. There can be no assurance that the market price of our Common Shares will ever equal or exceed the exercise price of the Warrants offered by this prospectus. In the event that our Common Shares price does not exceed the exercise price of such Warrants during the period when such Warrants are exercisable, the Warrants may not have any value.

There is no established market for the Warrants being offered in this offering.

There is no established trading market for the Warrants offered in this offering. Although [we have applied to list] the Warrants [have been approved for listing] on Nasdaq there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Risks Related to Exchange Rate

Exchange rate fluctuations between the Canadian dollar, the U.S. dollar, the New Israeli Shekel, the Euro and other foreign currencies may negatively affect our future revenues.

We will be exposed to the financial risk related to the fluctuation of foreign exchange rates. We generate substantially all of our revenues in NIS and United States dollars, including executive compensation, employee salaries and payments to service providers in Israel. The majority of our operating expenses are incurred in Israel in NIS and, as we begin to export, will likely be incurred increasingly in Euros. We also may be subject to fluctuations due to changes in foreign currency exchange rates, particularly changes between the Canadian dollar, the U.S. dollar and the NIS, and the Euro. As we expand internationally and enter new markets, we will be subject to additional foreign currency exchange risks. In addition, a portion of our financial assets are held in NIS. As a result, our financial results may be affected by fluctuations in the exchange rates of currencies between the NIS and other currencies. Although exposure to currency fluctuations to date has not had a Material Adverse Effect on the Company’s business, there can be no assurance that any future hedging transactions we engage in will provide sufficient protection and that such fluctuations in the future will not have a Material Adverse Effect on the Company’s operating results and financial condition. To date, the Company has not hedged our exposure to currency fluctuations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to sell the Cannabis CRM Software which is dependent on the status of the cannabis market and the demand for a software with these modules and which is dependent on our ability to raise funds in order to create a sales and marketing function for this revenue stream, and that there are no assurances the demand will be as planned and there is no certainty the company will generate revenues from this software;

●	our ability to generate revenues from medical cannabis business which depends on our ability to receive all the licenses needed from the authorities in Israel and which also depends on the general status of the medical cannabis business in Israel, especially in regards to the economic feasibility of building a cannabis farm and the ability to raise funds for this, and the lack of assurances that we will generate revenues from medical cannabis;

●	our ability to generate revenues from the EZ-G device depends on the finalization of the full functional product, creating a sales and marketing function and the demand in the market for the product as well as our ability to raise funds to support these efforts, and that there is no assurances that we will generate revenues from the EZ-G;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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●	our dependence on third parties;

●	our ability to compete with other companies who offer products that address similar issues that our future product candidates will address;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks; and

●	our ability to restructure our operations to comply with future changes in government regulation.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Units in this offering will be approximately $6,145,000 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on an assumed initial public offering price of $0.1399 per Unit, after deducting commissions and estimated offering expenses payable by us. Exercise of all Warrants in the Units will result in additional proceeds of $34,300,000.

We currently expect to use the net proceeds from this offering for the following purposes:

●	Approximately $1.9 million for product design and manufacturing;
●	Approximately $0.2 million for patent prosecution;
●	Approximately $1.8 million for sales and marketing campaigns;
●	Approximately $0.5 million for regulatory approvals;
●	Approximately $0.6 million for software development;
●	$850,000 in connection with the permanent waiver of certain rights and obligations of an investor in connection with the Company’s registered direct offering that closed December 21, 2023; and
●	The remainder for working capital.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our marketing efforts and regulatory efforts, as well as the pace of our partnering efforts in regard to manufacturing and commercialization. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits, together with the net proceeds of this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for the next twelve months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

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DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders of our Common Shares, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors, or our Board, in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization (including indebtedness and shareholders’ equity) on an actual basis as of December 31, 2022, the date of the Company’s most recent balance sheet. The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our condensed interim consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of December 31, 2022 (CAD$)

Cash	CAD$	2,392,871

Total current liabilities		458,263

Total Liabilities		632,509

Shareholders’ equity
Share capital	CAD$	54,806,522
Share purchase warrants reserve		639,879
Shares to be issued		41,875
Share-based payment reserve		570,446
Translation differences reserve		15,746
Capital reserve for re-measurement of defined benefit plan		13,279
Deficit		(6,817,048)
Total shareholders’ equity	CAD$	49,270,699
Total Liabilities and Shareholders’ Equity	CAD$	49,903,208
Total Capitalization	CAD$	49,903,208

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DILUTION

The difference between the public offering price per Common Share included in the Units or that may be issued upon exercise of any Pre-funded Unit, assuming no value is attributed to the Warrants included in the Units and Pre-funded we are offering pursuant to this prospectus, and the pro forma net tangible book value per Common Share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of issued and outstanding Common Shares.

If you invest in our Units or Pre-funded Units in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Common Share included as part of the Units and Pre-funded Units and the Warrants in this offering and the as adjusted net tangible book value per Common Share after this offering. Dilution results from the fact that the initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share. As of September 30, 2023, we had a historical net tangible book value of $2,735,621 (CAD$3,698,559), or $0.069 (CAD$0.093) per Common Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Common Shares outstanding on September 30, 2023.

After giving effect to the sale of the securities in this offering, at an assumed initial public offering price of $0.1399 per Common Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our as adjusted net tangible book value at September 30, 2023 would have been $0.1051 per share. This represents an immediate increase in as adjusted net tangible book value of $0.0361 per Common Share to existing shareholders and immediate dilution of $0.0348 per Common Share to new investors.

The following table illustrates this dilution per Common Share in this offering, assuming no value is attributed to the Warrants included in the Units:

Assumed public offering price per Common Share	$0.1399
Net tangible book value per Common Share as of September 30, 2023 (CAD$0.093)	0.069
Increase in net tangible book value per Common Share attributable to new investors	0.0361
As adjusted net tangible book value per Common Share after this offering	0.1051
Dilution per Common Share to new investors	0.0348

The information discussed above is illustrative only and may be adjusted based on the actual offering price, the actual number of shares we offer in this offering, and any other terms of this offering determined at pricing.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our audited consolidated financial statements including the related notes thereto, beginning on page F-1 of this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks and uncertainties. You should read the sections of this prospectus titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the factors that could cause our actual results to differ materially from our expectations.

Overview

BYND Cannasoft Enterprises Inc. was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, BC, V5N 1Z6, Canada.

CRM Business

The Company’s fully owned subsidiary BYND - Beyond Solutions Ltd. (“BYND Israel”), a corporation incorporated under the laws of the State of Israel, develops and markets customer relationship management (CRM) software products that enable small and medium sized enterprises (SMEs) to optimize day to day functions such as sales management, workforce management, contact center operations and asset management. BYND Israel currently offers a proprietary CRM software product known as “Benefit CRM” (our “Benefit CRM Software”) to its customers. Over the last 3 years, BYND Israel has been developing the next generation of its Benefit CRM Software (our “New CRM Platform”), which is cloud based and will include many new features and enhancements.

BYND Israel has also developed a new, revolutionary CRM software platform, designed specifically to serve the unique needs of the medical cannabis sector (our “New Cannabis CRM Platform”). BYND Israel’s goal is that its New Cannabis CRM Platform will ultimately become the “virtual marketplace” for all stakeholders in medical cannabis.

Medical Cannabis

On October 1, 2020, BYND Israel executed a share purchase agreement with the shareholders of B.Y.B.Y. Investments and Promotions Ltd. (“BYBY”), a corporation incorporated under the laws of the State of Israel. Pursuant to the agreement, BYND Israel acquired 74% ownership interest in BYBY from its shareholders, in exchange for 54.58% ownership interest in BYND Israel (“BYBY Acquisition”). BYBY owns a cultivation farm license for growing medical cannabis granted by the Israeli Ministry of Health and has begun the process of obtaining the necessary permits and approvals to construct a 3.7 acre cannabis farm in southern Israel, to grow and harvest medical cannabis (the “Cannabis Farm”). The BYBY Acquisition transaction was completed on March 29, 2021.

BYND Israel’s long term goal is to leverage its Cannabis Farm business to assist in the development of its New Cannabis CRM Platform. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to better optimize its New Cannabis CRM Platform to offer stakeholders in the Cannabis industry, a state of the art resource which will enhance their businesses.

Zigi Carmel Acquisition

On September 22, 2022, the Company completed its acquisition of Zigi Carmel in consideration for the issuance to Carmel Zigdon of 7,920,000 Common Shares at a deemed price per share of $4.735 and US$100,000 to cover his legal expenses. As part of the closing of the acquisition, Mr. Zigdon was appointed as a director of the Company.

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Zigi Carmel owns the EZ-G device, a unique, patent-pending device that, combined with proprietary software, regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organ . According to research conducted across the globe, treatment with low- concentration CBD oils can relieve candida, dryness, scars, and many other female health issues. Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

The Company intends to pursue the final registration of the patents and establish a marketing and sales system for the EZ-G device. Final registration of the patents includes the filing of 11 national phase applications in different countries and jurisdictions including Europe and the US. The “Medical Adult Toy” patent applications were filed on December 2023 and the “Smart Adult Toy” patent applications are expected to be filed by the end of Q2 2024. We anticipate the patents to be granted within 12 months – 24 months from the filing date, depending on jurisdiction. We estimate the cost for the final registration of these patents at $100,000. The Company’s ‘Go to Market’ strategic plan is based on combined B2B and B2C sales.

Going Concern

The Company’s financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. To date, the Company has incurred losses and may incur further losses in the development of its business. The Company’s ability to continue its operations and to realize assets at their carrying values is dependent upon its ability to raise financing and generate profits and positive cash flows from operations in order to cover its operating costs.

Segment Information

Notwithstanding that the Company distinguishes between three lines of business, for accounting purposes, the Company currently has only one reportable segment (software) given that its new medical cannabis business has not yet commenced operations in a meaningful or material way.

Selected Financial Information

The following table sets forth selected financial information of the Company for the year ended December 31, 2022 and 2021. The selected financial information set out below has been derived from the Company’s consolidated audited financial statements and accompanying notes, for the corresponding periods. The selected financial information set out below may not be indicative of the Company’s future performance.

	Year Ended December 31, 2022 (CAD$)	Year Ended December 31, 2021 (CAD$)
Revenues	1,123,072	1,217,459
Loss	(1,664,684)	(4,878,738	)*
Total Assets	49,903,208	7,490,722
Total Liabilities	632,509	490,353
Working Capital	2,987,975	5,487,201
Shareholders’ Equity	49,270,699	7,000,369
Number of Common Shares Outstanding at period end	37,885,932	29,479,100

*	Includes a one-time non-recurring non-cash $4,394,390 listing expense incurred due to the Business Combination Transactions and the company’s listing of its shares on the CSE.

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Results of Operations for Year Ended December 31, 2022, Compared to Year Ended October 31, 2021

For the year ended December 31, 2022, the Company recorded net loss of $1,664,684 compared to a net loss of $4,878,738 in 2021 and had a cash balance as at December 31, 2022 of $2,392,871 (December 31, 2021 - $3,025,350).

The following provides an overview of the Company’s financial results for the fiscal periods ending December 31, 2022 and 2021:

Revenue

●	Revenues for the fiscal period 2022 amounted to $1,123,072 as compared to $1,217,459 in 2021. This decrease is mainly a result of decreased revenues from customer support in the amount of $125,243, offset by increased revenues from development hours in the amount of $35,304.

●	Approximately 83% of our sales in 2022 and 80% of our sales in 2021 were to our largest costumer and as a result, we are highly dependent on this costumer to continue our operating activities.

●	Development of the Company’s New CRM Platform is now complete and a BETA version of the New CRM Platform is available, we believe that we will begin to generate revenues shortly.

●	Development of the Company’ New Cannabis CRM Platform Phase 1 is now complete and is being currently tested at the Weizmann Institute of Science, however, we do not expect to generate revenues from the platform until Q1 2024.

●	Cannasoft’s proposed Cannabis Farm is at a very early stage of development and we do not expect to generate revenues from the sale of cannabis or cannabis infused products until Q2 2024.

Cost of Revenue

●

Cost of Sales for the fiscal period 2022 amounted to $506,500 as compared to $594,321 in 2021. This decrease is mainly a result of a $52,550 decrease in payroll expenses due to capitalization of some of our labour to an intangible asset which is the new Cannabis CRM Platform.

●	The gross margin for the fiscal period 2022 was 55% as compared to 51% during 2021. This increase is a result of increasing efficiencies in our ratio of employees to support our customers which helped to achieve higher gross margins.

General and Administrative Expenses, Depreciation, Consulting and Marketing, Share-based compensation and Professional Fees

●

For the fiscal period ended December 31, 2022, general and administrative expenses increased to $1,101,209 from $884,553 in 2021. The increase was due to a $376,237 increase in compensation to senior management and directors, a $91,616 increase in D&O insurance expenses, a $198,876 increase in listing fees paid to the Canadian securities exchange and Nasdaq and a $13,303 increase in transfer agent fees, all of these expenses were incurred due to the company being a reporting issuer in Canada on April 2021 and subsequently listed on Nasdaq in May 2022, partially offset by a $396,608 decrease in share-based compensation as most stock options were granted in fiscal year 2021 and the majority of their vesting occurred in 2021.

Professional fees increased to $1,220,746 from $278,012 mainly due to a $701,672 increase in Investor relations and Public relations expenses a $53,462 increase in legal fees and a $165,691 increase in accounting fees. All of these are related to our listing on Nasdaq on May 2022.

Consulting and Marketing expenses decreased to $8,190 from $20,309 mainly due to a $8,795 decrease in consulting expenses in relation to the new Cannabis CRM platform.

Depreciation expenses decreased to $30,702 from $51,988 mainly due to the termination of our office lease on October 31, 2021 which decreased our depreciation expenses by $16,361.

Other Income (Loss) items

●	For the fiscal period ended December 31, 2022, finance expense increased to $14,451 from $13,514 mainly due to an increase in bank charges.

Foreign exchange gain decreased to $100,322 from $123,002 mainly due to gain on cash denominated in US$.

Income from a Covid-19 grant was Nil in 2022 compared to $53,301 in 2021 as the company was not eligible for grants in Israel during 2022.

Listing expense in 2021 was $4,394,390 as the reverse takeover of BYND Cannasoft by BYND was accounted for under IFRS 2 where the difference between the consideration given to acquire the company and the net asset value of the company is recorded as a listing expense.

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Results of Operations for the Nine Months Ended September 30, 2023, Compared to the Nine Months Ended September 30, 2022

For the nine month period ended September 30, 2023, the Company recorded net loss of $3,327,542 compared to a net loss of $964,462 in 2022 and had a cash balance as at September 30, 2023 of $2,183,463 (December 31, 2022 - $2,392,871).

The following provides an overview of the Company’s financial results for the nine month period ended September 30, 2023:

Revenue

●	Revenues during the period were $873,740 as compared to $890,886 for the same period in 2022. This decrease is mainly a result of decreased revenues from cloud hosting services in the amount of $18,822 and decreased revenues from software licenses in the amount of $11,257, partially offset by increased revenues from software development in the amount of $15,432.

●	Approximately 82% of our sales during the period and 85% of our sales for the same period in 2022 were to our largest costumer and as a result, we are highly dependent on this costumer to continue our operating activities.

●	Development of the Company’s New CRM Platform is now complete and a BETA version of the New CRM Platform is available, we believe that we will begin to generate revenues shortly.

●	Development of the Company’ New Cannabis CRM Platform Phase 1 is now complete and is being currently tested at the Weizmann Institute of Science, however, we do not expect to generate revenues from the platform until Q1 2024.

●	Cannasoft’s proposed Cannabis Farm is at a very early stage of development and we do not expect to generate revenues from the sale of cannabis or cannabis infused products until Q2 2024.

Cost of Revenue

●	Cost of Sales for the period amounted to $418,473 as compared to $371,252 for the same period in 2022. This increase is a result of a $36,188 increase in salaries and benefits and a $11,950 increase in software and other expenses.

●	For the nine month period ended September 30, 2023 the Company’s gross margin was 52% as compared to 58% during 2022.

General and Administrative Expenses, Depreciation, Consulting and Marketing, Share-based compensation and Professional Fees

●	For the nine month period ended September 30, 2023, general and administrative expenses increased to $940,445 from $630,269 for the same period in 2022. The increase was mainly due to a $243,537 increase in compensation to senior management and directors.

●	Professional fees increased to $2,514,024 from $909,330 mainly due to a $879,046 increase in Investor relations and Public relations and Digital Media expenses a $173,915 increase in legal fees and a $425,225 increase in the EZ-G product design and management.

●	Consulting and Marketing expenses decreased to $1,791 from $8,030 due to a decrease in consulting expenses in relation to the new Cannabis CRM platform.

●	Depreciation expenses decreased to $9,220 from $26,637 mainly due to the fact that many of the property and equipment of the company is fully depreciated.

●	Share-based compensation expense decreased to $95,464 from $146,581 as most stock options were granted in fiscal year 2021 and the majority of their vesting occurred in 2021 and 2022.

Other Income (Loss) items

●	Foreign exchange loss was $124,560 compared to a gain of $257,833 mainly due to the weakening of the New Israeli Shekel.
●	Finance expense increased to $15,415 from $9,498 mainly due to an increase in bank charges.

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Liquidity And Capital Resources

As at September 30, 2023, the Company had a cash balance of $2,183,463 (December 31, 2022: $2,392,871).

Item	Nine Month Ended September 30, 2023 (CAD$)	Nine Month Ended September 30, 2022 (CAD$)
Cash used in operating activities	(2,733,932)	(960,777)
Cash used in investing activities	(428,186)	(1,890,458)
Cash provided by financing activities	2,964,366	244,044
Net decrease in cash	(177,752)	(2,607,191)

●	The Company experienced negative cash flows from operating activities during the nine month period ended September 30, 2023 in the amount of $2,733,932, primarily due to its net loss of $3,327,542 and decrease in deferred revenues of $201,210, partially offset by a $252,334 decrease in prepaid expenses and a $90,494 decrease in amount receivables. Cash outlays included general business and administrative expenses, consulting fees, business and product development, and professional fees.

●	The Company believes that it will be able to generate sufficient cash flows to maintain its current capacity. Nevertheless, it will require additional funds in order to complete the Company’s expansion goals which include, construction of the Cannabis Farm and the development of the EZ-G device.

●	On January 13, 2022, the Company completed a non-brokered private placement financing wherein it raised $122,950 through the issuance of 40,983 common shares at a price of $3.00 per share.

●	On May 3, 2022, 150,000 stock options were exercised to common shares for a total proceeds of $123,000.

●	On September 20, 2022, 140,000 stock options were exercised to common shares for a total proceeds of $114,800.

●	On October 5, 2022, the Company completed a non-brokered private placement financing wherein it raised $616,570 through the issuance of 142,395 common shares at a price of $4.33 per share.

●

On July 19, 2023 the Company issued 1,733,334 common shares at a price of US$1.50 per share following the closing of an underwritten public offering with gross proceeds to the Company of approximately US$2.6 million, before deducting underwriting discounts and other estimated expenses paid by the Company.

On December 21, 2023 the Company issued 2,884,616 common shares at a price of US$0.52 per share following the closing of a registered direct public offering with gross proceeds to the Company of approximately US$1.5 million, before deducting underwriting discounts and other estimated expenses paid by the Company. The offering was for sale of 2,884,616 units, each consisting of one common share and one common warrant to purchase one common share per warrant at an exercise price of US$0.52.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements.

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Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with IFRS. The preparation of these consolidated financial statements requires management to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in the Note 2 to the audited consolidated financial statements appearing elsewhere in this prospectus, management believes the following discussion addresses the our most critical accounting policies, which are those that are most important to the financial condition and results of operations and require our most difficult, subjective and complex judgments.

Significant Estimates

Impairment of Non-Financial Assets

In assessing impairment, management estimates the recoverable amount of each asset or cash-generating unit based expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

Share-based Compensation

Fair values are determined using the Black-Scholes option pricing model.

Estimating fair value requires determining the most appropriate valuation model for a grant of equity instruments, which is dependent on the terms and conditions of the grant. Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and, therefore, existing models do not necessarily provide reliable measurement of the fair value of the Company’s stock options.

Deferred Income Taxes

The determination of income tax expense and the composition of deferred income tax assets and liabilities involves judgment and estimates as to the future taxable earnings, expected timing of reversals of deferred income tax assets and liabilities, and interpretations of tax laws. The Company is subject to assessments by tax authorities who may interpret the tax law differently. Changes in these interpretations, judgments, and estimates may materially affect the final amount of deferred income tax provisions, deferred income tax assets and liabilities, and results of operations.

Significant Judgments

The critical judgments that the Company’s management has made in the process of applying the Company’s accounting policies that have the most significant effect on the amounts recognized in the Company’s consolidated financial statements are as follows:

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Going Concern

The application of the going concern assumption which requires management to take into account all available information about the future, which is at least but not limited to, 12 months from the year end of the reporting period. The Company is aware that material uncertainties related to events or conditions may cast significant doubt upon the Company’s ability to continue as a going concern.

Exploration and Evaluation Assets

The application of the Company’s accounting policy for exploration and evaluation expenditures requires judgment in determining whether it is likely that future economic benefits are likely either from future exploitation or sale or where activities have not reached a stage which permits a reasonable assessment of the existence of reserves. The deferral policy requires management to make certain estimates and assumptions about future events or circumstances, in particular whether an economically viable extraction operation can be established. Estimates and assumptions may change if new information becomes available. If information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off in the consolidated statement of operations in the period when the new information becomes available.

Recently Issued Accounting Pronouncements

A number of new standards, and amendments to standards and interpretations, are not yet effective for the year ended December 31, 2022, and have not been early adopted in preparing the consolidated financial statements. These new standards, and amendments to standards and interpretations are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may take advantage of these exemptions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $US1.235 billion or more; (ii) the date on which we have issued more than $US1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of this offering. We may choose to take advantage of some but not all of these exemptions. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

The Company’s external auditor is Reliant CPA PC, who prepared an independent auditor’s report dated March 31, 2023, in respect of the Company’s consolidated financial statements with accompanying notes for the year ended December 31, 2022.

The Company’s previous external auditor was BF Borgers CPA PC, who prepared an independent auditor’s report dated May 2, 2022, in respect of the Company’s financial statements with accompanying notes for the year ended December 31, 2021.

On January 16, 2023, the Company requested BF Borgers to resign as the Company’s independent auditors. The request was approved by the Company’s Audit Committee. There were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BF Borgers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its audit report.

Effective January 16, 2023, the Company appointed Reliant CPA PC as its independent auditors. Prior to the engagement of the newly appointed auditor, the Company did not consult the newly appointed independent auditor regarding the application of any accounting principle.

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BUSINESS

The following is a description of BYND Israel’s current CRM Software business, its new cannabis CRM Software business and its proposed medical cannabis business as well as the Company’s new EZ-G business. Notwithstanding that the following distinguishes between three lines of business, for accounting purposes, the Company currently has only one reportable segment (software) given that its new medical cannabis business has not yet commenced operations in a meaningful or material way.

BYND Israel’s Current CRM Software Business

Overview

BYND Israel has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Targeted Industries

The main target markets for the Benefit CRM Software are SMB’s. The needs and requirements of SMB’s are different to those of large corporations. Tailor-made CRM software is not easily available to SMB’s due to the cost hurdle. As such, more standardized CRM software packages have been developed, but without enough customization, we believe that they are not truly useful to SMB’s. BYND Israel’s Benefit CRM Software is built with the SMB customer in mind, and can provide a flexible and robust CRM solution for the SMB sector.

Sales and Marketing

BYND Israel markets and sells its Benefit CRM Software primarily through its own sales agents. The company has a two-person telemarketing team that identifies and targets suitable potential customers and then arranges meetings with one of its sales agents. It is the role of the sales agent to better learn the needs of each potential customer, work out what the most appropriate software will be for them, and close each deal.

As BYND Israel’s New CRM Platform is nearing completion, the company no longer focuses its efforts to market and sell its existing Benefit CRM Software to new clients. In the short term, BYND Israel seeks only to maintain current clients. Once completed, BYND Israel plans to market and sell its New CRM Platform using similar methods to those used in the past for the Benefit CRM Software.

Financial Overview

Currently, the Benefit CRM Software is being used by over 400 organizations and companies in Israel.

In Fiscal 2022, the Company, through BYND Israel, earned total revenues from all operations of $1,123,072. The largest source of revenue was derived from customization of BYND Israel’s Benefit CRM Software for individual clients. Fees charged for product customization contributed more than 67% of total revenues or $761,166. BYND Israel’s second largest source of revenue was sales of software licenses to clients, which accounted for 19% of total revenues or $213,749. Most of the company’s other income was generated by sales of Benefit CRM Software licenses to customers. Over 83% of BYND Israel’s revenue is currently derived from its major customer, Harel Insurance Company Ltd.

Growth Strategy

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, a newer, more advanced version of its Benefit CRM Software platform utilizing the strengths of Big Data. Once completed, this New CRM Platform will bring a whole host of applications that will both improve its current suite of applications and provide what it believes to be new and highly revolutionary tools for its customers.

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Our Solutions and Products

Through the Benefit CRM Software (and ultimately through the New CRM Platform), BYND Israel’s goal is to provide organizations with the tools they need to work more efficiently. The Benefit CRM Software is designed to enable each and every person in an organization to work better with their customers, suppliers and other stakeholders.

BYND Israel’s Benefit CRM Software provides each of its clients with a first-class management tool that enables them to formulate a more targeted business strategy. The Benefit CRM Software helps clients focus their resources on the needs of their customers, which in turn improves the client’s customer relations and performance (in both sales and profitability). The Benefit CRM software also includes a large number of customer resource management functions that enhance internal efficiency, cost control, and the ability to provide quality customer service.

In addition to the licensing and sale of the Benefit CRM Software, BYND Israel also offers customers, through a third party, cloud back-up services, whereby depending on their contract, BYND Israel we will back-up all their information to the cloud at a frequency as agreed upon in their contract. The company also offer its customers training sessions that are tailor-made for their particular software package, as well as ongoing telephone support from the company’s customer service team. BYND Israel’s development team are constantly working with customers in order to adopt and modify the Benefit CRM Software specifically for the customer’s needs and requirements. A large portion of the company’s revenue is generated from the development team’s work. Other services offered are an SMS option, where BYND Israel’s customers can create lists and automated instructions for SMS messages to be sent to their customers and employees. BYND Israel also offer’s our customers a ‘clearing service’ to facilitate credit card payments that they may receive.

Employees

BYND Israel currently has eight employees. This includes the CEO, Head of Marketing, Sales and Customer Service Manager, Development Manager, Programmers and Engineers. All employees are currently based in Israel.

New CRM Platform

Over the past three years, BYND Israel has been working on the development of its New CRM Platform, utilizing the strengths of Big Data.

Cloud Based

The biggest change associated with the New CRM Platform is a migration of the existing Benefit CRM Software to a cloud-based service, allowing users to more easily access the solution online, from any internet connected device. On a more practical level, this migration to a cloud-based platform will allow BYND Israel to control storage of all client information (and each client’s customer information) in one central location and will remove the need for each client to maintain its own server. With a cloud-based solution, BYND Israel’s team will be able to more efficiently serve and manage each of its clients from a single location.

Customization & Resale

An exciting tool that is also being developed for the New CRM Platform, is the ability for clients and resellers to easily and quickly create their own “customized” CRM software platform (“Customized CRM Software”) that they can then re-sell to end users. Clients and resellers utilizing the New CRM Platform will receive access to a control board from which they can set up their own Customized CRM Software solution(s) under different name(s) (white labelling) using various different modules, inputs and search screens. This new functionality should have much wider appeal and should allow BYND Israel, through its clients and resellers, to more easily penetrate new markets, both within Israel and abroad.

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Once a BYND Israel client or reseller has completed its Customized CRM Software specifications, they will receive a link for its Customized CRM Software solution which they can then market to end users in any way they wish, including through social media and via Google. When an end user clicks on the Customized CRM Software link, the client or reseller will be able to determine how many individual end user-id’s are needed and select an appropriate pricing model. Support and training for each end user will be provided directly by the client or reseller, and will permit them to embed video tutorials into the software.

All Customized CRM Software created by clients and resellers will work in conjunction with BYND Israel’s New CRM Platform and will effectively make the company the “technical overseer” of all of the Customized CRM Software that our clients or resellers create and sell to end users. If any of our clients or resellers have a technical problem with their Customized CRM software, BYND Israel’s support center and team will be available to resolve the issue.

For the purpose of managing invoices, the New CRM Platform also includes a billing system which will allow BYND Israel to process all fees generated by our clients and resellers from end users of their Customized CRM Software allowing BYND Israel to deduct its fees, directly from the proceeds.

Online Marketplace

The New CRM Platform will also include functionality which allows end users to socially share information, in a similar way to users of Waze. If an end user of the New CRM Platform is looking to purchase goods or services, they will ‘post’ their message and utilizing Big Data and, our New CRM Platform, BYND Israel will be better able to identify clients and resellers who might be able to supply those goods or services and, after a match is made, and if a transaction is consummated, BYND Israel will charge a fee based on a percentage of the transaction value.

Status of Development

BYND Israel has completed the required development work for the New CRM Platform and implementation of the final product has been executed successfully with two of its customers.

BYND Israel’s New Cannabis CRM Software Business

Utilizing the knowledge that BYND Israel has developed over the past 20 years in the CRM software space, it has begun developing the New Cannabis CRM Platform, a new, revolutionary CRM software platform, which is being designed to serve the unique needs of the medical cannabis sector. BYND Israel’s ultimate goal is for the New Cannabis CRM Platform to become the go-to “virtual marketplace” for all stakeholders in medical cannabis.

The fundamental function of the New Cannabis CRM Platform will be to bring the growers, manufactures, laboratories, distributors, pharmacies and ultimately, end-users of medical cannabis together, offering them a single, centralized platform to publicize their wares, share information and provide a marketplace to buy and sell medical cannabis and related products. Using the collected data from users and together with Big Data and other business intelligence, the New Cannabis CRM Platform will provide users with the most informative and up to date and data regarding medical cannabis.

The Solution and Product

The New Cannabis CRM Platform is designed to enable the growers, manufacturers, laboratories, distributors, pharmacies to establish a ‘shop front’ where each will be able to provide desired information about its operations to other users of the platform. The New Cannabis CRM Platform will include an elaborate business intelligence subsystem that will analyze and provide real-time scenarios for all users, including expected growth, expected delivery times, quality of growth, estimated price, all based on data accumulated on the platform. For example:

●	Growers & Producers will be able to provide key information to their suppliers, customers and other market participants including growing capacity, crop size, genetics, active materials (THC/CBD) and pricing.

●	Distributors will be able to provide all information about the products they purchase and resell, including inventory levels, locations, delivery times and pricing.

●	End users will be able to search all suppliers of medical cannabis and purchase products directly, via the trading platform.

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Sales and Customers

In 2017, there were approximately 28,000 cannabis businesses operating in the United States alone (source: https://www.statista.com/topics/3064/medical-marijuana-in-the-us/). Using this information as a benchmark, the Company analyzed other publicly available information statistics regarding global market size and US market shares from a variety of publicly available sources (including https://www.fortunebusinessinsights.com/industry-reports/cannabis-marijuana-market-100219,https://www.medicalmarijuanainc.com/news/new-analysis-values-global-cannabis-market-at-344-billion, and other), the Company estimates that there are currently approximately 93,000 dealers of medical cannabis globally. BYND Israel’s objective is to make its new platform the “go-to” marketplace for product information and ultimately, become the medium through which users purchase their medical cannabis products.

Our New Medical Cannabis Business

Overview

BYND Israel, through its 74% owned subsidiary BYBY, started to plan the Cannabis Farm and the Indoor Cannabis Growing Facility. BYND Israel’s original goal was to leverage the operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses.

The New Cannabis CRM Platform is the first of its kind for the medical cannabis field and the company is confident it will transform the industry into a more organized, accessible and price transparent market.

Recently, Israeli regulations have changed to allow for the import of medical cannabis. In addition, cannabis exports remain prohibited and it is unknown if and when such exports will be legalized. These factors have resulted in lower prices for Israeli grown cannabis and caused the closure of many cannabis farms in Israel. As a result, the Company decided in 2021 to apply for a license to trade in medical cannabis without contact with the substance. This license makes it possible to trade in all types of medical cannabis in any way possible, including import and domestic trade.

As part of the license, the Company contracts with local growers in Israel who grow the products for it and distribute them in pharmacies in exchange for the production and marketing fees, all without the company investing huge sums of money in the construction and operation of growing facilities.

On February 5, 2023, the Company received the license and is working to build a private label of medical cannabis inflorescences for marketing in pharmacies in Israel. This license expired on February 5, 2024, the Company intends to apply for an extension of one year and will be able to use the license once the MCU approves the extention.

Background

In January of 2018, Shabtai Bzizinsky’s wife Dalia Bzizinsky, applied to the MCU also on behalf of Mr. Ben Yaackov for a Cultivation farm Licence to permit the growing and harvesting of medical cannabis on the Cannabis Farm. The Cultivation farm License was granted by the MCU on June 4, 2018. The Cultivation farm License is a certification of compliance with all the requisite conditions to handle Cannabis, including confirmation by the Israeli Police that none of the licence holder’s employees have criminal records. After obtaining the Cultivation farm License, the construction of the Cannabis farm starts in accordance with relevant regulations, in this case GAP-IMC standards. Once compliance with these standards has been established, the final permit to grow and cultivate medical Cannabis will be issued.

In early 2019, Marcel (Moti) Maram, BYND Israel’s CEO, was introduced to Mr. Ben Yaackov by their mutual accountant. Mr. Ben Yaackov indicated that he had been pursuing a plan to construct a new facility which would be licensed to grow medical cannabis in Israel (the Cannabis Farm). After some preliminary discussions, Mr. Maram and Mr. Ben Yaackov saw an opportunity to combine BYND Israel’s expertise in CRM software and Big Data, with the proposed new medical Cannabis Farm business. On August 18, 2019, the parties executed a document of understanding outlining a proposed structure for combining their respective businesses.

On November 14, 2019, Dalia Bzizinsky agreed to transfer the Cultivation farm Licence to a newly formed corporation (now, BYBY) which was to be jointly owned by Ms. Bzizinsky and Mr. Ben Yaackov and on October 1, 2020, Ms. Bzizinsky, Mr. Ben Yaackov and BYND Israel completed the transaction whereby BYND Israel acquired a 74% ownership interest in BYBY.

Contactless Business License

Cannasoft Pharma has been granted by the MCU a contactless medical cannabis license on February 5, 2023. This license allows us to sign agreements with other medical cannabis companies in Israel who own cannabis farms, indoor facilities and medical cannabis processing centers in order to purchase from them different cannabis strains as well as processing, packaging, and delivery services to pharmacies in Israel without touching the substance. This license expired on February 5, 2024. The Company intends to apply for an extension of this license for an additional year. Once this is approved by the MCU we will be able to use this license.

The Company also was given a EN ISO 9001:2015 Certificate for buying and marketing cannabis or cannabis products without direct contact that expires on August 3, 2025.

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Current Status of our Cannabis Farm Facilities

Due to the fact that the Company decided to apply for a contactless business license which will enable us to generate revenues without investing further in the Cannabis Farm, together with the our decision in 2023 to invest more in the EZ-G product and the difficulty to access financing in current market conditions, the Company decided to defer the decision on the future of the Cannabis Farm to August of 2024.

During the last 6 months, we have been reviewing potential acquisition opportunities in the medical cannabis sector, either companies that grow medical cannabis or companies that market medical cannabis. Such acquisitions could be an alternative to proceeding with the Cannabis Farm. However, none of the discussions that commenced with potential targets proceeded to the conclusion of a letter of intent or similar document.

Our new EZ-G business

On September 22, 2022, the Company completed its acquisition of Israeli based Zigi Carmel Initiatives & Investments Ltd. through Zigi Carmel we own the EZ-G device, a unique, patent-pending device that, combined with proprietary AI software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7924206). Numerous studies have shown CBD interacts with the endocannabinoid system, a master regulatory system with receptors all around the body. By activating these receptors, CBD can have health benefits that help make sex more approachable and pleasurable by reducing stress, enhancing one’s mood, promoting body comfort, and treating vaginal issues.

The Company intends to pursue the final registration of the patents and establish a marketing and sales system for the EZ-G device. Final registration of the patents includes the filing of 11 national phase applications in different countries and jurisdictions including Europe and the US. The “Medical Adult Toy” patent applications were filed on December 2023 and the “Smart Adult Toy” patent applications are expected to be filed by the end of Q2 2024. We anticipate the patents to be granted within 12 months – 24 months from the filing date, depending on jurisdiction. We estimate the cost for the final registration of these patents at $100,000. The Company’s ‘Go to Market’ strategic plan is based on combined B2B and B2C sales.

As of the date of this registration statement, the Company has:

1.	has completed the design of the following modules: ergonomic, configuration, concept, industrial design and design for manufacturing;

2.	in the hardware space, the Company has developed the mainboard of the device, side board, sensors for humidity, heat and heartbeat;

3.	in the engineering space, the Company has performed POC and industrial design inputs;
4.	in the firmware space, the Company has developed software design details, system test and configurations; and

5.	in the UX/UI space, the Company developed the software and application screens including application design and characterization; and.

6.	we have filed various Patent Cooperation treaty (“PCT”) applications covering mechanical, system logic, and design aspects of the EZ-G project as well as 11 national phase patent applications in different countries and jurisdictions including Europe and the US for the.”Medical Adult Toy”.

The Company also developed the following enhancements for the product:

Unique Pump Design - Efficient Re-source Monitoring: The EZ-G features a miniature pump design with liquid flow capabilities precisely tailored to meet the system’s requirements.

Suction Mechanism - Navigating Legal Constraints: In response to legal restrictions and guidance from the patent office, we developed a unique vacuum mechanism for the device with a peristaltic pump based on an expired 1911 patent.

Moisture Detection Sensor - Triple Sensor Synergy: Integrating three sensors—motion, liquid amount, and friction detection—was essential for the development of the moisture detection sensor. Their combination allows us to identify friction in relation to the amount of liquid around the product and enhances its functionality.

Pelvic floor games- Training for well-being: Most women face pelvic floor weakness at some point in their life, causing pain and decrease in libido. We identified existing devices (but not combined with vibrators) designed for training and strengthening these muscles, offering a potential solution to enhance users’ quality of life. Creating unique training programs make strengthening these muscles enjoyable, encouraging users to persist. Additionally, the programs provide feedback on internal muscles, offering a personalized way to track their progress.

Vaginal Pulse Sensor - Innovative Experience Measurement: We recognized that pulse measurement is a valuable way to assess user experience. It also allows us to confirm the fact that the vibrator is inserted into the body. We developed a pulse sensor specifically designed for the vagina- an innovation not previously explored. To validate its effectiveness, we built an experimental model and conducted successful testing with an experimenter. This experiment confirmed the sensor’s suitability for measuring pulse within the vaginal environment, contributing to the products ability to gather more information and to assess the users experience.

Smart Delivery System Potential: The smart delivery system, initially developed here for intimate use, has the potential to extend into other product fields. We identified possibilities in diverse sectors such as cosmetics and sport therapy devices. These areas will require additional research, but we anticipate substantial opportunities for innovation and marketing in these domains.

Sphere Development - Elevating UX-UI Experience: Recognizing the smart nature of both the EZ-G product and its accompanying application in development, that in the future will feature machine learning and AI capabilities, we prioritized creating a high-end UX-UI communication experience. The innovative sphere feature serves as a futuristic element, giving as infrastructure preparation for artificial intelligence and machine learning ,modules for implementation in the device (similar to interfaces like SIRI).

The Company produced a first prototype of the EZ-G device in the fourth quarter of 2023, and plans to go to market in the first half of 2024 and start selling the device worldwide based on patents it will file in different countries.

In order to go to market, the Company needs to test the protype and commence manufacture of the product. As the initial version of the product will be therapeutical, that doesn’t require any regulatory approvals; provided that the CBD products contain a tetrahydrocannabinol (THC) content of lower than 0.03%, the regulations expert engaged by the Company has advised that there is no need to obtain U.S. Food and Drug Administration (FDA) approval.

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Patents Status

Country	Subject	App. No.	Filed	Publication No.	Pub. Date	Status/Next action
United States of America	Medical Adult Toy	63/223,822	20/07/2021			Term Ended
Patent Cooperation Treaty	Medical Adult Toy	PCT/IL2022/050783	20/07/2022	WO 2023/002485	26/01/2023	National Phase entered
China	Medical Adult Toy					Awaiting first Office Action
Australia	Medical Adult Toy	2022314317	20/07/2022			Deadline for requesting examination: Jul 20, 2027
Canada	Medical Adult Toy	3,221,838	20/07/2022			Deadline for requesting examination: Jul 20, 2026
European Patent Office	Medical Adult Toy	22845568.9	20/07/2022			Awaiting first Office Action
India	Medical Adult Toy	202317083896	20/07/2022			Awaiting first Office Action
Israel	Medical Adult Toy	309183	20/07/2022			Awaiting first Office Action
Japan	Medical Adult Toy	2023-576213	20/07/2022			Deadline for requesting examination: Jul 20, 2025
New Zealand	Medical Adult Toy	806417	20/07/2022			Deadline for requesting examination: Jul 20, 2027
Republic of Korea	Medical Adult Toy	10-2023-7045274	20/07/2022			Deadline for requesting examination: Jul 20, 2025
Singapore	Medical Adult Toy	11202309414Q	20/07/2022			Deadline for requesting examination: Jul 20, 2024
United States of America	Medical Adult Toy	18/567,766	20/07/2022			Awaiting first Office Action
United States of America	Smart Adult Toy	63/133,548	04/01/2021			Term Ended
United States of America	Smart Adult Toy	63/297,009	06/01/2022			Term Ended
Patent Cooperation Treaty	Smart Adult Toy	PCT/IL2023/050016	05/01/2023	WO2023131950	13/07/2023	Deadline to file National Phase 6 July 2024

Device overview

Studies suggest that there are a number of benefits associated with the use of CBD as it relates to the enhancement of the female sexual experience. See e.g. “The Relationship between Marijuana Use Prior to Sex and Sexual Function in Women” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6522945/); “Assessment of the Association of Cannabis on Female Sexual Function With the Female Sexual Function Index” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7691883); and “Cannabis and Vulvodynia Symptoms: A Preliminary Report” (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7787394/).

Specifically, we expect the following benefits from the application of CBD through the EZ-G device:

Vulvodynia

CBD helps with reducing pain.

We have combined a penetration machine with peristaltic pump to push CBD lube to the vagina.

Vaginismus

CBD helps with reducing pain and muscle contraction.

We have combined penetration machine with changed sizes of silicon cover to train the vagina muscles for penetration wile relaxing the muscles with CBD.

Hemorrhoids

CBD may be able to help, thanks to its pain relieving and anti-inflammatory properties.

The rectal insert also heats the rectum and pushes up drooping anal sphincter muscles, thus strengthening the anal muscles.

Pelvic floor Dysfunction

CBD helps with reducing pain combining with sensor pressure to modify and practice pelvic floor muscles

Vaginal Scarring

Bringing heat and promoting circulation to the scar tissue can help make it more pliable when you massage it, we have combined a massager with heating feature.

Candida & Fungal

CBD oil may help candida sufferers manage the condition and overcome the problem of itching skin anti-inflammatory and antipruritic effects.

Ovarian cysts

CBD oil may help balance hormones which helps reduce Ovarian cyst growing and helps with balancing insulin levels witch effects cysts as well.

Vaginal Dryness

CBD oil may help increase production of natural lubrication. We have combined penetration machine with peristaltic pump to push CBD lube to the vagina.

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VAGINAL DRYNESS
EXPLORE MORE
PELVIC FLOOR TRAININGS
EXPLORE MORE
VAGINAL SCARING

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Sales and Customers

According to the Brightfield Group, a cannabis industry data research firm, sales of CBD products could reach $11 billion by 2027 (https://www.cannabisbusinesstimes.com/article/brightfield-group-estimates-us-cbd-market-growth-dependent-fda-guidance/). A recent Zion Market Research study indicates the market size of global gynecology devices was worth $10.8 billion in 2021 and is estimated to exceed $19.5 billion by 2028 with a compound annual growth rate (CAGR) of approximately 10.3 percent (https://www.prnewswire.com/news-releases/statistics-on-gynecology-devices-market-size—share-worth-over-usd-19501-20-million-by-2028—exhibit-a-cagr-of-10-30-industry-trends-demand-value-analysis—forecast-report-by-zion-market-research-301601656.html).

The Company intends to establish a marketing and sales system for the EZ-G device. The Company’s ‘Go to Market’ strategic plan is based on combined B2B and B2C sales.

As part of the acquisition of Zigi Carmel, the Company received an independent valuation report from BDO consulting group (Israel) with respect to the pending patents owned by Zigi Carmel. That report concluded that the valuation was USD$ 34,114,000.

Competition

CRM Software Business

Given that in general, software solutions can be sold globally from anywhere, potentially any producer of CRM software can be viewed as a competitor. However, given BYND Israel’s focus on the Israeli market, its main competitors for that market include SAP SE (“SAP”), Oracle Computer Technology Corporation (“Oracle”), Salesforce.com, LLC (“Salesforce.com”), Pivotal Software Inc. (“Pivotal”), Microsoft Corporation (“Microsoft”), and Eshbel Technologies (“Eshbel”).

SAP and Oracle’s solutions mainly cater to the large business segment. In many instances, BYND Israel’s Benefit CRM Software does not compete directly with SAP and Oracle’s products but rather, is often used in collaboration with SAP and Oracle software, to enhance the effectiveness of their systems for its Israeli based users.

Microsoft, SalesForce.com and Pivotal compete more directly for a share of the Israeli CRM market. Nevertheless, BYND Israel is of the view that its Benefit CRM Software provides a more flexible and effective solution when compared to their CRM products.

Eshbel is perhaps BYND Israel’s most noteworthy competitor, as they are also based in Israel and from time to time, targets some of the same SMB clients as the company. However, Eshbel’s solution (named Priority) can be differentiated from BYND Israel’s Benefit CRM Software, as it is primarily tailored for use by industrial companies whereas the Benefit CRM Software is geared more towards customers in the service sector.

Cannabis CRM Platform

Based on its own research, BYND Israel has not yet found any platform, service or software that offers or will offer a value proposition similar to that of its New Cannabis CRM Platform. As such, BYND Israel expects to be the first company to offer such a solution to the medical cannabis industry.

EZ-G device business

Based on its own research, the Company has not yet found any medical or recreational device that offers or will offer a value proposition similar to that of its EZ-G device. As such, the Company expects to be the first company to offer such a solution to the health and recreational products industry.

Employees

As at December 31, 2023, the Company had 8 full-time employees and no part-time employees.

Foreign Operations

The Company’s material operations are located in the State of Israel. Any changes in regulations or shifts in political attitudes in Israel, or other jurisdictions in which the Company has projects from time to time, are beyond the control of the Company and may adversely affect its business. Future development and operations may be affected in varying degrees by such factors as government regulations (or changes thereto) with respect to the restrictions on production, export controls, income taxes, expropriation of property, repatriation of profits, environmental legislation, land use, water use, land claims of local people, and receipt of necessary permits. The effect of these factors cannot be accurately predicted. See Description of Business - Risk Factors.

1https://www.prnewswire.com/news-releases/statistics-on-gynecology-devices-market-size—share-worth-over-usd-19501-20-million-by-2028—exhibit-a-cagr-of-10-30-industry-trends-demand-value-analysis—forecast-report-by-zion-market-research-301601656.html

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors, including their ages as of the date of this filing:

Name	Age	Position
Marcel (Moti) Maram	66	President and Director
Yftah Ben Yaackov	45	Chief Executive Officer and Director
Avner Tal	61	VP—Sales and Marketing, Chief Technology Officer and Director
Gabi Kabazo	51	Chief Financial Officer, Director and Corporate Secretary
Stefania Szabo	51	Director
Niv Shirazi	27	Director
Harold Wolkin	72	Director
Carmel Zigdon	27	Director
Mor Bzizinsky	37	Director

Marcel (Moti) Maram, President and Director

Mr. Maram is the co-founder of BYND Israel, a director and President of the Company and was the CEO of BYND Israel until December 19, 2023. Mr. Maram graduated high school as an electronics technician. After completing his mandatory military service in the Israeli army in 1978, Mr. Maram served in the Air Force branch of the Israeli Defence Forces (IDF) until 1984. As part of an IDF mission, Mr. Maram completed additional training in electronics and computer systems with several companies in the Italy and the United States including GTA Telecomunicazioni S.P.A., ITT North Electric Company, Timeplex, LLC, the Univac division of Sperry Corporation and in Israel with Taderan Holdings, Telrad Networks and the Rad-Bynet Group. After completing his service with the IDF, he worked at Exatec, Israel’s first manufacturer of PC compatible computers. In 1986, he co-founded MDA Electronics with Avner Tal, to provide services to Exatec. In 2000, he and Avner co-founded BYND Israel.

Yftah Ben Yaackov, Chief Executive Officer and Director

Mr. Ben Yaackov is the CEO of the Company. Mr. Ben Yaackov is also a practicing attorney in Israel for 15 years. Mr. Ben Yaackov received his law degree from Shar’arei Mishpat College (now The Academic Center for Law and Science) in 2005. After graduating, he began his legal career as an intern with Avitan Ben-Shimol Yekutiel in Jerusalem. He then established his own law practice in Askelon, representing both privately held and publicly traded companies, with a focus on real estate. More recently, he began advising companies on Israeli Cannabis Laws.

Over the past three years, Mr. Ben Yaackov provided legal and consulting advice to two medical cannabis companies, based in Israel and was involved in virtually every aspect of the development of their respective business. One of these clients now successfully manufactures and distributes cannabis infused medical products. Mr. Ben Yaavkov assisted the other throughout the entire process of planning, developing, licensing and commencing operations of a medical cannabis farm.

From September 2019 – January 2021, Mr. Ben Yaackov also served as a director of Property and Building Corporation Ltd., one of Israel’s oldest and largest real estate investment companies listed on the Tel Aviv Stock Exchange (TASE) and is included in both the TA-100 and TA-75 stock indices.

Avner Tal, VP Sales & Marketing, Chief Technology Officer and Director

Mr. Tal is the CTO, acting CEO since December 19, 2023 and co-founder of BYND Israel and is a director, VP Sales & Marketing and CTO of the Company. In the 1980s Mr. Tal attended college in Ort Bialik, where he studied electronics. Upon graduation he served with the Israeli Navy branch of the IDF and was part of a team which developed new missile systems and related technologies. As part of his permanent military service in the Navy, he worked on a project involving the assimilation of optical fibers developed by the Fibronix Company. After he retired from the permanent army, Marcel (Moti) Maram (whom Mr. Tal had met while serving in the IDF) recruited Mr. Tal to join him at Exatech. Together, they helped develop the first computer in the world to implement the Microsoft MS-DOS operating system as well as the first computer which could be connected through a network. In 1986 he and Mr. Maram co-founded MDA Electronics and in 2000, they co-founded BYND Israel.

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Gabi Kabazo, Chief Financial Officer, Corporate Secretary and Director

Mr. Kabazo, a director, CFO and audit committee member of the Company, is a seasoned finance and operations professional with over 20 years’ experience supporting accounting, financing and IT operations in complex corporate settings. Since 2009, Mr. Kabazo has been with TELUS Telecommunications Company and currently (since 2018) holds the title of Sr. Strategy Manager, Environment Management, Shared Services, Business Transformation & Operations. From 2002-2011 he served as CFO for m-Wise Inc. (OTCBB:MWIS). From 2000-2002 served as Controller for On Track Innovations Ltd. (OTCQX:OTIVF). Mr. Kabazo received a B.A. in Accounting & Economics from Tel Aviv University in 1997 and earned his C.P.A. (Israel) designation in 1999. In 2006 he earned an MBA (Financing) from the University of British Columbia, Sauder School of Business.

Stefania Szabo, Director and Member of Audit Committee

Dr. Szabó, a director and audit committee member of the company, is a government services, management, international business and public relations professional with more than 25 years of experience in all areas of bilateral and multilateral relationship management, diplomacy, trade and human resources. She has developed expertise through communication, negotiation and mediation between European and Canadian government networks to promote economic and trade values as well as representing government, business and community interests.

Niv Shirazi, Director and Member of Audit Committee

Niv Shirazi, a director and audit committee member of the company, is a business professional with strong financial acumen. Since 2018, Mr. Shirazi serves as Chief Operating Officer with H.N. Win Ltd,, an Israeli real estate firm. Mr. Shirazi received a B.A. in Business Administration and Accounting from the Ono Academic College in Kiryat Ono, Israel.

Harold Wolkin, Director and Chair of Audit Committee

Harold Wolkin, a director chair of the audit committee, is an accomplished investment banker and financial analyst (retired) with over 30 years of experience. In 1983, Mr. Wolkin joined BMO Nesbitt Burns as a senior research analyst. Mr. Wolkin went on to serve as managing director in the Diversified Industries Group of BMO Capital Markets from August 1983 to January 2008. He represented BMO Nesbitt Burns as a lead underwriter for a number of Canada’s largest equity offerings from 1992 to 2008. He was also responsible for the origination and the successful marketing of a large number of initial public offerings and equity financings for a wide range of issuers. Most recently, Mr. Wolkin served as Executive Vice-President and Head of Investment Banking for Dundee Capital Markets. Since 2004, he has also served on a number of public company boards and not-for-profit organizations. He currently serves as: (i) a director, audit committee chair and Vice Chair of the Board of Baylin Technologies Inc. (TSX:BYL), (ii) director and audit committee chair of Cipher Pharmaceuticals Inc. (TSX:CPH), and (iii) a director of Range Energy Resources Inc. (CSE:RGO.X). He was also President of the CFA Society of Toronto, a member of the Chartered Financial Institute since 1980 and is a certified chartered financial analyst. He received a Bachelor of Arts in Economics from York University and a Masters of Arts in Economics and Finance from the University of Toronto. Mr. Wolkin is also a graduate and a member of the Institute of Corporate Directors.

Carmel Zigdon, Director

Carmel Zigdon has been a director since September 2022. He is a business professional with strong skills in the fields of marketing and online sales, is the inventor of the EZ-G device and the founder of Zigi Carmel Initiatives & Investments Ltd. Since 2018, he has served as the online shopping manager of ZCRAVE.com, an online clothes store generating revenues in the millions of US$ per year.

Mor Bzizinsky, Director

Mor Bzizinsky has been a director since February 2024.  She received a B.A. in Law and Economics from the College of Management in Rishon LeZion, Israel. She has been an attorney since 2012, and owns and manages a private law practice and she has experience in managing projects in the agriculture industry and has vast knowledge and experience working with the Medical Cannabis Unit.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Certain Relationships and Related Party Transactions “ for additional information.

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Executive Compensation

The Company does not have a formal compensation program. The Board will meet to discuss and determine management compensation, without reference to formal objectives, criteria or analysis. The general objectives of the Company’s compensation strategy are to: (a) compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long-term shareholder value; (b) align management’s interests with the long-term interests of shareholders; (c) provide a compensation package that is commensurate with other companies in the industry to enable the Company to attract and retain talent; and (d) ensure that the total compensation package is designed in a manner that takes into account any constraints that the Company is under with respect to earnings.

The Company came into existence on March 29, 2021, through the Amalgamation. As a result, executive compensation data exist only for the period from that date.

The following table sets forth information with respect to the executive compensation for the most recent two fiscal years and for the period from inception on March 29, 2021 to December 31, 2021.

Table of Compensation, Excluding Compensation Securities
Name and position	Year	Salary, consulting fee, retainer, commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Marcel (Moti) Maram	2023	243,509	Nil	Nil	Nil	Nil	243,509
President and Director	2022 2021	365,461 220,741	Nil Nil	Nil Nil	Nil Nil	Nil Nil	365,461 220,741
Yftah Ben Yaackov	2023	365,062	198,390	Nil	Nil	Nil	563,452
CEO and Director	2022 2021	262,774 113,107	Nil Nil	Nil Nil	Nil Nil	Nil Nil	262,774 110,400
Avner Tal	2023	251,671	Nil	Nil	Nil	Nil	251,671
VP Sales & Marketing, Chief Technology Officer and Director	2022 2021	370,595 217,547	Nil Nil	Nil Nil	Nil Nil	Nil Nil	370,595 217,547
Gabi Kabazo	2023	252,687	34,059	Nil	Nil	Nil	286,746
Director and CFO	2022 2021	143,500 36,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	143,500 36,000

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Stock Options and Other Compensation Securities

The following table discloses all anticipated compensation securities the Company has granted to date to each of its executive officers and Directors:

Compensation Securities
Name and position	Type of Compensation Security	Number of compensation securities, number of underlying securities	Date of issue or grant	Issue, conversion or exercise price ($)	Expiration date
Marcel (Moti) Maram President and Director	-	-	-	-	-
Yftah Ben Yaackov CEO and Director	RSU	150,000	January 10, 2024.	$0.40	May 11, 2024
Avner Tal VP Sales & Marketing, Chief Technology Officer and Director	-	-	-	-	-
Gabi Kabazo	RSU	73,529	December 31, 2023	$0.45	May 1, 2024
Director and CFO	RSU	115,000	January 10, 2024	$0.40	May 11, 2024
Stefania Szabo(1) Director	RSU	3,110	April 27, 2023	$3.82	April 27, 2024
RSU		4,808	August 8, 2023	$1.93	August 8, 2024
RSU		20,000	January 10, 2024	$0.40	May 11, 2024
Harold Wolkin(1)(2) Director	RSU	7,854	April 27, 2023	$3.82	April 27, 2024
RSU		2,149	August 8, 2023	$1.93	August 8, 2023
RSU		115,000	January 10, 2024	$0.40	May 11, 2024
Niv Shirazi (1) Director	RSU	10,000	January 10, 2024	$0.40	May 11, 2024

(1)	Member of Audit Committee
(2)	Chair of Audit Committee

Stock Option Plan

The Company has a Stock Option Plan in place. Currently, 800,000 options have been granted under the Plan to certain directors, officers and consultants. See “Options and Other Rights to Purchase Securities”.

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of common shares that may be subject to option at any one time may not exceed 10% of the issued common shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the CSE. Options granted may not exceed a term of five years.

Employment, Consulting and Management Agreements

Other than a consulting agreement with Yftah Ben Yaackov, the Company has not entered into any formal written employment agreements with any of its executives. Nevertheless, the Company and BYND Israel have agreed to enter into employment agreements with each of the following executives on the following terms:

●	Marcel (Moti) Maram will serve as President of the Company until his employment agreement is terminated in accordance with the terms set forth therein. Mr. Maram will be entitled to an initial annual base salary of $140,400 and will thereafter be subject to annual review. Mr. Maram will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

●	Yftah Ben Yaackov will serve as Chief Executive Officer of the Company until his employment agreement is terminated in accordance with the terms set forth therein. On June 29, 2021, the company entered into a consulting agreement with Mr. Yftah Ben Yaackov which provides inter alia that the Corporation will pay Mr. Ben Yaackov a consulting fee of $18,400 per month, for a period of 10 months; Since April 1, 2022 his compensation has changed to $250,000 annual salary. Since April 1, 2023 his compensation has changed to US $300,000 annual salary. Mr. Ben Yaackov will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

●	Avner Tal will serve as VP Sales & Marketing and Chief Technology Officer of the Company until his employment agreement is terminated in accordance with the terms set forth therein. Mr. Tal will be entitled to an initial annual base salary of $140,400 and will thereafter be subject to annual review. Mr. Tal will also be eligible for bonuses and the granting of options, at the Board’s discretion. See “Options and Other Rights to Purchase Securities”.

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Termination of Employment, Change of Control Benefits and Employment Contracts

Each of the employment agreements with each of Marcel (Moti) Maram, Avner Tal and Yftah Ben Yaackov will provide inter alia that:

●	if the employee’s employment with the Company and BYND Israel, is terminated without cause, or

●	if the employee elects to terminate his employment with the Company and BYND Israel in the event there has been a “substantial breach” by the Company or BYND Israel (including wrongful dismissal) or if there has been a change of control of the Company or BYND Israel, then such terminated employee will be entitled to severance payments equal to one-twelfth of the his then base salary plus coverage for any benefits to which he may be entitled pursuant to any benefit plan, for the lesser of: (i) twelve months, or (ii) until the such employee finds new employment.

No benefits will accrue to any of the Company’s other NEOs, officers, employees or directors upon their termination, or upon any change of control of the Company, except as may be required by applicable law.

Director Compensation

There are no current plans for non-independent directors to receive any fees or other compensation for acting as directors or for serving on any board committees, except that non-independent directors are entitled to participate in the Stock Option Plan, in such individual amounts as the Board may determine from time to time.

Compensation to the independent directors is paid as an annual fee for serving as directors and for serving on board committees, however the independent directors may choose to receive their compensation in restricted share units instead of cash. In addition, independent directors are entitled to: (i) participate in the Stock Option Plan in such individual amounts as the Board may determine from time to time, and (ii) reimbursement for out-of-pocket expenses incurred on behalf of or in providing services as a director for the Company.

Table of Compensation, Excluding Compensation Securities
Name and position	Year	Salary, consulting fee, retainer, commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Harold Wolkin Director	2023 2022 2021	60,833 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	60,833 Nil Nil
Stefania Szabo Director	2023 2022 2021	59,457 35,625 Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	59,457 35,625 Nil
Niv Shirazi Director	2023 2022 2021	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Carmel Zigdon Director	2023 2022 2021	81,616 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	81,616 Nil Nil
Mor Bzizinsky Director	2023 2022 2021	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

C.	Board Practices

The Company’s Board practices are governed by CSA National Policy 58-201 - Corporate Governance Guidelines. Each of the Company’s directors is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.

NP 58-201 establishes corporate governance guidelines which apply to all public companies. The Company will review its own corporate governance practices in light of these guidelines. In accordance with CSA National Instrument 58-101 Disclosure of Corporate Governance Practices, the Company’s proposed corporate governance practices are summarized below. The Board of Directors will continue to monitor such practices on an ongoing basis and when necessary implement such additional practices as it deems appropriate.

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Board of Directors

The Company’s Board of Directors is composed of nine directors – Marcel (Moti) Maram, Avner Tal, Yftah Ben Yaackov, Gabi Kabazo, Stefania Szabo, Niv Shirazi, Carmel Zigdon, Mor Bzizinsky and Harold Wolkin. The Board facilitates its exercise of independent supervision over management by ensuring sufficient representation by directors independent of management.

NI 58-101 suggests that the board of directors of a public company should be constituted with a majority of individuals who qualify as “independent” directors. An “independent” director is a director who is independent of management and is free from any interest and any business or other relationship which could or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, NI 58-101 suggests that the board of directors should include a number of directors who do not have interests in either the company or the significant shareholder. The independent directors would exercise their responsibilities for independent oversight of management and meet independently of management whenever deemed necessary. Stefania Szabo, Nir Shirazi, Mor Bzizinsky and Harold Wolkin can each be considered to be “independent” within the meaning of NI 58-101. Marcel (Moti) Maram, by reason of being President and a significant shareholder, Avner Tal, by reason of being VP Sales & Marketing, CTO and a significant shareholder, Yftah Ben Yaackov, by reason of being CEO and a significant shareholder, and Gabi Kabazo, by reason of being CFO, cannot be considered to be “independent” within the meaning of NI 58-101.

The independent directors will meet separately from the non-independent directors, as determined necessary from time to time, in order to facilitate open and candid discussion among the independent directors. No separate meetings of the independent directors have been held to date. It is expected that Yftah Ben Yaackov, a non-independent director, will act as the chairman with respect to the conduct of Board meetings. Given the Company’s relatively small size and start-up nature, the Board is satisfied as to the extent of independence of its members. The Board is satisfied that it is not constrained in its access to information, in its deliberations, or in its ability to satisfy the mandate established by law to supervise the business and affairs of the Company, and that there are sufficient systems and procedures in place to allow the Board to have a reasonable degree of independence from day-to-day management.

Board Mandate

The Board does not presently have a written mandate describing how the Board delineates its role and responsibilities. The size of the Company is such that all of its operations are conducted by a small management team which is also represented on the Board. The Board considers that management is effectively supervised by the independent directors on an informal basis as the independent directors have regular and full access to management. Further supervision is performed through the Company’s Audit Committee which is composed of a majority of independent directors who meet with the Company’s auditors without management being in attendance.

Position Descriptions

The Board has not developed written position descriptions for the chairman with respect to the conduct of Board meetings, or for the chair of any committees. The chairman’s role and responsibilities in each instance include reviewing notices of meetings, overseeing meeting agendas, conducting and chairing meetings in accordance with good practices, and reviewing minutes of meetings.

The CEO’s general roles and responsibilities are commensurate with the position of CEO of a technology and medical cannabis company comparable in size to the Company include overseeing all operations of the Company and developing and devising the means to implement general strategies for the direction and growth of the Company as instructed by the Board.

Orientation and Continuing Education

Each new director is given an outline of the nature of the Company’s business, its corporate strategy, and current issues within the Company. New directors are encouraged to review the Company’s public disclosure records and are also required to meet with management of the Company to discuss and better understand the Company’s business and are given the opportunity to meet with counsel to the Company to discuss their legal obligations as directors of the Company.

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In addition, management of the Company will take steps to ensure that its directors and officers are continually updated as to the latest corporate and securities policies which may affect the directors, officers and committee members of the Company as a whole. The Company’s legal counsel continually reviews the latest securities rules and policies and is on the mailing list of the CSE to receive updates to any of those policies. Any such changes or new requirements are then brought to the attention of the Company’s directors and management.

Ethical Business Conduct

The Board has not established a Corporate Governance Committee, but plans to do so in the future. As some of the Company’s directors also serve as directors and officers of other companies engaged in similar business activities, the Company’s directors must comply with the conflict of interest provisions of applicable corporate law, as well as the relevant securities regulatory instruments, in order to ensure that they exercise independent judgment in considering transactions and agreements in respect of which they may have a material interest. Any interested director would be required to declare the nature and extent of his interest and would not be entitled to vote at meetings of directors which evoke any such conflict.

The Board intends to adopt a code of ethical conduct policy pursuant to the requirements of NP 58-201. The full text of this policy will be posted for review under the Company’s profile on SEDAR at www.sedar.com on or soon after the Listing Date and may be obtained free of charge upon request to the Company by email to gabi@cannasoft-crm.com

Nomination of Directors

The Company’s management is continually in contact with individuals involved with public sector issuers. From these sources management has made numerous contacts and in the event that the Company requires any new directors, such individuals will be brought to the attention of the Board. The Company conducts due diligence, reference and background checks on any suitable candidate. New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required, integrity of character and a willingness to serve.

Governance, Nominating and Compensation Committee

The board of directors of the Company has established a Governance, Nominating and Compensation Committee to assist the Board. The Committee shall consist of at least (2) directors, each of whom shall be independent unless otherwise required by security regulation. The Committee shall meet at least annually, or more frequently as required.

The Company’s Governance, Nominating and Compensation Committee is comprised of Stefania Szabo (chair) and Harold Wolkin.

The Committee’s overall mandate is:

●	to assist the Board in establishing and maintaining a sound system of corporate governance through a process of continuing assessment and enhancement;

●	to review and propose nominees for the Board of Directors, and

●	to assist the Board in discharging its duties relating to compensation of the executive officers of the Company.

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Governance & Nominating Duties & Responsibilities

The Committee’s duties and responsibilities with respect to governance and nominating matters are:

●	to advise the Chairman of the Board and the Board of directors on matters of corporate governance, including adherence to any governance guidelines or rules established by applicable regulatory authorities;

●	to ensure the Board has the proper mix and number of directors, and mix of director skills and experience needed to ensure effective governance, and where necessary, to identify and recommend to the Board suitable candidates for nomination as new directors;

●	to advise the Board on issues of conflict of interest for individual directors;

●	to examine the effectiveness of the Company’s corporate governance practices at least annually and to propose such procedures and policies as the Committee believes are appropriate to ensure that the Board functions independently of management, management is accountable to the Board and procedures are in place to monitor the effectiveness of performance of the Board, committees of the Board and individual directors;

●	to develop and conduct an annual Board self-evaluation process;

●	to develop and review with the Board annual Board goals or improvement priorities;

●	with assistance of management, to organize and provide an orientation program for new directors where appropriate;

●	to periodically review the mandates of the Board and committees of the Board and determine what additional committees of the Board, if any, are required or appropriate;

●	to develop such codes of conduct and other policies as are appropriate to deal with the confidentiality of the Company’s information, insider trading and the Company’s timely disclosure and other public Company obligations; and

●	to take such other steps as the Committee decides are appropriate, in consultation with the Board, to ensure that proper corporate governance practices are in place for the Company, with reference to industry recommendations and other regulatory requirements on corporate governance.

Compensation Duties and Responsibilities

The Committee’s overall objective respect to compensation matters, is to enable the Company to attract, retain and motivate talented employees who will contribute to the long term success of the Company, by aligning compensation with market conditions, Company performance, and the interest of shareholders to maximize shareholder value.

The Committee’s duties and responsibilities with respect to compensation matters are:

●	to review and approve corporate goals and objectives;

●	to review the compensation of the Chief Executive Officer and to make recommendations to the Board with respect to the CEO’s compensation level;

●	to make recommendations to the Board with respect to the compensation of other senior management and executive officers of the Company;

●	to review the compensation and benefits of the directors and to ensure that such compensation reflects the responsibilities and risks involved in being a director;

●	to review and make recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive stock options for all employees, consultants, directors and officers;

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●	to review and approve the disclosure to be made of director and executive remuneration in the Management Information Circular;

●	to ensure there are appropriate training, development and benefit programs in place for management and staff;

●	to review and make recommendation to the Board for its approval on any special compensation and benefit arrangements;

●	to review its compensation practices by comparing them to surveys of relevant competitors and to set objective compensation based on this review; and

●	to perform such other functions as the Board may from time to time assign to the Committee.

General Duties and Responsibilities

●	to review its charter and assess annually the adequacy of this mandate, the effectiveness of its performance, and to recommend changes to the Board for its approval.

Audit Committee

The Company currently has only one committee. Pursuant to CSA National Instrument 52-110 - Audit Committees and the relevant provisions of the BCBCA, the Company is required to have an Audit Committee comprised of at least three directors, the majority of whom must not be officers or employees of the Company. The Company’s Audit Committee is comprised of Harold Wolkin (chair), Stefania Szabo and Niv Shirazi.

A member of the Audit Committee is considered to be “independent” if the member has no direct or indirect material relationship with the Company. A material relationship means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment; and generally includes any member of management or significant shareholder. Each of Harold Wolkin, Niv Shirazi and Stefania Szabo are considered to be independent.

A member of the Audit Committee is considered “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company. All members are considered to be financially literate.

Relevant Education and Experience

The following is a summary of the relevant education and experience of each Audit Committee member:

Harold Wolkin (chair) is an accomplished investment banker and financial analyst with over 30 years of experience. Mr. Wolkin has held senior positions with several investment banks and has been responsible for the origination and the successful marketing of a large number of initial public offerings and equity financings for a wide range of issuers. He currently serves as: (i) a director, audit committee chair and Vice Chair of the Board of Baylin Technologies Inc. (TSX:BYL), (ii) director and audit committee chair of Cipher Pharmaceuticals Inc. (TSX:CPH), and (iii) a director of Range Energy Resources Inc. (CSE:RGO.X). He was also President of the CFA Society of Toronto, has been a member of the Chartered Financial Institute since 1980 and is a certified chartered financial analyst. Mr. Wolkin also received a Bachelor of Arts in Economics from York University and a Masters of Arts in Economics and Finance from the University of Toronto. Mr. Wolkin is also a graduate and a member of the Institute of Corporate Directors.

Stefania Szabo is a government services, management, international business and public relations professional with more than 25 years of experience in all areas of bilateral and multilateral relationship management, diplomacy, trade and HR. She has developed expertise through communication, negotiation and mediation between European and Canadian government networks to promote economic and trade values as well as representing government, business and community interests.

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Niv Shirazi is a business professional with strong financial acumen. Since 2018, Mr. Shirazi serves as Chief Operating Officer with H.N. Win Ltd,, an Israeli real estate firm. Mr. Shirazi received a B.A. in Business Administration and Accounting from the Ono Academic College in Kiryat Ono, Israel.

Audit Committee Charter

The Audit Committee must operate pursuant to the provisions of a written charter, which sets out its duties and responsibilities. The following is a summary of such charter:

1. Mandate. The audit committee will assist the Board in fulfilling its financial oversight responsibilities. The audit committee will review and consider in consultation with the auditors the financial reporting process, the system of internal control and the audit process. In performing its duties, the committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each committee member must obtain an understanding of the principal responsibilities of committee membership as well and the company’s business, operations and risks.

2. Composition. The Board will appoint from among their membership an audit committee after each annual general meeting of the shareholders of the Company. The audit committee will consist of a minimum of three directors. A majority of the members of the audit committee must not be officers, employees or control persons of the Company.

3. Meetings. The audit committee shall meet in accordance with a schedule established each year by the Board, and at other times that the audit committee may determine. The audit committee shall meet at least annually with the Company’s Chief Financial Officer and external auditors in separate executive sessions.

4. Roles and Responsibilities. The audit committee shall fulfill the following roles and discharge the following responsibilities:

4.1 External Audit

The audit committee shall be directly responsible for overseeing the work of the external auditors in preparing or issuing the auditor’s report, including the resolution of disagreements between management and the external auditors regarding financial reporting and audit scope or procedures. In carrying out this duty, the audit committee shall:

●	recommend to the Board the external auditor to be nominated by the shareholders for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company;
●	review (by discussion and enquiry) the external auditors’ proposed audit scope and approach;
●	review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors;
●	review and recommend to the Board the compensation to be paid to the external auditors; and
●	review and confirm the independence of the external auditors by reviewing the non-audit services provided and the external auditors’ assertion of their independence in accordance with professional standards.

4.2 Internal Control

The audit committee shall consider whether adequate controls are in place over annual and interim financial reporting as well as controls over assets, transactions and the creation of obligations, commitments and liabilities of the Company. In carrying out this duty, the audit committee shall:

●	evaluate the adequacy and effectiveness of management’s system of internal controls over the accounting and financial reporting system within the Company; and
●	ensure that the external auditors discuss with the audit committee any event or matter which suggests the possibility of fraud, illegal acts or deficiencies in internal controls.

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4.3 Financial Reporting

The audit committee shall review the financial statements and financial information prior to its release to the public. In carrying out this duty, the audit committee shall:

●	review significant accounting and financial reporting issues, especially complex, unusual and related party transactions;
●	review and ensure that the accounting principles selected by management in preparing financial statements are appropriate;
●	review the draft annual financial statements and provide a recommendation to the Board with respect to the approval of the financial statements;
●	meet with management and the external auditors to review the financial statements and the results of the audit, including any difficulties encountered;
●	review management’s discussion & analysis respecting the annual reporting period prior to its release to the public;
●	review and approve the interim financial statements prior to their release to the public;
●	review management’s discussion & analysis respecting the interim reporting period prior to its release to the public; and
●	where reasonably possible, review and approve all public disclosure, including news releases, containing financial information, prior to its release to the public.

4.4 Non-Audit Services

All non-audit services (being services other than services rendered for the audit and review of the financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements) which are proposed to be provided by the external auditors to the Company or any subsidiary of the Company shall be subject to the prior approval of the audit committee.

Delegation of Authority -The audit committee may delegate to one or more independent members of the audit committee the authority to approve non-audit services, provided any non-audit services approved in this manner must be presented to the audit committee at its next scheduled meeting.

De-Minimis Non-Audit Services - The audit committee may satisfy the requirement for the pre-approval of non-audit services if:

●	the aggregate amount of all non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the Company and its subsidiaries to the external auditor during the fiscal year in which the services are provided; or
●	the services are brought to the attention of the audit committee and approved, prior to the completion of the audit, by the audit committee or by one or more of its members to whom authority to grant such approvals has been delegated.

Pre-Approval Policies and Procedures - The audit committee may also satisfy the requirement for the pre-approval of non-audit services by adopting specific policies and procedures for the engagement of non-audit services, if:

●	the pre-approval policies and procedures are detailed as to the particular service;
●	the audit committee is informed of each non-audit service; and
●	the procedures do not include delegation of the audit committee’s responsibilities to management.

4.5 Other Responsibilities

The audit committee shall:

●	establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;
●	establish procedures for the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters;

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●	ensure that significant findings and recommendations made by management and external auditor are received and discussed on a timely basis;
●	review the policies and procedures in effect for considering officers’ expenses and perquisites;
●	perform other oversight functions as requested by the Board; and
●	review and update this Charter and receive approval of changes to this Charter from the Board.

4.6 Reporting Requirements

The audit committee shall regularly update the Board about committee activities and make appropriate recommendations.

5. Resources and Authority of the Audit Committee. The audit committee shall have the resources and the authority appropriate to discharge its responsibilities, including the authority to:

●	engage independent counsel and other advisors as it determines necessary to carry out its duties;
●	set and pay the compensation for any advisors employed by the audit committee; and
●	communicate directly with the internal and external auditors.

Assessments

Neither the Company nor the Board of Directors has determined formal means or methods to regularly assess the Board, its committees or the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director is informally monitored by the other Board members, having in mind the business and other strengths of the individual and the purpose of originally nominating the individual to the Board.

Differences between the BCBCA and Nasdaq Requirements

As a British Columbia corporation listed on Nasdaq, we are not required to comply with certain Nasdaq corporate governance standards. Section 5615(a)(3) of the Nasdaq Stock Market Rules permits Nasdaq to grant exemptions to a foreign private issuer for certain provisions of the Rule 5600 series, Rule 5250(b)(3) and Rule 5250(d). We are organized under the laws of British Columbia, Canada and our Common Shares are listed for trading on the CSE. We comply with the applicable laws of Canada and rules and regulations of the CSE, including rules related to corporate governance practices. We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days. We have elected to follow British Columbia practices in lieu of the requirements of Nasdaq Rule 5600 with the exception of those rules which are required to be followed pursuant to the provisions of Nasdaq Rule 5615(a)(3). A description of the significant ways in which our corporate governance practices differ from those followed by U.S. domestic companies pursuant to the Nasdaq Stock Market Rules is as follows:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Canadian law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Canada is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request.

●	Quorum. Under applicable Canadian law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our articles of association provide that a quorum of is at least one person who is, or who represents by proxy, two or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting, is required for commencement of business at a general meeting. However, the quorum set forth in our articles of association with respect to an adjourned meeting, if no quorum is present within half an hour of the time arranged, consists of at least two shareholder present in person or by proxy.

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●	Nomination of our directors. With the exception of directors elected by our Board of Directors, our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. The nominations for directors, which are presented to our shareholders by our Board of Directors, are generally made by the Board of Directors itself, in accordance with the provisions of our articles of association and the Companies Law. Nominations need not be made by a nominating committee of our Board of Directors consisting solely of independent directors, as required under the Nasdaq Stock Market rules.

●	Compensation of officers. Canadian law and our articles of association do not require that the independent members of our Board of Directors (or a compensation committee composed solely of independent members of our Board of Directors). Instead, compensation of executive officers is determined and approved by our compensation committee and our Board of Directors.

●	Independent directors. Canadian law does not require that a majority of the directors serving on our Board of Directors be “independent,” as defined under Nasdaq Listing Rule 5605(a)(2).

●	Audit Committee. We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in Canadian Securities Administrators National Instrument 52-110 “Audit Committees”. Furthermore, Canadian law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq Stock Market rules otherwise require.

●	Approval of Related Party Transactions. All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transactions as set forth in applicable Canadian Securities Laws, which requires the approval of shareholders, as may be applicable, for specified transactions.

●	Shareholder Approval. Pursuant to the Nasdaq Stock Market Rules, a company must receive prior shareholder approval for transactions involving: (1) the sale, issuance or potential issuance by a listed company of its common stock (or securities convertible into or exercisable for its common stock) (i) at a price less than the greater of book value or market value, and (ii) which together with sales by officers, directors, or substantial stockholders, is equal to 20% or more of the company’s shares of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable common stock) (i) at a price less than the greater of book value or market value, and (ii) is equal to 20% or more of the company’s shares of common stock or 20% or more of the voting power outstanding before the issuance. Under applicable Canadian law, a company is not required to seek shareholder approval for any such transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary Common Shares as of March 6, 2024 by:

●	each person or entity known by us to own beneficially 5% or more of our outstanding Common Shares;

●	each of our directors and executive officers individually; and

●	all of our directors and executive officers as a group.

The beneficial ownership of our Common Shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem Common Shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 6, 2024 to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 42,571,081 Common Shares issued and outstanding as of March 6, 2024.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o the Company, 2264E 11th Avenue Vancouver, British Columbia A1 V5N1Z6.

	Common Shares Beneficially Owned	Percentage	Percentage after Offering
Directors and Officers

Marcel (Moti) Maram	4,091,407	9.6%
Avner Tal	4,091,407	9.6%
Yftah Ben Yaackov	8,184,616	19.2%
Gabi Kabazo	137,100	*
Stefania Szabo	31,380	*
Harold Wolkin	189,273	*
Carmel Zigdon	7,920,000	18.6%
Niv Shirazi	-	-
Mor Bzizinsky	-	-
5% and Greater Shareholders
Sabby Volatility Warrant Master Fund 115 Hidden Hills Dr. Spicewood TX 78669	2,884,616	6.8%
All officers and directors as a group (7 persons)	24,645,183	57.9%

*	Indicates beneficial ownership of less than 1% of the total Common Shares outstanding.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we, or our subsidiaries, are party.

On September 22, 2022, the Company completed its acquisition of Zigi Carmel Initiatives & Investments Ltd., an Israeli company, in consideration for the issuance to Carmel Zigdon, its sole shareholder, of 7,920,000 Common Shares at a deemed price per share of $4.735 and US $100,000 to cover his legal expenses. As part of the closing of the acquisition, Mr. Zigdon was appointed as a director of the Company.

During the year ended December 31, 2022, the Company paid management and consulting fees in the amount of $1,349,084 to its Officers and Directors. For the same period in 2021 the Company paid management and consulting fees in the amount of $612,395 to its Officers

As at December 31, 2022, $1,002 was owed from shareholders of the Company (2021 – $4,094). Amounts owed were recorded in amounts receivable are non-interest bearing and unsecured.

As at December 31, 2022, $37,094 was owed to directors of the Company (2021 – $1,322). Amounts due were recorded in accounts payable are non-interest bearing and unsecured.

On March 29, 2021, the Company granted 780,000 stock options to Harold Wolkin and Roman Brenner, independent directors, Dan Rothberg, its former corporate secretary and to Gabi Kabazo, its CFO and Corporate Secretary, which options are exercisable for 5 years, at an exercise price of $0.82 per share,

On June 29, 2021, the Company granted 240,000 stock options to Stefania Szabo, an independent director, which options are exercisable for 5 years, at an exercise price of $1.22 per share,

On October 26, 2021, the Company granted 115,000 stock options to Gabi Kabazo, its CFO, which options are exercisable for 5 years, at an exercise price of $2.65 per share,

On June 14, 2022, the Company granted 10,000 stock options to Mr. Niv Shirazi, an independent director, which options are exercisable for 5 years, at an exercise price of $6.20 per share.

On April 27, 2023, the Company granted 10,000 stock options to Mr. Niv Shirazi, an independent director, which options are exercisable for 5 years, at an exercise price of $3.82 per share.

On August 8, 2023, the Company granted 100,000 stock options to Harold Wolkin, Stefania Szabo and Niv Shirazi, independent directors, which options are exercisable for 5 years, at an exercise price of $1.93 per share.

On January 2024, the Company cancelled 565,000 stock options to Harold Wolkin, Stefania Szabo and Niv Shirazi, independent directors, Gabi Kabazo, its CFO and Director.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA.

Authorized Share Capital

Our authorized capital consists of an unlimited number of common shares, without par value, of which 42,571,081 Common Shares were issued and outstanding as of March 6, 2024.

Our common shares entitle the holder to: (i) vote at all meetings of our shareholders except meetings at which only holders of specified classes of shares are entitled to vote, having one vote per common share, (ii) receive dividends at the discretion of our board of directors; and (iii) receive our remaining property on liquidation, dissolution or winding up. All of our common shares rank equally for the payment of any dividends and distributions in the event of a windup.

On February 27, 2024, we received shareholder approval to implement a reverse stock split on a maximum 30:1 basis while allowing our board of directors discretion to decide on a lesser number.

We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days. As a result, following the delisting, our board of directors will have discretion to decide on a reverse stock split without any limitation on the ratio.

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Common Shares

All of our Common Shares are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of our Board, the holders of outstanding Common Shares have the exclusive right to vote on all matters requiring shareholder action. On each matter on which holders of Common Shares are entitled to vote, each outstanding share of Common Share is entitled to one vote.

Dividends. Holders of our Common Shares have equal rights of participation in the dividends and other distributions of our cash, stock or property when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor and shall have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Liquidation. Holders of our Common Shares have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Shares will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Shares. The rights, preferences and privileges of the holders of our Common Shares will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding Common Shares are, and the Common Shares to be issued in this offering will be, fully paid and nonassessable.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our Common Shares.

In addition, the ability of our Board, without action by our stockholders, to create and issue undesignated shares in such classes and in such series as determined by our Board, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Shareholder Rights Plan

On January 24, 2024, our Board of Directors adopted a Shareholder Rights Plan Agreement (the “Rights Plan”) between the Company and Computershare Investor Services Inc. as Rights Agent. On February 27, 2024, our shareholders ratified, confirmed and approved the Rights Plan. The primary objective of the Rights Plan is to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid for the Company by (a) providing shareholders with adequate time to properly assess a take-over bid without undue pressure and (b) providing the Board with more time to fully consider an unsolicited take-over bid, and, if applicable, to explore other alternatives to maximize shareholder value.

Limitations on Liability and Indemnification Matters

Our articles of association provide that we must indemnify any of our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, we may indemnify any other person in accordance with the BCBCA.

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The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “BCAN” and on the CSE under the symbol “BYND.” We have commenced the process for the voluntary delisting from the CSE and expect the delisting to become effective within the next 30 days.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Limited.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of Common Shares and the holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law, or the DGCL, the BCBCA, and our articles.

	Delaware	British Columbia

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA and our articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

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Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where we resolve to (i) alter our articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

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Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render us insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its Common Shares, and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

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Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in our articles, or (iii) if our articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in our authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

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Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at our request; or (iii) an indemnifiable person (as defined in the “Description of Share Capital” section above) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

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Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

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Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

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Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units

We are offering the Units at the initial assumed public offering price of $0.1399 per Unit. Each Unit consists of one Common Share , one Series A Warrant to purchase one Common Share at $0.21 (based on 150% of an assumed public offering price of $0.1399 per Unit) and two Series B Warrants, each to purchase one Common Share at an exercise price equal to $0.24 (based on 170% of an assumed public offering price of $0.1399). The Common Shares, the Series A Warrants and the Series B Warrants may be transferred separately immediately upon issuance.

We are not offering, and the underwriter has agreed with us not to sell, Units to any purchaser who (together with the purchaser’s affiliates, and any other persons acting as a group together with the purchaser or any of the purchaser’s affiliates) following such purchase will own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares included in the Units.

Pre-funded Units

We are offering the Pre-funded Units at a price equal to the price per Unit, minus $0.0001, and the exercise price of each Pre-funded Warrant included in the Pre-funded Unit will be $0.0001 per Common Share. Each Pre-funded Unit consists of one Pre-funded Warrant to purchase one Common Share, one Series A Warrant and two Series B Warrants, each to purchase one Common Share. The Pre-funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-funded Warrants and Warrants are immediately separable, will be issued separately in this offering and may be transferred separately immediately upon issuance.

Common Shares

The material terms of our Common Shares are described under the caption “Description of Share Capital and Governing Documents” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Series A Warrants Included in the Units

Exercisability. Each Unit includes one Series A Warrant. The Series A Warrants are exercisable at any time after their initial exercise date and at any time up to the date that is 30 months after their original issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Series A Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

A holder may also effect an “alternative cashless exercise”. In such event, a holder will receive one Common Share for each Series A Warrant exercised. On the expiration date of the Series A Warrant, the Warrant will be automatically exercised via cashless exercise on a one for one basis.

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Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is $0.21 per share, which is 150% of the public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Series B Warrants Included in the Units

Exercisability. Each Unit includes two Series B Warrants. The Series B Warrants are exercisable at any time after their initial exercise date and at any time up to the date that is five years after their original issuance. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Series B Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Series B Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

On the expiration date of the Series B Warrant, it will be automatically exercised via cashless exercise in accordance with the formula set forth in the B Warrant; provided, that the exercise price of the B Warrant is above the then current market price of the Common Shares.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is $0.24 per share, which is 170% of the public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Anti-Dilution Protection. If prior to the expiration date of the Series B Warrants, we raise funds through the issuance of Common Shares (or securities convertible into Common Shares) at a price per Common Share below the price per Unit paid in this Offering, the exercise of the Series B Warrants will be automatically adjusted to reflect such lower price and the number of Common Shares issuable upon the exercise thereof shall be proportionately increased such that the exercise price of the Series B Warrant on the date of issuance for the Common Shares then outstanding shall remain unchanged.

Terms Common to Both the Series A Warrants and the Series B Warrants

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the exercise.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. The Warrants have not been approved for trading on the Nasdaq and we do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Reverse Stock Split. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Series A Warrants or Series B Warrants then in effect, then the exercise price of the Series A Warrants and Series B Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our Common Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Common Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming the sale of all Units offered by us, we will have an aggregate of 92,606,821 Common Shares outstanding upon the closing of this offering. Of these shares, the Common Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. An additional 17,925,898 Common Shares are currently freely tradable without statutory restrictions.

The remaining Common Shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our Common Shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Lock-Up Agreements

We, all of our directors and executive officers and holders of at least 5% of our outstanding Common Shares and our Common Shares issuable upon the exercise of options and warrants have signed lock-up agreements. Pursuant to such lock-up agreements, such persons have agreed, subject to certain exceptions, not to sell or otherwise dispose of Common Shares or any securities convertible into or exchangeable for Common Shares for a period of 90 days after the date of this prospectus without the prior written consent of Aegis Capital Inc., which may, in its sole discretion, at any time without prior notice, release all or any portion of the Common Shares from the restrictions in any such agreement.

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our Common Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our company or from an affiliate of our company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

●	1% of the number of Common Shares then outstanding; or

●	the average weekly trading volume of our Common Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the ninety days preceding such date.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received or purchased Common Shares from us under our incentive option plan or other written agreement before the closing of this offering is entitled to resell these shares.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of these options, including exercises after the closing of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above (see “Lock-Up Agreements”), may be sold beginning 90 days after the closing of this offering in reliance on Rule 144 by:

●	persons other than affiliates, without restriction; and

●	affiliates, subject to the manner-of-sale, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Canadian Restrictions

The Securities to be offered in this offering will be subject to resale restrictions in Canada under Canadian Securities Administrators National Instrument 45-102 Resale of Securities and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Securities, unless a statutory exemption is available or a discretionary order is obtained from the applicable Canadian securities commission allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Canadian, or other taxing jurisdiction.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to this Offering, who has not elected to report its Canadian tax results in a currency other than the Canadian currency, and who deals at arm’s length with us and the placement agent for purposes of the Tax Act (a “Holder”).

This summary is based on the provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced prior to the date hereof (the “Proposed Amendments”), and our understanding of the current published administrative policies and practices of the Canada Revenue Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders and prospective holders of Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring such shares pursuant to this offering, having regard to their particular circumstances. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Common Shares under the Tax Act and any jurisdiction in which they may be subject to tax.

Foreign Exchange

For purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act (a) is, or is deemed to be, resident in Canada, (b) holds Common Shares as “capital property”, and (c) is not affiliated with us or the placement agent (a “Resident Holder”). Generally, Common Shares will be considered to be capital property to a Resident Holder unless they are held in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Holders whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Holders are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

This summary is not applicable to a Resident Holder: (i) that is a “financial institution” for the purposes of the “mark-to-market” rules contained in the Tax Act; (ii) that is a “specified financial institution”; (iii) an interest in which would be a “tax shelter investment”; or (iv) that enters into a “derivative forward agreement” in respect of Common Shares, as each of those terms is defined in the Tax Act. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm’s length for purposes of the rules in section 212.3 of the Tax Act. Any such Resident Holder should consult its own tax advisor with respect to an investment in Common Shares.

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Dividends

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the Common Shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that we make the appropriate designations, such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on our ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dispositions of Common Shares

A disposition or deemed disposition of a Common Share by a Resident Holder will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, are greater (or less) than the Resident Holder’s adjusted cost base of the Common Shares. Such capital gain (or capital loss) will be subject to the tax treatment described below under “—Taxation of Capital Gains and Capital Losses.”

The adjusted cost base to the Resident Holder of a voting share acquired pursuant to this offering will, at any particular time, be determined in accordance with certain rules in the Tax Act by averaging the cost of such share with the adjusted cost base of all Common Shares owned by the Resident Holder as capital property at that time, if any.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received on such Common Share (or on a share for which such Common Share has been substituted) to the extent and under the circumstances described in the Tax Act. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders should consult their own tax advisors in this regard.

Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

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Eligibility for Investment

At the time of closing of the offering the Common Shares will be a qualified investment under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, tax-free savings accounts (collectively “Registered Plans”) and deferred profit sharing plans, or DPSPs, all as defined in the Tax Act, provided that at the time of closing of the offering the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSXV) or we are a “public corporation” (other than a mortgage investment corporation) as defined in the Tax Act.

Notwithstanding the foregoing, the holder of, subscriber or annuitant under, a Registered Plan (the “Controlling Individual”) will be subject to a penalty tax in respect of Common Shares acquired by the Registered Plan if such shares are a prohibited investment for the particular Registered Plan. A Common Share generally will not be a “prohibited investment” for a Registered Plan provided the Controlling Individual deals at arm’s length with the Company for the purposes of the Tax Act and the Controlling Individual does not have a “significant interest” (as defined in subsection 207.01(4) the Tax Act) in the Company.

Prospective investors who intend to hold Common Shares in a Registered Plan or DPSP are advised to consult their personal tax advisors.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act and any applicable tax treaty or convention (a) is not, and is not deemed to be, resident in Canada, and (b) does not use or hold, and is not deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by us on Common Shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty. For example, under the Canada – United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company that beneficially owns at least 10% of our Common Shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any applicable income tax treaty.

Dispositions of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a voting share unless the voting share constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the terms of an applicable tax treaty between Canada and the Non-Resident Holder’s jurisdiction of residence.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSXV) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are satisfied: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our shares, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not the property exits. Notwithstanding the foregoing, the shares may also be deemed to be taxable Canadian property to a Non-Resident Holder under other provisions of the Tax Act.

Non-Resident Holders who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PERSONAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next two paragraphs, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Common Shares and Warrants. For this purpose, a “U.S. Holder” is a holder of Common Shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Common Shares. This summary generally considers only U.S. Holders that will own our Common Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the Internal Revenue Service, or the IRS, with regard to the U.S. federal income tax treatment of an investment in our Common Shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Common Shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Common Shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Common Shares representing 10% or more of the stock of our Company. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold Common Shares through a partnership or other pass-through entity are not addressed.

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Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Common Shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Allocation of Purchase Price Between Common Shares and Accompanying Warrants

For U.S. federal income tax purposes, with respect to each Unit, the Common Shares and Warrants acquired in this prospectus will be treated as an “investment unit” consisting of one Common Share and one Warrant, with each Warrant exercisable into one Common Share. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in each security included in each Unit. The separation of components of each Unit should not be a taxable event for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors regarding the allocation of the purchase price for a Unit.

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into Common Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Shares is unclear. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Common Shares issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment to the Warrants that could result in a constructive distribution to a U.S. Holder would be treated as described under “Taxation of Dividends Paid on Common Shares” below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Taxation of Dividends Paid on Common Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on the Common Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Common Shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

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In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the United States-Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Common Shares are readily tradable on the Nasdaq Capital Market or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Common Shares for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Any days during which the U.S. Holder has diminished its risk of loss on our Common Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Common Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of them, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Dividends paid with respect to our Common Shares will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent such holder will be entitled to this credit.

Taxation of the Sale, Exchange or other Disposition of Common Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Common Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Common Shares, determined in U.S. dollars, and the U.S. dollar value of the amount realized on the disposition (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Common Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets generally determined on the basis of a quarterly average and based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. Cash is treated as generating passive income.

We believe that we will not be a PFIC for the current taxable year, although we have not determined whether we will be a PFIC in the foreseeable future. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Common Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

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If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain “excess distributions” by us and upon disposition of our Common Shares at a gain: (1) have such excess distribution or gain allocated ratably over the U.S. Holder’s holding period for the Common Shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary will be treated as excess distributions. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a qualified electing fund, or QEF election for all taxable years that such U.S. Holder has held the Common Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our Common Shares.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Common Shares which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the Common Shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Common Shares and the U.S. Holder’s adjusted tax basis in the Common Shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Common Shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Common Shares), or in the case of estates and trusts on their net investment income that is not distributed to beneficiaries of the estate or trust. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of our Common Shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders with interests in “specified foreign financial assets” (including, among other assets, our Common Shares, unless such Common Shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

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UNDERWRITING

Aegis Capital Corp., or Aegis or the underwriter, is the underwriter and the book-running manager of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of Units and Pre-funded Units:

Underwriter	Number of Units	Number of Pre-funded Units
Aegis Capital Corp.	[●]	[●]

The underwriting agreement provides that the underwriter’s obligation to purchase Units depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;
●	there is no material change in our business or the financial markets; and
●	we deliver customary closing documents to the underwriter.

The underwriter has agreed to purchase all of the Units and/or Pre-funded Units offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased under the underwriting agreement.

The underwriter is offering the Units and/or Pre-funded Units subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the units directly to the public at the public offering price per Unit that appears on the cover page of this prospectus. In addition, the representative may offer some of the Units to other securities dealers at such price less a concession of $[●] per Unit. After the Units are released for sale to the public, the representative may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted to the underwriter an option to purchase up to 7,505,361 additional Common Shares (15.0% of the Units and/or Pre-funded Units sold in the offering), and/or up to an additional 7,505,361 Series A Warrants to purchase an aggregate of an additional 7,505,361 Common Shares, representing 15.0% of the Series A Warrants sold in the offering from the Company; and 15,010,722 Series B Warrants to purchase an aggregate of an additional 15,010,722 Common Shares, representing 15.0% of the Series B Warrants sold in the offering from the Company) at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of the offering. The underwriter may exercise the over-allotment option with respect to Common Shares only, Warrants only, or any combination thereof. The purchase price to be paid per additional Common Share will be equal to the public offering price of one Unit (less $0.01 allocated to each full Warrant), as applicable, less the underwriting discount, and the purchase price to be paid per over-allotment Warrant will be $0.01. We will be obligated, pursuant to the option, to sell these additional Common Shares, or Warrants to the underwriter to the extent the option is exercised. If any additional Common Shares, or Warrants are purchased, the underwriter will offer the additional Common Shares, and Warrants on the same terms as those on which the other Common Shares, and Warrants are being offered hereunder. No underwriting discounts or commissions will be paid on any Warrants purchased pursuant to the underwriter’s over-allotment option. If this over-allotment option is exercised in full, the total offering price to the public will be approximately $8,050,000, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $7,490,000 million (based upon a public offering price of $0.1399 per Unit).

Underwriting Discounts and Expenses

The following table shows the per Unit and total underwriting discounts we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

			Total
	Per Unit	Per Pre-funded Unit	No Exercise	Full Exercise(2)
Public offering price	$$0.1399	$0.1398	$7,000,000	$8,050,000
Underwriting discounts to be paid by us (8.0%):	$(0.011192)	$(0.011192)	$(560,000)	$(560,000)
Non-accountable expense allowance (1.0%)(1)	$(0.001399)	$(0.001399)	$(70,000)	$(70,000)
Proceeds, before expenses, to us	$0.127309	$0.127209	$6,370,000	$7,420,000

(1)	We have agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in this offering.
(2)	Assumes exercise for Units only. The underwriter will not receive any discounts or commissions upon exercise of the underwriter’s over allotment option.

We have also agreed to reimburse the underwriter for certain of its expenses, including “roadshow,” diligence, and reasonable legal fees and disbursements, in an amount not to exceed $125,000 in the aggregate. We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $225,000.

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Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Shares, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of Common Shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.
●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.
●	Syndicate covering transactions involve purchases of our Common Shares in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Common Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
●	In passive market making, market makers in our Common Shares who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our Common Shares until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result of these activities, the price of our Common Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Shares. In addition, neither we nor the underwriter makes any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 5% of our Company’s Common Shares and securities exercisable for or convertible into its Common Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of ninety (90) days after the closing date of the offering. See “Shares Eligible for Future Sale – Lock-Up Agreements.”

The underwriter, in its sole discretion, may release the Common Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of Common Shares and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of ninety (90) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

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Right of First Refusal

If, for the period beginning on the Closing and ending three (3) years after the commencement of sales in the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten (10) days of the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal. .

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

On December 19, 2023, we entered into a definitive placement agent agreement with Aegis in connection with the issuance and sale in a public offering on a reasonable best efforts basis of $1.5 million of our common shares and common warrants. In connection to that offering, we paid Aegis an aggregate cash fee equal to 8.0% of the gross proceeds and accountable expenses of $100,000.

On July 17, 2023, we entered into an underwriting agreement with Aegis to conduct an underwritten public offering of $2.6 million of our common shares. In connection with that offering, we paid Aegis an underwriting discount of 7.0%, a non-accountable expense allowance of 1.0% and accountable expenses of $100,000.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Beneficial Ownership Limitation

As a result of limitations imposed by Israeli law, the underwriter has agreed with us not to sell Units to any person who (together with the purchaser’s affiliates, and any other persons acting as a group together with the purchaser or any of the purchaser’s affiliates) following such purchase will own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares included in the Units.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services, Inc..

Trading Market

Our Common Shares Common Shares are listed on the Nasdaq Capital Market under the symbol “BCAN.” We do not intend to apply for listing of the Pre-funded Warrants or the Warrants on any securities exchange or other nationally recognized trading system.

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EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$4,494
FINRA filing fee	5,000
Transfer agent fees and expenses	10,000
Printer fees and expenses	5,000
Legal fees and expenses	175,000
Accounting fees and expenses	20,000
Miscellaneous	5,506
Total	$225,000

LEGAL MATTERS

The validity of the issuance of our Common Shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Owen Bird Law Corporation. Certain matters of U.S. federal law will be passed upon for us by Louis A. Brilleman, Esq., New York, New York Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. federal law.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year then ended included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by Reliant CPA PC. The consolidated financial statements as of December 31, 2021 and for the year then ended included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by BF Borgers CPA PC. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

91

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://cannasoft-crm.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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GLOSSARY OF TERMS

“Amalgamation Agreement” means the amalgamation agreement dated March 21, 2021 between Lincoln and Fundingco respecting the Amalgamation Transaction.

“Amalgamation Transaction” means the amalgamation of Lincoln and Fundingco pursuant to Section 275 of the BCBCA to form the Company, in accordance with the Amalgamation Agreement.

“BCBCA” means the Business Corporations Act (British Columbia).

“Benefit CRM Software” means the Company’s proprietary CRM software product known as “Benefit CRM”.

“Big Data” generally refers to: (i) massive amounts of data that keeps growing exponentially with time, (ii) that is so voluminous that it cannot be processed or analyzed using conventional data processing techniques, and (iii) includes data mining, data storage, data analysis, data sharing, and data visualization.

“Bzizinsky Investments” means Bzizinsky Investments and Promotions Ltd., an Israeli corporation controlled by Dalia Bzizinksy

“Business Combination Agreement” means the business combination agreement dated December 16, 2019 among Lincoln, Fundingco, BYND Israel and the BYND Israel Shareholders (as amended), with respect to the Business Combination Transactions.

“Business Combination Closing Date” means March 29, 2021, the closing date of the Business Combination Transactions.

“Business Combination Transactions” means collectively, the Amalgamation Transaction and the Share Exchange Transaction.

“BYBY” means B.Y.B.Y. Investments and Promotions Ltd., a corporation existing under the laws of the State of Israel and the 74% owned subsidiary of BYND Israel.

“BYBY Acquisition” means BYND Israel’s acquisition of its 74% ownership interest in BYBY.

“BYND Israel” means BYND – Beyond Solutions Ltd., a corporation existing under the laws of the State of Israel and the 100% owned operating subsidiary of the Company.

“BYND Israel Shares” means the common shares in the capital of BYND Israel.

“BYND Israel Shareholders” means collectively, Marcel (Moti) Maram, Avner Tal, Yftah Ben Yaackov and Bzizinsky Investments, the holders of BYND Israel Shares, immediately prior to the Share Exchange Transaction.

“Cannabis Farm” means the approximately 3.7 acre farm that might be established by the Company in southern Israel, to grow medical cannabis.

“Cannasoft Pharma” means Cannasoft Pharma Holdings Ltd., a corporation existing under the laws of the State of Israel and the 100% owned subsidiary of BYND Israel.

93

“CMPR” means Israeli Government Resolution No. 1587 — Cannabis for Medicinal Purposes and Research, the legislation which sets forth the framework for medical cannabis regulation in Israel.

“Common Shares” means the common shares in the capital of the Company.

“Consideration Shares” means the 18,015,883 Common Shares of the Company issued to the BYND Israel Shareholders pursuant to the Share Exchange Transaction.

“CRM” means customer relationship management.

“CSA” means the Canadian Securities Administrators, umbrella organization of Canada’s provincial and territorial securities regulators whose objective is to improve, coordinate and harmonize regulation of the Canadian capital markets.

“CSE” means the Canadian Securities Exchange.

“Cultivation farm Licence” means the licence for growing medical cannabis granted by the MCU to Dalia Bzizinsky and subsequently to be transferred to BYBY.

“Customized CRM Software Platform” means a customized CRM platform that can be developed by clients and resellers using our New CRM Platform.

“Dangerous Drug Ordinance” means the Israeli Dangerous Drugs Ordinance New Version 5733-1973 and regulations promulgated thereunder.

“Distribution Licence” means a licence, granted by the MCU, to operate medical cannabis storage site and to distribute medical cannabis in Israel.

“Fundingco” means 1232986 B.C. Ltd., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Fundingco Shares” means the common shares in the capital of Fundingco, prior to the Amalgamation Transaction.

“GAP” refers to a Good Agricultural Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the agricultural standards for cannabis set forth in the CMPR.

“GDP” refers to a Good Distribution Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the distribution standards for cannabis set forth in the CMPR.

“Growing License” means a licence, granted by the MCU, to operate a farm for growing medical cannabis in Israel.

“GSP” refers to a Good Storage Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the storage standards for cannabis set forth in the CMPR.

“IMC-GMP” refers to a Good Manufacturing Practices certification received from the Israeli Ministry of Health which confirms that an organization meets the manufacturing standards for cannabis set forth in the CMPR.

“Indoor Cannabis Growing Facility” means the approximately 2,400 square meter indoor facility that might be established by the Company in southern Israel, to grow medical cannabis.

“Israeli Cannabis Laws” means collectively, the Israeli Dangerous Drugs Ordinance together with the directives and guidelines issued from time to time by the MCU, including the CMPR.

94

“Israeli Trustee” means The IBI Trust Management, a trust company located in Israel.

“Lincoln” means Lincoln Acquisitions Corp., a company formed pursuant to the BCBCA, and a predecessor to the Company.

“Lincoln Shares” means the common shares in the capital of Lincoln, prior to the Amalgamation Transaction.

“Listing” means the listing of the Common Shares on the CSE.

“Listing Date” means the date the Common Shares are first listed for trading on the CSE.

“Manufacturing Licence” means a licence, granted by the MCU, to operate a medical cannabis production facility in Israel.

“Material Adverse Change” or “Material Adverse Effect” means with respect to the Company, BYND Israel or BYBY, as the case may be, any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of the Company, BYND Israel or BYBY, as the case may be, on a consolidated basis.

“MCU” means the medical cannabis unit established by the Israeli Ministry of Health and which is responsible for the regulation of cannabis for medical use and research purposes.

“New Cannabis CRM Platform” means the Company’s CRM software platform which is being developed specifically for the medical cannabis sector.

“New CRM Platform” means the Company’s next generation, cloud based version of its Benefit CRM Software which is currently under development.

“NI 41-101” means CSA National Instrument 41-101 – General Prospectus Requirements.

“NI 52-110” means CSA National Instrument 52-110 – Audit Committees.

“NI 58-101” means CSA National Instrument 58-101 – Disclosure of Corporate Governance Practices.

“NIS” means New Israeli Shekels.

“NP 58-201” means CSA National Policy 58-201 - Corporate Governance Guidelines.

“Pharmacy Licence” means a licence, granted by the MCU, to operate a pharmacy which dispenses medical cannabis in Israel.

“Principals” means collectively, each person who is a “principal” within the meaning ascribed thereto in NI 46-201.

“Propagation Licence” means a licence, granted by the MCU, to operate a medical cannabis propagation facility in Israel.

“Share Exchange Transaction” means the share exchange transaction completed pursuant to the terms of the Business Combination Agreement, whereby the BYND Israel Shareholders transferred 100% of their BYND Israel Shares to the Company, in exchange for the Consideration Shares.

“SMB” means small to medium sized business.

“Stock Option Plan” or the “Plan” means the stock option plan of the Company approved on May 29, 2023. See “Options and Other Rights to Purchase Securities”.

“Trust Declaration” means the trust declaration dated October 1, 2020 made by the Dalia Bzizinsky in favor of BYND Israel which provides inter alia that, Dalia Bzizinsky is holding her 26% ownership interest in BYBY as bare trustee for BYND Israel.

95

BYND Cannasoft Enterprises Inc.
Unaudited Pro Forma Consolidated Statements of Financial Position as of December 31, 2022	F-41
Unaudited Pro Forma Consolidated Statements of Loss and Comprehensive Loss for year ended December 31, 2022	F-42
Notes to the Financial Statements	F-43

BYND Cannasoft Enterprises Inc.

F-1

BYND CANNASOFT ENTERPRISES INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2022 and 2021

(EXPRESSED IN CANADIAN DOLLARS)

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BYND Cannasoft Enterprises Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of BYND Cannasoft Enterprises Inc. (the “Company”), as of December 31, 2022, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. As at December 31, 2022 the Company has an accumulated deficit $6,817,048 and incurred a comprehensive loss of $1,672,558 for the year ended December 31, 2022. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Other Matter

The consolidated financial statements as at December 31, 2021 and for the year ended December 31, 2021, were audited by another auditor who expressed an unmodified opinion on those consolidated financial statements on May 2, 2022.

/s/ Reliant CPA PC
Reliant CPA PC

Served as Auditor since 2023
Newport Beach, CA
March 31, 2023

F-3

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BYND Cannasoft Enterprises Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of BYND Cannasoft Enterprises Inc. (the “Company”) as of December 31, 2021 the related statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity (deficiency) and cash flows, for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2021 and its financial performance and its cash flows for the year then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses that has primarily been funded through financing activities and has stated that substantial doubt exists about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

BF Borgers CPA PC

Served as Auditor since 2021

Lakewood, CO

May 2, 2022

F-4

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Financial Position

(Expressed in Canadian Dollars)

As at	Notes	December 31, 2022	December 31, 2021
Assets
Cash		$2,392,871	$3,025,350
Funds held in escrow	14	-	2,484,634
Amounts receivable	5	227,804	196,828
Prepaid expenses		825,563	40,240
Total Current Assets		3,446,238	5,747,052
Intangible assets	7	45,139,683	1,300,429
Property and equipment	8	1,317,287	443,241
Total Assets		$49,903,208	$7,490,722

Trade payables and accrued liabilities	9	$191,455	$180,598
Deferred revenue	16	219,068	30,046
Long term loan – current portion	12	47,740	49,207
Total Current Liabilities		458,263	259,851
Long term loan	12	88,231	143,444
Liabilities for employee benefits	13	86,015	87,058
Total Liabilities		$632,509	$490,353

Shareholders’ Equity
Share capital	14	$54,806,522	$10,843,471
Share purchase warrants reserve		639,879	639,879
Shares to be issued		41,875	81,967
Share-based payment reserve		570,446	550,517
Translation differences reserve		15,746	27,455
Capital reserve for re-measurement of defined benefit plan	13	13,279	9,444
Deficit		(6,817,048)	(5,152,364)
Total Shareholders’ equity		$49,270,699	$7,000,369
Total Liabilities and Shareholders’ Equity		$49,903,208	$7,490,722

Nature of operations and going concern (Note 1)

Subsequent events (Note 19)

These financial statements were approved for issue by the Board of Directors on March 31, 2023 and signed on its behalf by:

“Yftah Ben Yaackov”	“Gabi Kabazo”
Director	Director

The accompanying notes are an integral part of these financial statements.

F-5

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Loss and Comprehensive Loss

For the Years Ended on December 31, 2022 and 2021

(Expressed in Canadian Dollars)

For the year ended December 31	Notes	2022	2021

Revenue	16	$1,123,072	$1,217,459
Cost of revenue	8, 17	(506,500)	(594,321)
Gross profit		616,572	623,138

Consulting and marketing		8,190	20,309
Depreciation	6,8	30,702	51,988
General and administrative expenses		1,101,209	884,553
Professional fees		1,220,746	278,012
		(2,360,847)	(1,234,862)

Loss before other income (expense)		(1,744,275)	(611,724)
Other income (expense)
Finance expenses, net		(14,451)	(13,514)
Foreign exchange gain		100,322	123,002
Covid-19 grant		-	53,301
Listing expense	4	-	(4,394,390)
		85,871	(4,231,601)

Loss before tax		(1,658,404)	(4,843,325)
Tax expense	18	(6,280)	(35,413)
Loss for the year		(1,664,684)	(4,878,738)

Other comprehensive income (loss)
Exchange differences on translation		(11,709)	14,473
Remeasurement of a defined benefit plan, net		3,835	6,223
Other comprehensive income (loss) for the year		(7,874)	20,696
Total comprehensive loss		(1,672,558)	(4,858,043)

Loss per share – basic and diluted		(0.052)	(0.218)
Weighted average number of common shares outstanding – basic and diluted		31,865,960	22,332,694

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Shareholders’ Equity (Deficiency)

For the Years Ended on December 31, 2022 and 2021

(Expressed in Canadian Dollars)

	Number of shares*	Share capital	Shares to be issued	Share purchase warrants reserve	Translation differences reserve	Share-based payment reserve	Capital reserve for re-measurement of defined benefit plan	Deficiency	Total Shareholders’ Equity (Deficiency)
		$	$	$	$	$	$	$	$
Balance at January 1, 2021	8,184,388	289	-	-	12,982	-	3,221	(273,626)	(257,134)

Shares issued for acquisition of B.Y.B.Y. Investment and Promotions Ltd. (“B.Y.B.Y.”) (note 4)	9,831,495	840,941	-	-	-	-	-	-	840,941
Shares issued upon reverse takeover (note 4)	6,269,117	5,140,676	-	-	-	-	-	-	5,140,676
Proceeds for shares issued	5,134,100	4,812,365	-	-	-	-	-	-	4,812,365
Proceeds for shares issued from exercise of stock options	60,000	49,200	-	-	-	-	-	-	49,200
Proceeds for shares to be issued	-	-	81,967		-	-	-	-	81,967
Share purchase warrants reserve	-	-	-	639,879	-	-		-	639,879
Share-based payments	-	-	-	-	-	550,517	-	-	550,517
Loss for the period	-	-	-	-	-	-	-	(4,878,738)	(4,878,738)
Other comprehensive loss for the period	-	-	-	-	14,473	-	6,223	-	20,696
Balance at December 31, 2021	29,479,100	10,843,471	81,967	639,879	27,455	550,517	9,444	(5,152,364)	7,000,369
Proceeds for shares issued from exercise of stock options	290,000	371,780	-	-	-	(133,980)	-	-	237,800
Shares issued for acquisition of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) (note 4)	7,920,000	42,768,000	-	-	-	-	-	-	42,768,000
Shares issued for services	13,454	83,752	-	-	-	-	-	-	83,752
Share-based payments	-	-	-	-	-	153,909	-	-	153,909
Shares to be issued for services	-	-	41,875	-	-	-	-	-	41,875
Proceeds for shares issued for cash	183,378	739,519	(81,967)	-	-	-	-	-	657,552
Loss for the period	-	-	-	-	-	-	-	(1,664,684)	(1,664,684)
Other comprehensive loss for the period	-	-	-	-	(11,709)	-	3,835	-	(7,874)
Balance at December 31, 2022	37,885,932	54,806,522	41,875	639,879	15,746	570,446	13,279	(6,817,048)	49,270,699

*The number of shares outstanding before the RTO have been restated to reflect the effect of issuing 10,230.48 RTO shares for each share outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

F-7

BYND CANNASOFT ENTERPRISES INC.

Consolidated Statements of Cash Flows

For the Years Ended on December 31, 2022 and 2021

(Expressed in Canadian Dollars)

For the year ended December 31	2022	2021
Operating activities:

Loss for the year	$(1,664,684)	$(4,878,738)
Non-working capital adjustments:
Depreciation	33,100	55,921
Finance expense	4,977	5,697
Change in benefits to employees	2,792	10,414
Gain from conversion of debt to note	-	(155,548)
Listing expense	-	4,394,390
Share-based compensation	153,909	550,517
Shares issued for services	125,627	-
Foreign exchange (gain) loss	(106,463)	(71,876)
Working capital adjustments:
Change in amounts receivable	(30,976)	45,489
Change in trade payables and accrued liabilities	10,857	(185,218)
Change in prepaid expenses	(785,323)	(37,891)
Change in deferred revenue	189,022	(77,819)
Net cash used in operating activities	(2,067,162)	(344,662)

Investing activities:
Purchase of property and equipment	(938,635)	(392,652)
Investment in intangible assets	(1,071,254)	(450,429)
Disposal of property and equipment	1,500
Net cash used in investing activities	(2,008,389)	(843,081)

Financing activities:
Proceeds from exercise of stock options	237,800	49,200
Proceeds from private placement held in escrow	-	2,500,000
Proceeds from private placements	657,552	2,952,244
Proceeds from shares to be issued	-	81,967
Cash acquired from acquisition of BYND	-	494,144
Repayment of long term loan	(46,561)	(11,437)
Repayment of lease obligation	-	(17,796)
Net cash provided by financing activities	848,791	6,048,322

Net Increase (decrease) in cash	(3,226,760)	4,860,579
Release of funds from escrow	2,484,634
Effect of foreign exchange rate changes on cash	109,647	86,390
Cash at beginning of year	3,025,350	563,015
Cash at end of year	$2,392,871	$3,025,350
Funds held in escrow at the end of year	$-	$2,484,634

Supplemental non-cash information
Shares issued for intangible asset in Zigi Carmel acquisition	$42,768,000	$-
Shares issued for intangible asset in B.Y.B.Y acquisition	$-	$850,000

The accompanying notes are an integral part of these financial statements.

F-8

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

Operations

BYND Cannasoft Enterprises Inc. (the “Company” or “BYND Cannasoft”) is a Canadian company which was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, BC, V5N 1Z6, Canada.

The Company currently operates only in Israel and through its subsidiaries (i) develops, markets and sells a proprietary client relationship management software known as “Benefit CRM” and its new Cannabis CRM platform, and (ii) manages the construction, licensing and operation of a cannabis farm and indoor cannabis growing facility

On March 29, 2021, the Company completed the business combination transactions with BYND – Beyond Solutions Ltd. (“BYND”) (note 4). As a result of the business combination transactions, BYND became a wholly owned subsidiary of the Company. This transaction is accounted for as a reverse asset acquisition of the Company by BYND (“RTO”) (note 4).

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares of the Company. The share exchange agreement was executed and fully completed on September 22, 2022

Covid-19

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (Covid-19) a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of Covid-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, including the businesses which we operate. Furthermore, restrictions on travel and the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on the Company’s businesses. The extent to which Covid-19 impacts the Company’s businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of Covid-19 and the actions to contain Covid-19 or treat its impact, among others. If the disruptions posed by Covid-19 or other matters of global concern continue for an extensive period of time, the Company’s operations may be materially adversely affected.

The Covid-19 pandemic, including the recent Omicron variant, has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot predict whether conditions in the global financial markets will continue to deteriorate as a result of the pandemic, or that access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of any future financings the Company may wish to undertake.

Going concern

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. To date, the Company has incurred losses and may incur further losses in the development of its business. During the year ended December 31, 2022, the Company incurred a net loss of $1,664,684 and had an accumulated deficit of $6,817,048 as at December 31, 2022. The Company’s ability to continue its operations and to realize assets at their carrying values is dependent upon its ability to raise financing and generate profits and positive cash flows from operations in order to cover its operating costs. From time to time, the Company generates working capital to fund its operations by raising additional capital through debt financing. However, there is no assurance it will be able to continue to do so in the future. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

F-9

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN (continued)

These financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used, that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

a.     Basis of presentation

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These financial statements were authorized for issue by the Board of Directors on March 31, 2023.

b.     Basis of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and of its wholly owned subsidiaries, BYND, Zigi Carmel and B.Y.B.Y.. B.Y.B.Y is owned directly through BYND and 24% of the shares of B.Y.B.Y. are held by a related party in trust for the Company for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights.

A subsidiary is an entity over which the Company has control, directly or indirectly, where control is defined as the power to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated on consolidation.

c.    Functional and presentation currency

The financial statements are presented in Canadian dollars. The functional currency of the Company is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the Company operates.

F-10

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (continued)

d.     Basis of Measurement

The financial statements were prepared based on the historical costs, except for financial instruments classified as fair value through profit and loss (“FVTPL”) and assets or liabilities for employee benefits, which are stated at their fair value, as explained in the accounting policies set out in Note 3. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

e.     Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Revenue Recognition

The Company uses significant judgment to assess whether performance obligations sold in a customer contract are considered distinct and should be accounted for as separate performance obligations. The company also applies significant judgement in determining whether a performance obligation was satisfied over time or at a point of time, depending on the transfer of the control of the goods or services. The Company recognizes revenue over time using input method, which recognizes revenue as performance of the contract progresses. Input method recognizes revenue based on an entity’s efforts or inputs toward satisfying a performance obligation relative to the total expected efforts or inputs required to satisfy the performance obligation. The Company applies significant judgment to determine the estimated hours to completion which affects revenue recognized for software development.

Income taxes

Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

F-11

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 2 – BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS (continued)

e.	Significant estimates and assumptions (continued)

Convertible debentures

The identification of convertible note components is based on interpretations of the substance of the contractual arrangement and therefore requires judgement from management. The separation of the components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest on the liability component. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Other Significant judgments

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

●	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

●	the classification of financial instruments;

●	the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of amounts receivable; and

●	the determination of the functional currency of the company.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

a.     Foreign Currency Transactions

Transactions and balances:

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Nonmonetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

F-12

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

a.	Foreign Currency Transactions (continued)

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income in to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Translation to presentation currency

The functional currency of the Company is the NIS, which is different from its presentation currency Canadian dollar. The financial results and position of the Company are translated from NIS to Canadian dollars the as follows:

●	assets and liabilities for each statement of financial position presented are translated at the exchange rate on the date of the statement of financial position;

●	income and expenses for each statement of comprehensive loss are translated at the average exchange rate in effect during the reporting period;

Exchange differences arising on translation to presentation currency are recognized in other comprehensive income (loss) and recorded in the Company’s foreign currency translation reserve in equity.

  b.   Financial Instruments

The following is the Company’s accounting policy for financial instruments under IFRS 9:

(i)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI.

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

F-13

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

b.	Financial Instruments (continued)

The following table shows the classification under IFRS 9:

Financial assets / liabilities	Classification under IFRS 9
Cash	FVTPL
Amounts receivable	Amortized cost
Marketable securities	FVTPL
Trade payables and accrued liabilities	Amortized cost
Convertible debt	Amortized cost
Derivative liability	FVTPL
Promissory note	Amortized cost
Long term loan	Amortized cost

(ii)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognised in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognised as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognised in OCI and are never reclassified to profit or loss.

(iii)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

F-14

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

b.	Financial Instruments (continued)

(iv)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and / or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms are recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

c.     Property and equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of repairs and maintenance costs is expensed as incurred.

Depreciation is calculated using the straight-line method to depreciate their cost to their residual value over their estimated useful lives. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations. The estimated useful lives are:

Description	Years
Computers and equipment	3
Vehicles	3
Furniture and equipment	6

The assets’ residual values, useful lives and depreciation method are reviewed and adjusted if needed at least once a year.

F-15

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

d.     Employee benefits

Short term benefits

Short term benefits to employees include salaries, medical and recreation benefits and contributions to the National Insurance Institute and are recognized as expenses upon the rendering of the services.

Post-employment benefits

The group’s post-employment benefits include severance pay obligation. The plans are usually funded by deposits transferred into pension funds and managers’ insurance plans and are classified as defined benefit plans

According to the Severance Pay Law employees are entitled to receive severance pay when they are dismissed or when they retire. The liability for termination of employer-employee relations presented in the report of the financial position is the present value of the defined benefit obligation at the report of the financial position date, less the fair value of plan assets on the end of the reporting period out of which the obligation shall be directly paid, adjusted to any net limitation of the asset for defined benefit to asset ceiling. The defined benefit liability is calculated by actuarial methods using the projected unit credit method.

The current service cost and net interest on the net liability in respect of defined benefits are recognized in profit or loss. Re-measurements of the net liability in respect of defined benefits which are recognized in other comprehensive profit, include actuarial profits and losses and return on the assets of the plan (excluding amounts which were included in net interest). Re-measurements of the net liability in respect of defined benefits which were recognized in other comprehensive profit are not re-classified to profit or loss in a subsequent period.

e.     Revenue recognition

The Company’s revenue is primarily derived from service rendered for software development, cloud hosting, customer training and customer service support, and software sales from the licensing and sales of its customer relationship management (“CRM”) software. The Company recognizes revenue in accordance with IFRS 15 Revenue from Contracts with Customers.

In applying IFRS 15, the Company uses significant judgments to assess whether performance obligations sold in a customer contract are considered distinct and should be accounted for as separate performance obligations. The Company also applies significant judgement in determining whether a performance obligation was satisfied over time or at a point of time, depending on the transfer of the control of the goods or services. The Company recognizes revenue over time using input method, which recognizes revenue as performance of the contract progresses and reflects the Company’s performance in passing control in the products and services promised to the customer. Input method recognizes revenue based on an entity’s efforts or inputs toward satisfying a performance obligation relative, primarily by development work hours expended, to the total expected efforts or inputs required to satisfy the performance obligation. The Company applies significant judgment to determine the estimated work hours to completion which affects revenue recognized for software development.

F-16

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

e.	Revenue recognition (continued)

The Company recognizes revenue when control over the promised product or services is transferred to the customer. Revenue is measured at an amount that reflects the consideration to which the entity expects to be entitled in exchange for transferring goods or services to a customer.

The Company accounts for contracts with customers when it has approval and commitment for both parties, each party’s right have been identified, payment terms are defined, the contract has commercial substance and collection is probable. For contracts that involve multiple performance obligations, the Company allocates the transaction price to each performance obligation in the contract based on the relative standalone selling prices and recognize revenue when, or as, performance obligations in the contacts are satisfied.

Software development

The Company provide software customization and development service to its customers. Revenue is generally recognized over time by measuring the progress towards complete satisfaction of the performance obligation in a manner reflecting the Company’s performance in passing control in the products and services promised to the customer.

Software license

The Company provides the right to access its CRM software through licensing and sales of its CRM software. Revenue from software license are recognized at the point of time when the right to access the software is provided and the control of the license is transferred to the customer.

Software support

The Company provide ongoing software support to its customers who purchase and use its CRM software. Revenue from software support services is recognized over time as the support service is rendered.

Cloud hosting

The Company host the customer’s software and applications on its cloud platform. Revenue from cloud hosting is recognised over time when the hosting service is provided.

Other services

The Company provides cloud backup, customer training and other consulting services which are distinct from other services and products offered. Revenue from other services is recognized as services are provided.

Revenue is presented net of taxes collected from customers and remitted to government authorities. The difference between contractual payments received and revenue recognized is recorded as deferred revenue when receipts exceed revenue.

F-17

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

f.      Cost of revenue

Cost of revenue and services include the expenses incurred to develop software and provide technical support to customers, which include payroll for all employees, compensation to subcontractors that are directly involved in the development and providing technical support, cost of purchasing any third party components that are integrated with the Company’s software and then delivered to the customers, and other indirect costs such as depreciation of computer and equipment that are used in providing goods and service to customers. Third party component may include third party software, platform or hardware.

g.     Leases

The Company treats a contract as a lease when according to its terms it conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At inception of a contract, the Company assesses whether a contract is or contains a lease. A contract is, or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company determines whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

As is permitted under IFRS 16, the Company may elect to expense its short-term leases (term of 12 months or less) and leases of low-value assets, on a straight-line basis over the lease term. The Company has not applied such exemption during the year ended December 31, 2021.

As lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease or if that rate cannot be readily determined, the incremental borrowing rate.

Lease payments included in the measurement of the lease liability are comprised of:

●	Fixed payments, including in-substance fixed payments, less any lease incentives receivable;

●	Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee;

F-18

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (continued)

g.	Leases (continued)

●	exercise prices of purchase options if the Company is reasonably certain to exercise the option; and

●	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is measured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option. Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.

h.     Deferred taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

i.     Basic and diluted income (loss) per share

The Company presents basic income (loss) per share data for its common shares, calculated by dividing the income (loss) attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. The diluted income (loss) per share is determined by adjusting the income (loss) attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all options, warrants and similar instruments outstanding that may add to the total number of common shares. During the year ended December 31, 2022 and 2021, the Company does not have any dilutive instrument outstanding. In addition, because the Company incurred net losses, the effect of dilutive instruments would be anti-dilutive and therefore diluted loss per share equals basic loss per share.

F-19

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 4 – ACQUISITIONS

Acquisition of Zigi Carmel

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares of BYND. The share exchange agreement was executed and fully completed on September 22, 2022.

The acquisition of ZC has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The transaction price of the acquisition was measured according to the fair value of the common shares given in consideration for the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the common shares given. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to shares issued (7,920,000 shares at $5.40 per share)		42,768,000

Fair value of assets and liabilities acquired:
Investments		137,811
Intangible asset – patents pending		42,768,000
Shareholder loan		(137,811)
		42,768,000

The intangible asset acquired in the acquisition of ZC is attributed to 2 patents pending for a therapeutic device (the “EZ-G” device) owned by ZC. The company has determined that the patents pending shall not be amortized until they are approved and then will be amortized over the course of their life.

Acquisition of B.Y.B.Y.

On October 1, 2020, BYND and the former shareholders of B.Y.B.Y. entered into a share exchange agreement, whereby BYND would acquire 74% ownership interest in B.Y.B.Y from the former shareholders in exchange for 54.58% ownership interest in BYND. One of the former shareholders would hold the remaining 26% ownership interest in B.Y.B.Y. in trust for BYND, for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights. The share exchange agreement was executed and held in escrow, and the share exchange was fully completed on March 29, 2021.

F-20

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 4 – ACQUISITIONS (continued)

Acquisition of B.Y.B.Y. (continued)

The acquisition of B.Y.B.Y. has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The fair value of the common shares given in consideration were not readily determinable, the transaction price of the acquisition was measured by the fair value of the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the assets and liabilities assumed. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to 9,832,495 shares issued		840,941

Fair value of assets and liabilities acquired:
Amount receivable		3,759
Intangible asset		850,000
Trade payable and other liabilities		(12,818)
		840,941

The intangible asset acquired in the acquisition of B.Y.B.Y. is attributed to the primary growing license for medical cannabis in Israel held by B.Y.B.Y.. The company has determined that the license shall not be amortized, but rather will be tested for impairment at least annually or when there are any further indicators of impairment.

Reverse Takeover of BYND Cannasoft

On December 16, 2019, BYND entered into a Business Combination Agreement (“BCA”) with 1232986 B.C. Ltd. (“NumberCo”), Lincoln Acquisitions Corp. (“Lincoln”) and the shareholders of BYND. Pursuant to the terms of the BCA: (i) Lincoln and NumberCo would amalgamate to form a new company to be named “BYND Cannasoft Enterprises Inc.” (the “Company” or “BYND Cannasoft”), and (ii) the Company would acquire all of the issued and outstanding shares of BYND from its shareholders in exchange for a pro rated number of shares of BYND Cannasoft (the “Share Exchange Transaction” and together with the Amalgamation Transaction, the “Business Combination Transactions”).

On March 29, 2021, the Company issued an aggregate of 18,015,883 common shares to BYND shareholders in consideration for all the 1,761 shares issued and outstanding of BYND. Upon completion of the Share Exchange, BYND became a wholly-owned subsidiary of the Company, and the Company continued to carry out the business operations of BYND.

As a result of the Share Exchange, BYND is deemed to be the acquirer for accounting purposes (“Reverse Takeover”) and therefore its assets, liabilities and operations are included in the consolidated interim financial statements at their historical carrying value, with the operations of the Company being included from March 29, 2021, the closing date of the Reverse Takeover, and onwards.

F-21

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 4 – ACQUISITIONS (continued)

Reverse Takeover of BYND Cannasoft (continued)

At the time of the reverse takeover, the Company did not constitute a business as defined under IFRS 3 Business Combination; therefore, the Reverse Takeover of the Company by BYND is accounted for under IFRS 2 Share-based Payments. The transaction price of the acquisition was measured by reference to the fair value of the shares issued in the acquisition because the fair value of the listing service BYND received could not be reliably measured. As a result, the consideration was first allocated to the identifiable assets and liabilities based on their fair values, and the difference between the consideration given to acquire the Company and the fair values of the identifiable assets and liabilities acquired by BYND is recorded as a listing expense to profit and loss. The fair value of the consideration issued to acquire the Company is as follows:

Consideration transferred:	$
Fair value of shares retained by former BYND Cannasoft shareholders (6,269,117 shares at $0.82 per share)		5,140,676
Forgiveness of BYND debt		(276,210)
Total consideration transferred		4,864,466

Fair value of identifiable assets and liabilities acquired:
Cash		494,144
Amount receivable		1
Trade payable and other liabilities		(24,069)
Total net assets acquired		470,076
Listing expense		4,394,390

NOTE 5 – AMOUNTS RECEIVABLE

	December 31, 2022	December 31, 2021
Trade receivables	$136,274	$131,187
Income tax advances	90,528	61,547
Due from shareholders	1,002	4,094
	$227,804	$196,828

Information on the Company’s exposure to credit risk and market risk, as well as impairment losses on trade receivables and other amounts receivable, is provided in Note 15.

F-22

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 6 – RIGHT OF USE ASSETS

The Company’s right-of-use asset relates to the lease of office space. The Company recognized lease liabilities which were measured at the present value of the remaining lease payments and discounted using the lessee’s incremental borrowing rate of 1.51% per annum. The office lease has ended on October 31, 2021 and the office space is now rented on a month to month basis.

	Offices	Total
Cost
Balance, January 1, 2021	66,912	66,912
Translation differences	-	-
Balance, December 31, 2021	66,912	66,912
Translation differences	-	-
Balance, December 31, 2022	$66,912	$66,912

Accumulated depreciation
Balance, January 31, 2021	50,184	50,184
Depreciation	16,361	16,361
Translation differences	367	367
Balance, December 31, 2021	66,912	66,912
Depreciation	-	-
Translation differences	-	-
Balance, December 31, 2022	$66,912	$66,912
Net book value
At December 31, 2021	$-	$-
At December 31, 2022	$-	$-

F-23

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 7 – INTANGIBLE ASSETS

The Company’s intangible assets relate to the proprietary Cannabis CRM software the Company is Developing, Patents pending for the EZ-G device (Note 4) as well as the primary growing license for medical cannabis in Israel (Note 4). The Additions for the Software include cost of wages of the software developers for the time they spend on developing the Cannabis CRM software.

The additions for the Patents include the fair value attributed to the Patents upon the acquisition of ZC as well as transaction and other costs in the amount of $193,382.

	Software	License	Patents	Total
Cost
Balance, December 31, 2020	$-	$-	$-	$-
Additions	450,429	850,000	-	1,300,429
Translation differences	-	-	-	-
Balance, December 31, 2021	450,429	850,000	-	1,300,429
Additions	910,197	-	42,961,382	43,871,579
Translation differences	(32,325)	-	-	(32,325)
Balance December 31, 2022	$1,328,301	$850,000	42,961,382	$45,139,683

Accumulated depreciation
Balance, December 31, 2020	$-	$-	-	$-
Depreciation	-	-	-	-
Translation differences	-	-	-	-
Balance, December 31, 2021	-	-	-	-
Depreciation	-	-	-	-
Balance December 31, 2022	$-	$-	-	$-

Net book value
At December 31, 2021	$450,429	$850,000	-	$1,300,429
At December 31, 2022	$1,328,301	$850,000	42,961,382	$45,139,683

The Company considered indicators of impairment at December 31, 2022 and 2021. The Company did not record any impairment loss during the years ended December 31, 2022 and 2021.

F-24

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 8 – PROPERTY AND EQUIPMENT

	Computers & Equipment	Vehicles	Furniture & Equipment	Capital Work In Progress	Total

Costs
Balance, January 1, 2021	28,308	186,547	34,322	-	249,177
Additions	2,590	-	-	390,059	392,649
Translation differences	1,046	5,935	1,092	-	8,073
Balance, December 31, 2021	31,944	192,482	35,414	390,059	649,899
Additions	460	-	-	938,175	938,635
Disposals	(1,500)	-	-	-	(1,500)
Translation differences	(1,885)	(11,430)	(2,104)	(27,037)	(42,456)
Balance, December 31, 2022	$29,019	$181,052	$33,310	$1,301,197	$1,544,578

Accumulated depreciation
Balance as of January 1, 2021	21,947	110,616	26,378	-	158,941
Depreciation	3,933	33,325	2,301	-	39,560
Translation differences	914	6,278	966		8,157
Balance, December 31, 2021	26,794	150,219	29,645	-	206,658
Depreciation	2,399	28,405	2,297	-	33,101
Translation differences	(1,605)	(9,089)	(1,774)	-	(12,468)
Balance, December 31, 2022	$27,588	$169,535	$30,168	$-	$227,291
Net book value
At December 31, 2021	$5,151	$42,263	$5,768	$390,059	$443,241
At December 31, 2022	$1,431	$11,517	$3,142	$1,301,197	$1,317,287

During the year ended December 31, 2022, depreciation of $2,399 (2021 - $3,933) related to computer and equipment is included in cost of revenue.

As at December 31, 2022 and 2021 the Company’s Capital work in progress relates to the ongoing investment in the future medical cannabis cultivation facility in Moshav Kochav Michael, Israel which includes permits, design, software development and IT infrastructure.

The Company considered indicators of impairment at December 31, 2022 and 2021. The Company did not record any impairment loss during the years ended December 31, 2022 and 2021.

F-25

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 9 – TRADE PAYABLES AND ACCRUED LIABILITIES

	December 31, 2022	December 31, 2021
Trade payables	$40,241	$105,931
VAT, income and dividend taxes payable	43,703	-
Due to related parties	37,094	1,322
Salaries payable	70,417	73,345
	$191,455	$180,598

NOTE 10 – RELATED PARTY TRANSACTIONS

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel, not including normal employee compensation, made during the years ended December 31, 2022 and 2021 is set out below:

	December 31, 2022	December 31, 2021
Salary (cost of sales and services)	$200,747	$98,523
Salary (general and administrative expenses)	376,237	39,492
Salary (Intangible asset – software)	553,326	300,273
Consulting (Capital work in progress)	75,274	113,107
Consulting (Professional fees)	143,500	61,000
	$1,349,084	$612,395

As at December 31, 2022, $1,002 was owed from shareholders of the Company (2021 – $4,094). Amounts owed were recorded in amounts receivable are non-interest bearing and unsecured.

As at December 31, 2022, $37,094 was owed to directors of the Company (2021 – $1,322). Amounts due were recorded in accounts payable are non-interest bearing and unsecured.

F-26

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 11 – LEASE LIABILITIES

The Company had leases including leases of offices for 1-2 years. The office lease has ended on October 31, 2021 and the office space is now rented on a month to month basis.

	December 31, 2022	December 31, 2021
Balance, opening	$-	$18,195
Additions	-	-
Lease payments	-	(17,796)
Interest	-	135
Translation difference	-	(534)
Balance, ending	$-	$-

NOTE 12– LONG TERM LOAN

During the year ended December 31, 2020, the Company secured a term loan with a principal amount of $192,560 (NIS 500,000) from an Israeli bank. The loan bears interest at the rate of 3.14% per annum and matures on September 18, 2025. The loan is subject to 48 monthly payments commencing October 18, 2021. $9,628 (NIS 25,000) was deposited in the bank as security for the loan.

The activities of the long term loan during the years ended December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Balance, opening	$192,651	198,405
Addition	-	-
Repayments	(46,561)	(11,437)
Interest expense, accrued	4,977	5,562
Translation difference	(15,096)	121
Balance, ending	135,971	192,651
Less:
Long term loan – current portion	47,740	49,207
Long term loan – non-current portion	$88,231	143,444

The undiscounted repayments for each of the next four years and in the aggregate are:

Year ended	Amount
December 31, 2023	$47,740
December 31, 2024	49,241
December 31, 2025	38,990

$135,971

F-27

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 13 – EMPLOYEE BENEFITS

The severance pay liability constitutes a defined benefit plan and was calculated using actuarial assumptions. In measuring the present value of the defined benefit obligation and the current service costs the projected unit credit method was used.

a.	Plan asset (liability)

Information on the Company’s defined benefit pension plan and other defined benefit plans, in aggregate, is summarized as follows:

	December 31, 2022	December 31, 2021
Defined benefit plan liability	$(86,016)	$(87,058)
Less:
fair value of plan asset or asset ceiling	-	-
	$(86,016)	$(87,058)

b.	Changes in the present value of the defined benefit plan liability

The following are the continuities of the fair value of plan asset or plan liability and the present value of the defined benefit plan obligations:

	December 31, 2022	December 31, 2021
Balance, opening	$(87,058)	$(82,867)
Recognized in profit and loss for the year:
Interest cost	(1,964)	(1,306)
Current service cost	(6,023)	(6,391)
Actuarial gain (loss) for change of assumptions	3,835	6,223
Translation differences	5,194	(2,717)
Balance, ending	$(86,016)	$(87,058)

The actual amount paid may vary from the estimate based on actuarial valuations being completed, investment performance, volatility in discount rates, regulatory requirements and other factors.

c.	Major assumptions in determining the defined benefit plan liability

The principal actuarial assumptions used in calculating the Company’s defined benefit plan obligations and net defined benefit plan cost for the years were as follows (expressed as weighted averages):

	December 31, 2022	December 31, 2021
Capitalization rate	2.73%	2.4%
Salary growth rate	0%	0%
Retirement rate	5%	5%

F-28

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 13 – EMPLOYEE BENEFITS (continued)

d.	Sensitivity analysis

The following table outlines the key assumptions for the years ended December 31, 2022 and 2021 and the sensitivity of a 1% change in each of these assumptions on the defined benefit plan obligations and the net defined benefit plan cost.

The sensitivity analysis provided in the table is hypothetical and should be used with caution. The sensitivities of each key assumption have been calculated independently of any changes in other key assumptions. Actual experience may result in changes in a number of key assumptions simultaneously. Changes in one factor may result in changes in another, which could amplify or reduce the impact of such assumptions.

	December 31, 2022	December 31, 2021
Capitalization rate:
Impact of: 1% increase	$(4,974)	$(5,352)
1% decrease	6,013	6,568
Salary growth rate:
Impact of: 1% increase	6,128	6,561
1% decrease	$-	$-

NOTE 14 – EQUITY

Authorized

Unlimited number of common shares without par value.

Issued

As at December 31, 2021, 37,885,932 common shares were issued and outstanding.

During the year ended December 31, 2022

On January 13, 2022, the Company completed a non-brokered private placement financing wherein it raised $122,950 through the issuance of 40,983 common shares at a price of $3.00 per share.

On May 3, 2022, 150,000 stock options were exercised to common shares for a total proceeds of $123,000.

On July 4, 2022 the Company issued 6,727 common shares following the vesting of RSU’s.

On September 20, 2022 140,000 stock options were exercised to common shares for a total proceeds of $114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel described in note 4, the Company issued 7,920,000 of its common shares to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

F-29

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY (continued)

On October 3, 2022, the Company issued 6,727 common shares to two directors following the vesting of RSU’s.

On October 5, 2022, the Company completed a non-brokered private placement financing wherein it raised $616,570 through the issuance of 142,395 common shares at a price of $4.33 per share.

During the year ended December 31, 2021

On March 29, 2021, as part of the reverse takeover as described in note 4, the Company issued 18,015,883 of its common shares to the former shareholders of BYND in exchange for all of the issued and outstanding shares of BYND. Total 6,269,117 shares were retained by the former shareholders of the Company.

On May 5, 2021, the Company announced that it completed a non-brokered private placement financing wherein it raised $522,410 through the issuance of 435,337 common shares at a price of $1.20 per share.

On July 5, 2021, the Company announced that it completed a non-brokered private placement financing wherein it raised $1,840,000 through the issuance of 2,000,000 common shares at a price of $0.92 per share.

On August 16, 2021, 5,000 stock options were exercised to common shares and on September 21, 2021, 55,000 stock options were exercised to common shares for a total proceeds of $49,200.

On October 4, 2021, the Company completed two non-brokered private placements financing wherein it raised $2,500,000 through the issuance of 2,403,846 common shares at a price of $1.04 per share as well as 400,000 non-transferable share purchase warrants at an exercise price of $1.30 per common share.

The funds raised from the $2,500,000 private placement were held in escrow until the company’s shares were approved for listing on the Nasdaq.

In connection with the second financing, the Company raised $189,834 through the issuance of 94,917 common shares at a price of $2.00 per share.

On October 14, 2021, the Company completed a non-brokered private placement financing wherein it raised $400,000 through the issuance of 200,000 common shares at a price of $2.00 per share.

Warrants

The Company recorded a share purchase warrants reserve of $639,879 based on the Black-Scholes option pricing model and the following input assumptions:

Weighted average fair value of warrants issued on October 4, 2021	$1.60
Exercise price	1.30
Risk-free interest rate	1.33%
Estimated life	2 years
Expected volatility	100.13%
Expected dividend yield	0%

The following table summarizes the warrants outstanding for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2021	-	-
Granted during the period	400,000	$1.30
Exercised during the period	-	$-
Expired during the period	-	$-
Outstanding at December 31, 2021	400,000	$1.30
Exercised during the period	-	$-
Granted during the period	-	$-
Outstanding at December 31, 2022	400,000	$1.30

F-30

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY (continued)

Stock options

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of common shares that may be subject to option at any one time may not exceed 10% of the issued common shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the CSE. Options granted may not exceed a term of five years.

A summary of the stock options outstanding for the year ended December 31, 2022 are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2021	-	-
Granted during the period	1,135,000	$1.09
Exercised during the period	(60,000)	$0.82
Cancelled during the period	(180,000)	$0.82
Outstanding at December 31, 2021	895,000	$1.16
Exercised during the period	(290,000)	$0.82
Granted during the period	10,000	$6.20
Outstanding at December 31, 2022	615,000	$1.41
Exercisable at December 31, 2022	612,500	$1.39

Additional information regarding stock options outstanding as of December 31, 2022, is as follows:

Outstanding			Exercisable
Number of stock options	Weighted average remaining contractual life (years)	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

250,000	3.25	$0.82	250,000	$0.82
240,000	3.50	$1.22	240,000	$1.22
115,000	3.83	$2.65	115,000	$2.65
10,000	4.50	$6.20	7,500	$6.20

615,000	3.48	$1.41	612,500	$1.39

F-31

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 14 – EQUITY (continued)

During the year ended December 31, 2021, there were 780,000 stock options granted to the directors and officers of the Company with an exercise price of $0.82 per share. The options are exercisable for a period five years from the grant date and are subject to the following vesting schedule: 25% upon listing of the Company’s shares on the Canadian Stock Exchange, 25% on 90 days thereafter, 25% on 180 days thereafter and the remainder on 270 days thereafter. In addition, 240,000 stock options were granted to a director of the Company with an exercise price of $1.22 per share and 115,000 stock options were granted to a director of the Company with an exercise price of $2.65 per share.

During the year ended December 31, 2022, there were 10,000 stock options granted to a director of the Company with an exercise price of $6.20 per share and 290,000 stock options were exercised to shares.

As at December 31, 2022, 612,500 of these stock options were vested. During the year ended December 31, 2021, the Company recorded $550,517 in share-based payment expense. During the year ended December 31, 2022, the Company recorded $153,909 in share-based payment expense.

Details of the fair value of options granted and the assumptions used in the Black-Scholes option pricing model are as follows:

	2022	2021
Weighted average fair value of options granted	$3.96	$0.84
Risk-free interest rate	3.56%	1.04%
Estimated life (in years)	5	5
Expected volatility	75.91%	73.69%
Expected dividend yield	0%	0%

NOTE 15 – FINANCIAL INSTRUMENTS

a.	Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

●	Level 3 – Inputs that are not based on observable market data.

Management estimates that cash, amounts receivable and other current liabilities approximately constitute their fair value in view of the fact that these are short term instruments.

b.	Financial risk management

The Company is exposed to various financial risks through its financial instruments: credit risk, liquidity risk and market risk (including currency risk, interest rate risk and other price risk). The following analysis enables users to evaluate the nature and extent of the risks.

F-32

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (continued)

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations.

The Company is subject to credit risk on its cash and amounts receivable which include trade and other amounts receivable (Note 5). The Company limits its exposure to credit loss on cash by placing its cash with a high-quality financial institution. The Company has concentrations of credit risk with respect to amounts receivable as large amounts of its trade receivables are concentrated amongst a small number of customers. The Company performs credit evaluations of its customers but generally does not require collateral to support trade receivable.

Amounts receivable primarily consist of trade receivables and sales tax receivable. The Company provides credit to very limited customer base in the normal course of business and has established credit evaluation via an active direct consultation with its customers to mitigate credit risk. Amounts receivable are shown net of any provision made for impairment of receivables. Due to this factor, the Company believes that no additional credit risk, beyond amounts provided for collection loss, is inherent in amounts receivable.

Expected credit loss (“ECL”) analysis is performed at each reporting date using an objective approach to measure expected credit losses. The provision amounts are based on direct management interface with the customer. The calculations reflect the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Amounts receivable are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, business failure, the failure of a debtor to engage in a repayment plan, and a failure to make contractual payments over the negotiated contract period.

During the year ended December 31, 2022 and 2021, there was $nil impairment loss on amounts receivable recognized in the statement of income (loss) and comprehensive income (loss).

The Company’s aging of trade receivables (Note 5) were as follows:

	December 31, 2022	December 31, 2021
0 – 30 days	$74,987	$66,087
31 – 60 days	61,287	65,100
	$136,274	$131,187

Liquidity risk

Liquidity risk is defined as the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. Financial liabilities include principal and interest payments.

The Company’s liquidity risk is that it is not able to settle liabilities when due or that it can do so only at an abnormally high cost. Accordingly, one of management’s primary goals is to maintain an optimum level of liquidity by actively managing assets, liabilities and cash flows generated by operations. The Company’s future strategies can be financed through a combination of cash flows generated by operations, borrowing under existing credit facilities, and the issuance of equity. Management prepares regular budgets and cash flow forecasts to help predict future changes in liquidity.

F-33

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (Continued)

The Corporation has financial liabilities with the following maturities as at December 31, 2022:

	Contractual cash flows
	Up to 1 year	1 to 2 years	2 to 3 years	3 to 4 years	5 year and over	Total
Trade payables (Note 9)	$40,241	$-	$-	$-	$-	$40,241
Long term loan and unpaid interest (Note 12)	47,740	49,241	38,990	-	-	135,971
	$87,981	$49,241	$38,990	$-	$-	$176,212

The Corporation has financial liabilities with the following maturities as at December 31, 2021:

	Contractual cash flows
	Up to 1 year	1 to 2 years	2 to 3 years	3 to 4 years	5 year and over	Total
Trade payables (Note 9)	$105,931	$-	$-	$-	$-	$105,931
Long term loan and unpaid interest (Note 12)	49,207	50,754	52,350	40,340	-	192,651
	$155,138	$50,754	$52,350	$40,340	$-	$298,582

Market risk

Market risk is the risk that the fair value or future cash flows from financial instruments will change as a result of changes in market prices. Market risk includes risks such as currency risk and share price risk. The financial instruments of the Company which are affected by market risk consist mainly of foreign currency cash and deposits, Company’s US dollar denominated convertible debenture and investments in marketable securities.

Foreign currency risk

As of December 31, 2022, the Company has a surplus of financial assets over financial liabilities denominated in USD, consisting of cash, in the sum of $1,394,585 (2021 - surplus of financial assets over financial liabilities denominated in USD, consisting of cash and funds held in escrow, in the sum of $4,314,847).

F-34

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 15 – FINANCIAL INSTRUMENTS (Continued)

Currency sensitivity analysis

The table below demonstrates the sensitivity test to a reasonable possible change in the exchange rate of the US dollar, with all other variables unchanged. The impact on the Company’s pre-tax profit and loss arises from changes in the fair value of the assets and financial liabilities is as follows:

	Change in the USD exchange rate	Impact on pre-tax profit
December 31, 2022	5% increase	$(69,729)
	5% decrease	69,729
December 31, 2021	5% increase	(215,742)
	5% decrease	$215,742

Equity (share price) risk

The Company’s investments in tradable shares are sensitive to market price risk arising from uncertainties concerning the future value of these investments.

As of December 31, 2022, Company’s exposure as a result of investments in tradable shares is $nil (2021 – $nil). A 10% decrease in share price may reduce the Company’s pre-tax profit and loss by approximately $nil (2021 - $nil). A 10% subsequent increase in the value of the tradable shares shall increase Company’s pre-tax profit and loss by a similar amount.

c.	Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and sale of its products and services, as well as to ensure that the Company is able to meet its financial obligations as they become due. The capital structure consists of components of shareholders’ equity, promissory note due to related parties and the term loan provided by the bank.

The basis for the Company’s capital structure is dependent on the Company’s expected business growth and changes in business environment. To maintain or adjust the capital structure, the Company may issue new shares, incur debt or return capital to shareholders. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach is reasonable.

The Company is not subject to externally imposed capital requirements. There were no changes to the Company’s approach to capital management during the years ended December 31, 2022 and 2021.

F-35

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 16 – REVENUE AND DEFERRED REVENUE

The Company has derived its revenue from the sources as summarized in the following:

	December 31, 2022	December 31, 2021
Software development	$761,166	$725,862
Software license	213,749	208,625
Software supports	71,460	196,703
Cloud hosting	67,334	72,945
Others	9,363	13,324
	$1,123,072	$1,217,459

The Company recognized revenues from contracts with customers in accordance with the following timing under IFRS 15:

	December 31, 2022	December 31, 2021
Revenue recognized over time	$909,323	$1,008,834
Revenue recognized at a point of time	213,749	208,625
	$1,123,072	$1,217,459

Deferred revenue represents contract liabilities for customer payments received related to services yet to be provided subsequent to the reporting date. Significant changes in deferred revenue during the years ended December 31 are as follows:

	December 31, 2022	December 31, 2021
Deferred revenue, beginning	$30,046	$107,865
Customer payments received attributable to contract liabilities for unearned revenue	263,404	64,434
Revenue recognized from fulfilling contract liabilities	74,381	142,253
Deferred revenue, ending	$219,068	$30,046

The Company derives significant revenues from one customer. During the year ended December 31, 2022, revenue from this customer were 83% (2021 - 80%) of total revenue. The trade receivable outstanding as at December 31, 2022, and 2021 are due from this customer.

F-36

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 17 – COST OF REVENUE

Cost of revenue incurred during the years ended December 31 are comprised of the following:

	December 31, 2022	December 31, 2021
Salaries and benefits	$510,615	$563,165
Subcontractors expense (recovery)	(16,318)	570
Software and other	9,804	26,653
Depreciation	2,399	3,933
	$506,500	$594,321

NOTE 18 – INCOME TAXES

The relevant companies’ tax applicable to the Company commencing from 2021 (Year of Amalgamation) and thereafter is 27%.

The relevant companies’ tax applicable to BYND commencing from 2018 and thereafter is 23%. Current taxes for the reported periods are calculated according to the said tax rate.

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	December 31, 2022	December 31, 2021
Income (loss) before tax	$(1,658,404)	$(4,843,325)
Income tax rate	27% and 23%	27% and 23%
Expected income expense (recovery)	(460,055)	(1,325,208)
Permanent differences	(216,957)	1,224,524
Prior years reassessment of tax expense	-	-
Change in unrecognized deferred assets	43,428	(14,629)
Change in valuation allowance	542,633	102,162
Other	97,231	48,564
Total income tax expense	$6,280	$35,413

Current income tax	$6,280	$35,413
Deferred income tax	-	-
Total income tax expense	$6,280	$35,413

F-37

BYND CANNASOFT ENTERPRISES INC.

Notes to the Consolidated Financial Statements

For the Years Ended for December 31, 2022 and 2021

(Expressed in Canadian dollars, unless otherwise noted)

NOTE 18 – INCOME TAXES (continued)

Temporary differences that give rise to the following deferred tax assets and liabilities at are:

	December 31, 2022	December 31, 2021
Deferred tax assets
Non-capital loss carry forwards - Canada	644,794	102,162
Non-capital loss carry forwards - Israel	-	-
	$644,794	$102,162
Valuation allowance	(644,794)	(102,162)
	$-	$-

The Company has Canadian non-capital losses of $2,009,751 which is available to offset future years’ taxable income in Canada.

BYND has $nil (2021 - $nil) in non-capital losses carried forward for tax purposes, which can be carried forward indefinitely to be offset against future business income and business capital gains.

Tax attributes are subject to review, and potential adjustment, by tax authorities.

NOTE 19 – SUBSEQUENT EVENTS

On January 3, 2023, the Company issued 6,727 common shares to two directors following the vesting of RSU’s.

F-38

BYND CANNASOFT ENTERPRISES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2022

(Expressed in Canadian dollars)

(Unaudited)

F-39

The following unaudited pro forma combined financial statements give effect to the following transaction:

The acquisition of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) by the Company pursuant to a Share Purchase Agreement dated September 18, 2022. Pursuant to the Share Purchase Agreement, the Company acquired all of the outstanding common shares of ZC from its shareholder Carmel Zigdon (“Carmel”) in exchange for 7,920,000 common shares of the Company issued to Carmel. The conditions precedent to the Share Purchase Agreement were fulfilled on September 22, 2022.

These financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

F-40

BYND CANNASOFT ENTERPRISES INC.

Pro Forma Consolidated Statement of Financial Position

As at December 31, 2022

(Unaudited - Expressed in Canadian dollars)

	BYND Cannasoft Enterprises Inc.	Zigi Carmel Initiatives and Investments Ltd.	Pro forma adjustments	Notes	Pro forma as adjusted
	$	$	$		$
ASSETS
CURRENT ASSETS
Cash	2,526,321	-	(133,450)	3(b)	2,392,871
Amounts receivable	227,804	-	-		227,804
Prepaid expenses	825,563	-	-		825,563
Investments	-	137,811	(137,811)	3(c)	-
	3,579,688	137,811	(271,261)		3,446,238
Intangible Assets	2,238,233	-	42,901,450	3(b)	45,139,683
Property and equipment	1,317,287	-	-		1,317,287
TOTAL ASSETS	7,135,208	137,811	42,630,189		49,903,208

LIABILITIES
CURRENT LIABILITIES
Trade payables and accrued liabilities	191,455	137,811	(137,811)	3(c)	191,455
Deferred revenue	219,068	-	-		219,068
Long term loan – current portion	47,740	-	-		47,740
	458,263	137,811	(137,811)		458,263

Long term loan	88,231	-	-		88,231
Liabilities for employee benefits	86,015	-	-		86,015
TOTAL LIABILITIES	632,509	137,811	(137,811)		632,509

SHAREHOLDERS’ EQUITY
Share capital	12,038,522	38,512	42,768,000	3(b)	54,806,522
			(38,512)	3(d)
Share purchase warrants reserve	639,879	-	-)		639,879
Shares to be issued	41,875	-	-		41,875
Share-based payment reserve	570,446	-	-		570,446
Capital reserve for re-measurement of defined benefit plan	13,279	-	-		13,279
Translation differences reserve	15,746	-	-		15,746
Accumulated deficit	(6,817,048)	(38,512)	38,512	3(d)	(6,817,048)

TOTAL SHAREHOLDERS’ EQUITY	6,502,699	-	42,768,000		49,270,699

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	7,135,208	137,811	42,630,189		49,903,208

F-41

BYND CANNASOFT ENTERPRISES INC.

Pro Forma Consolidated Statement of Loss and Comprehensive Loss

For the Year Ended December 31, 2022

(Unaudited - Expressed in Canadian dollars)

	BYND Cannasoft Enterprises Inc.	Zigi Carmel Initiatives and Investments Ltd.	Pro forma adjustments	Notes	Pro forma as adjusted
	$	$	$		$

Revenues	1,123,072	-	-		1,123,072
Cost of revenue	(506,500)	-	-		(506,500)
Gross profit	616,572	-	-		616,572

Consulting and marketing	8,190	-	-		8,190
Depreciation	30,702	-	-		30,702
General and administration expenses	1,101,209	38,512	-		1,139,721
Professional fees	1,220,746	-	-		1,220,746
	(2,360,847)	(38,512)	-		(2,399,359)

Loss before other items	(1,744,275)	(38,512)	-		(1,782,787)
Finance expenses, net	(14,451)	-	-		(14,451)
Foreign exchange gain	100,322	-	-		100,322
	85,871	-	-		85,871

Loss before tax	(1,658,404)	(38,512)	-		(1,696,916)
Tax expense	(6,280)	-	-		(6,280)
Loss for the year	(1,664,864)	(38,512)	-		(1,703,196)
Exchange differences on translation	(11,709)	-	-		(11,709)
Remeasurement of a defined benefit plan, net	3,835				3,835
Total Comprehensive Loss	(1,672,558)	(38,512)	-		(1,711,070)
Net loss per common share, basic and diluted	(0.056)	(0.004)	0.007		(0.053)

Weighted average number of common shares outstanding, basic and diluted	29,696,097	10,000,000	(10,000,000)		31,865,960

F-42

BYND CANNASOFT ENTERPRISES INC.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited - Expressed in Canadian dollars)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated statement of financial position and unaudited pro forma consolidated statement of loss and comprehensive loss (collectively, the “Unaudited Pro Forma Consolidated Financial Statements”) have been prepared for disclosure in the F-1 registration statement.

These Unaudited Pro Forma Consolidated Financial Statements have been compiled in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), using the significant accounting policies on a basis consistent with the Company’s accounting policies applied during the period ended December 31, 2022.

The unaudited pro forma consolidated financial statements are based on the Company’s historical financial statements as well as those of Zigi Carmel Initiatives and Investments Ltd.(“ZC”). These historical consolidated financial statements have been adjusted to give effect to the acquisition of the above-mentioned company and the shares issued as part of the acquisition. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2022 give effect to the above-mentioned company acquisition as if it had occurred on January 1, 2022. The unaudited proforma consolidated statements of financial position as of December 31, 2022 give effect to the above-mentioned company acquisition as if it had occurred on January 1, 2022. The Company, and its subsidiaries, have a fiscal year end of December 31.

It is management’s opinion that these Unaudited Pro Forma Consolidated Financial Statements includes all adjustments necessary for the fair presentation of the Acquisition.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the acquisition.

The Unaudited Pro Forma Consolidated Financial Statements has been prepared in accordance with the Company’s accounting policies, as disclosed in BYND’s audited financial statements for the year ended December 31, 2022,

2.	SUMMARY OF TRANSACTION

On September 22, 2022, the Company and the former shareholder of ZC entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares of BYND. The share exchange agreement was executed and fully completed on September 22, 2022.

The acquisition of ZC has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The transaction price of the acquisition was measured according to the fair value of the common shares given in consideration for the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the common shares given. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to shares issued (7,920,000 shares at $5.40 per share)	42,768,000

Fair value of assets and liabilities acquired:
Investments	137,811
Intangible asset – patents pending	42,768,000
Shareholder loan	(137,811)
42,768,000

The intangible asset acquired in the acquisition of ZC is attributed to 2 patents pending for a therapeutic device (the “EZ-G” device) owned by ZC. The company has determined that the patents pending shall not be amortized until they are approved and then will be amortized over the course of their life.

F-43

BYND CANNASOFT ENTERPRISES INC.

Notes to the Pro Forma Consolidated Financial Statements

(Unaudited - Expressed in Canadian dollars)

3.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

These Unaudited Pro Forma Consolidated Financial Statements have been prepared based on the following adjustments and assumptions:

a)	The unaudited pro forma consolidated statement of financial position gives effect to the Acquisition as if it had occurred on January 1, 2022. The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2022, gives effect to the Acquisition as if it had occurred on January 1, 2022.

b)	As consideration for acquiring all of the issued and outstanding common shares of ZC, the Company issued 7,920,000 common shares to the shareholder of ZC. The fair value of the shares issued is assumed to be $5.40 per share, based on the market share price on the date of the transaction and paid Carmel $133,450 (US$100,000).

c)	The account balances of investments in the amount of $176,323 i and shareholder loan in the amount of $176,323 were cancelled following the payment to Carmel the US$100,000.

d)	Elimination of ZC share capital and accumulated deficit upon consolidation.

F-44

Zigi Carmel Initiatives and Investments Ltd.

FINANCIAL STATEMENTS

For the Period from Incorporation

on June 12, 2022 to December 31, 2022

(EXPRESSED IN NIS)

F-45

Hilewitz Tzemach, C.P.A.

INDEPENDENT AUDITORS’ REPORT

To the shareholders of

Zigi Carmel Initiatives and Investments Ltd.

We have audited the accompanying statement of financial position of Zigi Carmel Initiatives and Investments Ltd. (“the Company”), as of December 31, 2022, the related statements of operations and changes in shareholders’ equity for the period from incorporation on June 21, 2022 to December 31, 2022. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Israeli Auditors’ Regulations (Auditor’s Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and the related statement of operations, changes in shareholders’ equity for the period from incorporation on June 21, 2022 to December 31, 2022, in accordance with generally accepted accounting principles in Israel (Israeli GAAP).

“Tzemach Hilewitz”
Tel-Aviv, Israel	Certified Public Accountant (Isr.)
March 28, 2023

Tzemach Hilewitz, C.P.A.

7 Bar Ilan St., Givat Shmuel 54019

Mobile – 054-4920773, Telefax – 03-5324576

F-46

Zigi Carmel Initiatives and Investments Ltd.

Statement of Financial Position

(Expressed in New Israeli Shekels)

	Note	December 31, 2022
Assets
Current assets

Investments	3	NIS	357,841

Total assets		NIS	357,841

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	4	NIS	357,841
			357,841

Shareholders’ Equity
Share capital	5	NIS	100,000
Accumulated deficit			(100,000)
Total shareholders’ equity			-

Total liabilities and shareholders’ equity		NIS	357,841

Going concern (Note 1)

These financial statements were approved for issue by the Board of Directors on March 28, 2023 and signed on its behalf by:

“Carmel Zigdon”
Director

The accompanying notes are an integral part of these financial statements

F-47

Zigi Carmel Initiatives and Investments Ltd.

Statement of Loss and Comprehensive Loss

(Expressed in New Israeli Shekels)

	For the Period from Incorporation on June 12, 2022 to December 31, 2022
Expenses
Management Fees	NIS	90,000
Accounting and audit		10,000
Total expenses		100,000

Loss for the year		100,000

Other comprehensive income
Exchange difference on translation of foreign operation		-
Total comprehensive loss	NIS	100,000

Basic and diluted loss per common share	NIS	(0.01)

Weighted average number of common shares outstanding – basic and diluted		10,000,000

The accompanying notes are an integral part of these financial statements.

F-48

Zigi Carmel Initiatives and Investments Ltd.

Statement of Changes in Shareholder’s Equity

(Expressed in New Israeli Shekels)

	Share Capital
	Number of Shares	Amount		Translation Differences Reserve	Retained Earnings	Total Shareholders’ Equity
Incorporators shares issued on June 12, 2022	10,000,000	NIS	100,000	-	-	NIS	100,000
Net loss	-		-	-	(100,000)		(100,000)
Balance, December 31, 2022	10,000,000		100,000	-	(100,000)		-

The accompanying notes are an integral part of these financial statements.

F-49

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 1 – NATURE OF OPERATIONS

Operations

Zigi Carmel Initiatives and Investments Ltd. (the “Company”) was incorporated in Israel and commenced operations on June 12, 2022. The Company’s registered address and principal place of business is at 9 Belinson Street, Tel Aviv, Israel.

On September 22, 2022, the Company was acquired by BYND Cannasoft Enterprises Inc.

The Company owns the EZ-G device, a unique, patent-pending device that, combined with proprietary AI software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs. According to research conducted across the globe, treatment with low-concentration CBD oils can relieve candida, dryness, scars, and many other female health issues.

The Company intends to pursue the final registration of the following patents:

●	PCT/IL2022/050783 for Medical Adult Toy filed on July 20, 2022 and the Publication No. is WO 2023/002485 (January 26, 2023) - summary of patented technology:
medical adult toys that can perform various operations with user organs and deliver stimulating and medical substances, such as cannabinoid extracts
●	PCT PCT/IL2023/050016 for Smart AI Adult Toy which was filed on January 5, 2023 (awaiting International Search Report and Written Opinion) - summary of patented technology:
adult toys utilizing one or more sensors for controllable operation and liquid administering mechanism

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has no sources of income and the continuing operations of the Company are dependent upon its ability to raise adequate financing to acquire and develop its business interests in the future. These items may cast a significant doubt on the Company’s ability to continue as a going concern. The financial statements do not include adjustments to amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue operations. Such adjustments could be material.

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. The impact on the Company is not determinable at present and management continues to monitor the situation.

F-50

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 2 – STATEMENT OF COMPLIANCE AND SIGNIFICANT ACCOUNTING POLICIES

Statement of compliance

These financial statements have been prepared in accordance with generally accepted accounting principles in Israel (Israeli GAAP).

These financial statements were authorized for issue by the Board of Directors on March 28, 2023.

Basis of presentation

These financial statements have been prepared on a historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

Functional and presentation currency

These financial statements are presented in Canadian dollars. The functional currency of the Company is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the Company operates.

Share capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares are classified as equity instruments. The Company has no stock options or warrants outstanding as at December 31, 2022.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Income tax

Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity. Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at the period end, adjusted for amendments to tax payable with regards to previous periods.

Deferred tax is recorded by providing for temporary differences, between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that affect neither accounting or taxable loss; nor differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the statement of financial position.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

F-51

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 2 – STATEMENT OF COMPLIANCE AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Loss per share

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year. The diluted loss per share reflects the potential dilution of common share equivalents, such as outstanding stock options and share purchase warrants, in the weighted average number of common shares outstanding during the period, if dilutive. For the period presented, the calculation proved to be anti-dilutive.

Significant accounting estimates and judgements

The preparation of the financial statements in conformity with Israeli GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the year. Although management uses historical experience and its best knowledge of the amount, events or actions to form the basis for judgments and estimates, actual results may differ from these estimates.

a)	Estimates

The most significant accounts that require estimates as the basis for determining the stated amounts are as follows:

Deferred income tax

The Company recognizes the deferred tax benefit of deferred tax assets to the extent their recovery is probable. Assessing the recoverability of deferred tax assets requires management to make significant estimates of future taxable profit. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions from deferred tax assets.

b)	Judgements

Critical judgments exercised in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements are as follows:

Going Concern

The assumption that the Company is a going concern and will continue in operation for the foreseeable future and at least one year.

Income taxes

In assessing the probability of realizing income tax assets, management makes estimates related to expectations of future taxable income, applicable tax opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified.

F-52

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 3 – INVESTMENTS

The Company investments in its patents is summarized in the following:

	December 31, 2022

Patent Registration	NIS	221,491
Legal fees		60,000
Tax pre ruling		55,000
Fees		21,350
	NIS	357,841

NOTE 4 – RELATED PARTIES

Key management personnel include persons having the authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined its key management personnel to be executive and non-executive officers and directors of the Company.

As at December 31, 2022, NIS 357,841 was owed to the founder of the Company and is recorded in accounts payable and accrued liabilities.

NOTE 5 – SHARE CAPITAL

Authorized share capital

10,000,000 common shares at NIS 0.01 par value.

Issued share capital

On June 12, 2022 the Company issued 10,000,000 common shares to the founder for total proceeds of NIS 10,000.

The Company had 10,000,000 common shares issued and outstanding as at December 31, 2022.

NOTE 6 – CAPITAL MANAGEMENT

The Company defines its components of equity as capital. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue business opportunities and to maintain a flexible capital structure that optimizes the costs of capital at an acceptable risk.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust capital structure, the Company may consider issuing new shares and/or debt, or adjust the amount of cash on hand.

F-53

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 6 – CAPITAL MANAGEMENT (continued)

There have been no changes to the Company’s approach to capital management at any time from the date of incorporation to December 31, 2022.

The Company is not subject to externally imposed capital requirements.

NOTE 7 – FINANCIAL INSTRUMENTS

a)	Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

The Company’s due from related parties and accounts payable and accrued liabilities are both classified as financial liabilities measured at amortized costs. Their fair value approximates their carrying values, which are the amounts recorded on the statements of financial position.

b)	Financial risk management

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company’s exposure to credit risk includes due from related parties.

The Company has no investments in asset-backed commercial paper. The Company’s maximum exposure to credit risk is the carrying value of its financial assets. Management believes that the Company’s credit risk is negligible. The Company has not entered into any financial instruments to mitigate this risk.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in raising funds to meet commitments associated with financial instruments. The Company manages liquidity by maintaining adequate cash balances to meet liabilities as they become due.

Aa at December 31, 2022, the Company had nil cash held on hand and has accounts payable and accrued liabilities of NIS 357,841. All accounts payable and accrued liabilities are current. The Company will need to obtain additional financing through the issuance of equity or other means to meet current liabilities as they come due.

Interest Rate Risk

The Company is not exposed to any significant interest rate risk.

F-54

Zigi Carmel Initiatives and Investments Ltd.

Notes to the Financial Statements

For the Period from Incorporation on June 12, 2022 to December 31, 2022

(Expressed in New Israeli Shekels, unless otherwise noted)

NOTE 8 – INCOME TAXES

A reconciliation of the Company’s expected income tax recovery to actual income tax recovery is as follows:

	For the Period from Incorporation on June 12, 2022 to December 31, 2022

Net loss	NIS	100,000
Statutory income tax rate		23%
Expected income tax recovery		23,000
Unrecognized deductible temporary differences and other		(23,000)
Income tax recovery	NIS	-

As at December 31, 2022, the Company has NIS 100,000 in non-capital losses carried forward for tax purposes, which can be carried forward indefinitely to be offset against future business income and business capital gains.

F-55

BYND CANNASOFT ENTERPRISES INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2023

(EXPRESSED IN CANADIAN DOLLARS)

(UNAUDITED)

F-56

NOTICE TO READER

Under National Instrument 51-102, Part 4, subsection 4.3(3)(a), if an auditor has not performed a review of the interim financial statements, they must be accompanied by a notice indicating that the condensed consolidated interim financial statements have not been reviewed by an auditor.

The accompanying unaudited condensed consolidated interim financial statements of the Company have been prepared by and are the responsibility of the Company’s management.

The Company’s independent auditors have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of these condensed consolidated interim financial statements. Readers are cautioned that these statements may not be appropriate for their intended purposes.

November 14, 2023

F-57

BYND CANNASOFT ENTERPRISES INC.

Consolidated Interim Statements of the Financial Position

(Expressed in Canadian dollars)

(Unaudited)

As at	Notes	September 30, 2023	December 31, 2022

Assets
Cash		$2,183,463	$2,392,871
Amounts receivable	4	137,310	227,804
Prepaid expenses		573,229	825,563
Total Current Assets		2,894,002	3,446,238

Intangible assets	5	45,433,153	45,139,683
Property and equipment	6	1,226,510	1,317,287
Total Assets		$49,553,665	$49,903,208

Liabilities and Shareholders’ Equity
Liabilities
Trade payables and accrued liabilities	7	$229,865	$191,455
Deferred revenue	12	17,858	219,068
Long term loan – current portion	9	44,635	47,740
Total Current Liabilities		292,358	458,263

Long term loan	9	48,193	88,231
Liabilities for employee benefits	10	81,402	86,015
Total Liabilities		$421,953	$632,509

Shareholders’ equity
Share capital	11	$57,950,708	$54,806,522
Share purchase warrants reserve		639,879	639,879
Shares to be issued		30,799	41,875
Share-based payment reserve		665,910	570,446
Translation differences reserve		(27,014)	15,746
Capital reserve for re-measurement of defined benefit plan	10	16,020	13,279
Deficit		(10,144,590)	(6,817,048)
Total equity		$49,131,712	$49,270,699
Total Liabilities and Shareholders’ Equity		$49,553,665	$49,903,208

Nature of operations and going concern (Note 1)

These condensed consolidated interim financial statements were approved for issue by the Board of Directors on November 14, 2023 and signed on its behalf by:

“Yftah Ben Yaackov”	“Gabi Kabazo”
Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-58

BYND CANNASOFT ENTERPRISES INC.

Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(Expressed in Canadian dollars)

(Unaudited)

		Three months ended September 30		Nine months ended September 30
For the	Notes	2023	2022	2023	2022

Revenue	14	$202,058	$227,954	$873,740	$890,886
Cost of revenue	7,15	(129,973)	(101,088)	(418,473)	(371,252)
Gross profit		72,085	126,866	455,267	519,634

Consulting and marketing		122	1,842	1,791	8,030
Depreciation	5, 6, 7	3,086	8,799	9,220	26,637
General and admin expenses		369,697	206,386	940,445	630,269
Share-based compensation	13	77,148	21,389	95,464	146,581
Professional fees		1,037,833	580,175	2,514,024	909,330
		1,487,886	818,591	3,560,944	1,720,847

Loss before other loss		$(1,415,801)	$(691,725)	$(3,105,677)	$(1,201,213)

Other income (loss):
Foreign exchange gain (loss)		31,454	373,163	(124,560)	257,833
Finance expenses, net		(3,154)	(2,735)	(15,415)	(9,498)
		28,300	370,428	(139,975)	248,335

Loss before tax		$(1,387,501)	$(321,297)	$(3,245,652)	$(952,878)
Tax expense		(52,284)	(4,496)	(81,890)	(11,584)
Loss for the period		$(1,439,785)	$(325,793)	$(3,327,542)	$(964,462)
Other comprehensive income (loss)
Items that may be reclassified to profit or loss
Remeasurement of a defined benefit plan, net		885	1,537	2,741	4,653
Exchange differences on translation of foreign operations		$(5,668)	$13,838	$(42,760)	$(11,022)
Other comprehensive income (loss) for the period		$(4,783)	$15,375	$(40,019)	$(6,369)

Total comprehensive loss		$(1,444,568)	$(310,418)	$(3,367,561)	$(970,831)
Loss per share – basic and diluted		$(0.04)	$(0.01)	$(0.09)	$(0.03)
Weighted average shares outstanding – basic and diluted		39,285,352	30,380,431	38,364,061	29,839,934

 The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-59

BYND CANNASOFT ENTERPRISES INC.

Consolidated Interim Statements of Changes in Shareholders’ Equity

(Expressed in Canadian dollars)

(Unaudited)

	Number of shares	Share capital	Shares to be issued	Share purchase warrants reserve	Translation differences reserve	Share-based payment reserve	Capital reserve for re-measurement of defined benefit plan	Retained earnings (Deficiency)	Total
		$	$	$	$	$	$	$	$

Balance, January 1, 2022	29,479,100	10,843,471	81,967	639,879	27,455	550,517	9,444	(5,152,364)	7,000,369
Shares issued for acquisition of Zigi Carmel Initiatives and Investments Ltd. (“ZC”)(note 3)	7,920,000	37,501,200	-	-	-	-	-	-	37,501,200
Proceeds for shares issued from exercise of stock options	290,000	237,800	-	-	-	-	-	-	237,800
Shares issued for services	6,727	41,876	-	-	-	-	-	-	41,876
shares to be issued for services	-	-	41,875	-	-	-	-	-	41,875
Proceeds for shares issued	40,983	122,950	(81,967)						40,983
Share-based payments	-	-	-	-	-	146,581	-	-	146,581
Loss for the period	-	-	-	-	-	-	-	(964,462)	(964,462)
Other comprehensive loss for the period	-	-	-	-	(11,022)	-	4,653	-	(6,369)
Balance at September 30, 2022	37,736,810	48,747,297	41,875	639,879	16,433	697,098	14,097	(6,116,826)	44,039,853

Balance at January 1, 2023	37,885,932	54,806,522	41,875	639,879	15,746	570,446	13,279	(6,817,048)	49,270,699
Shares issued, net	1,733,334	3,018,565	-	-	-	-	-	-	3,018,565
Loss for the period	-	-	-	-	-	-	-	(3,327,542)	(3,327,542)
Shares issued for services	24,415	125,621	(41,875)	-	-	-	-	-	83,746
Share-based payments	-	-	-	-	-	95,464	-	-	95,464
Shares to be issued for services	-	-	30,799	-	-	-	-	-	30,799
Other comprehensive loss for the period	-	-	-	-	(42,760)	-	2,741	-	(40,019)
Balance at September 30, 2023	39,643,681	57,950,708	30,799	639,879	(27,014)	665,910	16,020	(10,144,590)	49,131,712

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-60

BYND CANNASOFT ENTERPRISES INC.

Consolidated Interim Statements of Cash Flows

For the nine months ended September 30, 2023 and 2022

(Expressed in Canadian dollars)

(Unaudited)

As at	September 30, 2023	September 30, 2022

Operating activities:
Loss for the period	$(3,327,542)	$(964,462)
Non-working capital adjustments:
Finance expense	2,658	3,862
Share-based compensation	95,464	230,332
Depreciation	10,315	28,649
Shares issued for services	114,545	-
Unrealized foreign exchange loss	192,472	(160,513)
Working capital adjustments:
Change in amount receivables	90,494	(19,655)
Change in trade payables and accrued liabilities	38,410	3,713
Change in deferred revenue	(201,210)	3,485
Change in prepaid expenses	252,334	(86,909)
Change in benefits to employees	(1,872)	721
Net cash used in operating activities	(2,733,932)	(960,777)
Investing activities:
Purchase of property and equipment	(2,311)	(1,014,034)
Disposal of property and equipment	-	1,500
Investment in intangible assets	(425,875)	(877,924)
Net cash used in investing activities	(428,186)	(1,890,458)

Financing activities:
Proceeds from exercise of stock options	-	237,800
Proceeds from public offering, net	3,018,565	-
Proceeds from private placements	-	40,983
Proceeds (repayment of) from long term loan	(34,199)	(34,739)
Net cash provided by financing activities	2,984,366	244,044

Net Decrease in cash	$(177,752)	$(2,607,191)
Release of funds from escrow	-	2,484,634
Effect of foreign exchange rate changes	(31,656)	154,561
Cash at beginning of year	2,392,871	3,025,350
Cash at end of period	$2,183,463	$3,057,354

Supplemental non-cash information
Shares issued for intangible asset in Zigi Carmel acquisition	$-	$37,501,200

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-61

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

BYND Cannasoft Enterprises Inc. (the “Company” or “BYND Cannasoft”) is a Canadian company which was amalgamated under the Business Corporations Act (British Columbia) on March 29, 2021. The Company’s registered address is 2264 East 11th Avenue, Vancouver, Canada.

The Company currently operates only in Israel and through its subsidiaries (i) develops, markets and sells a proprietary client relationship management software known as “Benefit CRM” and its new Cannabis CRM platform, (ii) manages the construction, licensing and operation of a cannabis farm and indoor cannabis growing facility, and (iii) develops the EZ-G device, a unique, patent-pending device that, combined with proprietary software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs.

On March 29, 2021, the Company completed the business combination transactions with BYND – Beyond Solutions Ltd. (“BYND”) (note 3). As a result of the business combination transactions, BYND became a wholly owned subsidiary of the Company. This transaction is accounted for as a reverse asset acquisition of the Company by BYND (“RTO”) (note 3).

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares of the Company. The share exchange agreement was executed and fully completed on September 22, 2022

These condensed interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. These financial statements do not reflect the adjustments to the carrying values of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used, that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

F-62

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

a. Basis of presentation and statement of compliance

  These condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”) applicable to the preparation of interim financial statements, including International Accounting Standard (“IAS”) 34 Interim Financial Reporting.

  The notes presented in these condensed consolidated interim financial statements include only significant events and transactions occurring since the Company’s last fiscal year end and they do not include all of the information required in the Company’s most recent annual consolidated financial statements. Except as noted below, these condensed consolidated interim financial statements follow the same accounting policies and methods of application as the Company’s annual financial statements and should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2022, which were prepared in accordance with IFRS as issued by IASB. There have been no significant changes in judgement or estimates from those disclosed in the consolidated financial statements for the year ended December 31, 2022.

b. Basis of Consolidation

  The condensed consolidated interim financial statements incorporate the financial statements of the Company and of its wholly owned subsidiaries, BYND, Zigi Carmel and B.Y.B.Y.. B.Y.B.Y is owned directly through BYND and 24% of the shares of B.Y.B.Y. are held by a related party in trust for the Company for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights.

  A subsidiary is an entity over which the Company has control, directly or indirectly, where control is defined as the power to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities. A subsidiary is consolidated from the date upon which control is acquired by the Company and all intercompany transactions and balances have been eliminated on consolidation.

c. Basis of Measurement

  The condensed consolidated interim financial statements were prepared based on the historical costs, except for financial instruments classified as fair value through profit and loss (“FVTPL”) and assets or liabilities for employee benefits, which are stated at their fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

d. Currency of Operation and Currency of Presentation

  The condensed consolidated interim financial statements are presented in Canadian dollars. The functional currency of the Company is Canadian dollars, and the functional currency of its subsidiaries is the New Israeli Shekel (“NIS”). NIS represents the main economic environment in which the subsidiaries operate.

F-63

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

e. Significant estimates and assumptions

  The preparation of these condensed consolidated interim financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

  Income taxes

  Provisions for income taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these income tax provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

  Useful lives of property and equipment

  Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the equipment would increase the recorded expenses and decrease the non-current assets.

  Convertible debentures

  The identification of convertible note components is based on interpretations of the substance of the contractual arrangement and therefore requires judgement from management. The separation of the components affects the initial recognition of the convertible debenture at issuance and the subsequent recognition of interest on the liability component. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

F-64

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENT (continued)

e. Significant estimates and assumptions (continued)

  Other Significant Judgments

  The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

●	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

●	the classification of financial instruments;

●	the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of amounts receivable; and

●	the determination of the functional currency of the company.

NOTE 3 – ACQUISITIONS

Acquisition of Zigi Carmel

On September 22, 2022, the Company and the former shareholder of Zigi Carmel Initiatives and Investments Ltd. (“ZC”) entered into a share exchange agreement, whereby the Company would acquire 100% ownership interest in ZC from the former shareholder in exchange for 7,920,000 common shares of BYND. The share exchange agreement was executed and fully completed on September 22, 2022.

The acquisition of ZC has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The transaction price of the acquisition was measured according to the fair value of the common shares given in consideration for the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the common shares given. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to shares issued (7,920,000 shares at $5.40 per share)	42,768,000

Fair value of assets and liabilities acquired:
Investments	137,811
Intangible asset – patents pending	42,768,000
Shareholder loan	(137,811)
42,768,000

The intangible asset acquired in the acquisition of ZC is attributed to 2 patents pending for a therapeutic device (the “EZ-G” device) owned by ZC. The company has determined that the patents pending shall not be amortized until they are approved and then will be amortized over the course of their life.

F-65

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 3 – ACQUISITIONS (continued)

Acquisition of B.Y.B.Y.

On October 1, 2020, BYND and the former shareholders of B.Y.B.Y. entered into a share exchange agreement, whereby BYND would acquire 74% ownership interest in B.Y.B.Y from the former shareholders in exchange for 54.58% ownership interest in BYND. One of the former shareholders would hold the remaining 26% ownership interest in B.Y.B.Y. in trust for BYND, for the purpose to comply with Israeli Cannabis Laws regarding the ownership of medical cannabis license rights. The share exchange agreement was executed and held in escrow, and the share exchange was fully completed on March 29, 2021.

The acquisition of B.Y.B.Y. has been accounted for as asset acquisition according to IFRS 2 Share-based Payment as the acquired assets and liabilities do not constitute a business under IFRS 3 Business Combinations. The fair value of the common shares given in consideration were not readily determinable, the transaction price of the acquisition was measured by the fair value of the assets and liabilities assumed from the acquisition, with equity increased by the corresponding amount equal to the total fair value of the assets and liabilities assumed. As a result, the acquisition was recorded with the consideration as detailed in the table below:

Consideration transferred:	$
Value allocated to 9,832,495 shares issued	840,941

Fair value of assets and liabilities acquired:
Amount receivable	3,759
Intangible asset	850,000
Trade payable and other liabilities	(12,818)
840,941

The intangible asset acquired in the acquisition of B.Y.B.Y. is attributed to the primary growing license for medical cannabis in Israel held by B.Y.B.Y.. The company has determined that the license shall not be amortized, but rather will be tested for impairment at least annually or when there are any further indicators of impairment.

Reverse Takeover of BYND Cannasoft

On December 16, 2019, BYND entered into a Business Combination Agreement (“BCA”) with 1232986 B.C. Ltd. (“NumberCo”), Lincoln Acquisitions Corp. (“Lincoln”) and the shareholders of BYND. Pursuant to the terms of the BCA: (i) Lincoln and NumberCo would amalgamate to form a new company to be named “BYND Cannasoft Enterprises Inc.” (the “Company” or “BYND Cannasoft”), and (ii) the Company would acquire all of the issued and outstanding shares of BYND from its shareholders in exchange for a pro rated number of shares of BYND Cannasoft (the “Share Exchange Transaction” and together with the Amalgamation Transaction, the “Business Combination Transactions”).

F-66

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 3 – ACQUISITIONS (continued)

Reverse Takeover of BYND Cannasoft (continued)

On March 29, 2021, the Company issued an aggregate of 18,015,883 common shares to BYND shareholders in consideration for all the 1,761 shares issued and outstanding of BYND. Upon completion of the Share Exchange, BYND became a wholly-owned subsidiary of the Company, and the Company continued to carry out the business operations of BYND.

As a result of the Share Exchange, BYND is deemed to be the acquirer for accounting purposes (“Reverse Takeover”) and therefore its assets, liabilities and operations are included in the consolidated interim financial statements at their historical carrying value, with the operations of the Company being included from March 29, 2021, the closing date of the Reverse Takeover, and onwards.

At the time of the reverse takeover, the Company did not constitute a business as defined under IFRS 3 Business Combination; therefore, the Reverse Takeover of the Company by BYND is accounted for under IFRS 2 Share-based Payments. The transaction price of the acquisition was measured by reference to the fair value of the shares issued in the acquisition because the fair value of the listing service BYND received could not be reliably measured. As a result, the consideration was first allocated to the identifiable assets and liabilities based on their fair values, and the difference between the consideration given to acquire the Company and the fair values of the identifiable assets and liabilities acquired by BYND is recorded as a listing expense to profit and loss. The fair value of the consideration issued to acquire the Company is as follows:

Consideration transferred:	$
Fair value of shares retained by former BYND Cannasoft shareholders (6,269,117 shares at $0.82 per share)	5,140,676
Forgiveness of BYND debt	(276,210)
Total consideration transferred	4,864,466
Fair value of identifiable assets and liabilities acquired:
Cash	494,144
Amount receivable	1
Trade payable and other liabilities	(24,069)
Total net assets acquired	470,076
Listing expense	4,394,390

NOTE 4 – AMOUNTS RECEIVABLES

	September 30, 2023	December 31, 2022
Trades receivable	$118,794	$136,274
Income tax advances	17,773	90,528
Due from shareholders	743	1,002
	$137,310	$227,804

F-67

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 5 – INTANGIBLE ASSETS

The Company’s intangible assets relate to the proprietary Cannabis CRM software the Company is Developing, Patents pending for the EZ-G device (Note 3) as well as the primary growing license for medical cannabis in Israel (Note 3). The Additions for the Software include cost of wages of the software developers for the time they spend on developing the Cannabis CRM software.

The additions for the Patents include the fair value attributed to the Patents upon the acquisition of ZC as well as transaction and other costs in the amount of $221,018.

	Software	License	Patents	Total
Cost
Balance, December 31, 2021	$450,429	$850,000	$-	$1,300,429
Additions	910,197	-	42,961,382	43,871,579
Translation differences	(32,325)	-	-	(32,385)

Balance, December 31, 2022	1,328,301	850,000	42,961,382	45,139,683
Additions	369,771	-	56,104	425,875
Translation differences	(132,405)	-	-	(132,405)

Balance, September 30, 2023	$1,565,667	$850,000	43,017,486	$45,433,153

Accumulated depreciation
Balance, December 31, 2021	$-	$-	-	$-
Depreciation	-	-	-	-
Balance, December 31, 2022	-	-	-	-
Depreciation	-	-	-	-
Balance, September 30, 2023	$-	$-	-	$-

Net book value
At December 31, 2022	$1,328,301	$850,000	42,961,382	$45,139,683
At September 30, 2023	$1,565,667	$850,000	43,017,486	$45,433,153

F-68

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 6 – PROPERTY AND EQUIPMENT

	Computers & Equipment	Vehicles	Furniture & Equipment	Capital Work In Progress	Total
Cost
Balance, January 1, 2022	$31,944	$192,482	$35,414	$390,059	$649,899
Additions	460	-	-	938,175	938,635
Disposals	(1,500)	-	-	-	(1,500)
Translation differences	(1,885)	(11,430)	(2,104)	(27,037)	(42,456)
Balance, December 31, 2022	29,019	181,052	33,310	1,301,197	1,544,578
Additions	5,154	-	831	711	6,696
Disposals	-	-	-	-	-
Translation differences	(2,583)	(15,663)	(2,920)	(86,122)	(107,288)
Balance, September 30, 2023	$31,590	$165,389	$31,221	$1,215,786	$1,443,986

Accumulated depreciation
Balance as of January 1, 2022	$26,794	$150,219	$29,645	-	$206,658
Depreciation	2,399	28,405	2,297	-	33,101
Translation differences	(1,605)	(9,089)	(1,774)	-	(12,468)
Balance, December 31, 2022	27,588	169,535	30,168	-	227,291
Depreciation	1,516	7,099	1,699	-	10,314
Translation differences	(2,438)	(15,002)	(2,689)	-	(20,129)
Balance, September 30, 2023	$26,666	$161,632	$29,178	-	$217,476

Net book value
At December 31, 2022	$1,431	$11,517	$3,142	$1,301,197	$1,317,287
At September 30, 2023	$4,924	$3,757	$2,043	$1,215,786	$1,226,510

During the nine months ended September 30, 2023, depreciation of $1,095 (2022 - $2,012) related to computer and equipment is included in cost of revenue.

As at September 30, 2023 and December 31, 2022 the Company’s Capital work in progress relates to the ongoing investment in the future medical cannabis cultivation facility in Moshav Kochav Michael, Israel which includes permits, design, software development and IT infrastructure.

The Company considered indicators of impairment at December 31, 2022 and 2021. The Company did not record any impairment loss during the years ended December 31, 2022 and 2021.

F-69

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 7 – TRADE PAYABLES AND ACCRUED LIABILITIES

	September 30, 2023	December 31, 2022
Trades payable	$38,824	$40,241
Due to related parties	72,725	37,094
VAT, income and dividend taxes payable	52,699	43,703
Salaries payable	65,617	70,417
	$229,865	$191,455

NOTE 8– RELATED PARTY TRANSACTIONS BALANCES

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel, not including normal employee compensation, made during the nine months ended September 30, 2023 and the nine months ended September 30, 2022 is set out below:

	September 30, 2023	September 30, 2022

salary (cost of sales)	169,905	148,656
consulting (capital work in progress)	-	75,171
salary (intangible asset – software)	138,667	448,850
consulting (professional fees)	164,568	72,000
salary (general and administrative expenses)	476,037	232,500
	$949,177	$977,177

As at September 30, 2023, $743 was owed from shareholders of the company (December 31, 2022– $1,002). Amounts owed were recorded in amounts receivable are non-interest bearing and unsecured.

As at September 30, 2023, $72,725 was owed to directors of the Company (December 31, 2022– $37,094). Amounts due were recorded in accounts payable are non-interest bearing and unsecured.

NOTE 9 – LONG TERM LOAN

During the year ended December 31, 2020, the Company secured a term loan with a principal amount of $192,560 (NIS 500,000) from an Israeli bank. The loan bears interest at the rate of 3.14% per annum and matures on September 18, 2025. The loan is subject to 48 monthly payments commencing October 18, 2021. $9,628 (NIS 25,000) was deposited in the bank as security for the loan.

F-70

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 9 – LONG TERM LOAN (continued)

The activities of the long term loan during the nine month ended September 30, 2023 are as follows:

	September 30, 2023	December 31, 2022
Balance, opening	$135,971	$192,651
Repayments	(34,199)	(46,561)
Interest expense, accrued	2,658	4,977
Translation difference	(11,602)	(15,096)
Balance, ending	92,828	135,971
Less:
Long term loan – current portion	44,635	47,740
Long term loan	$48,193	$88,231

The undiscounted repayments for each of the next three years and in the aggregate are:

Year ended	Amount
December 31, 2023	$13,184
December 31, 2024	44,982
December 31, 2025	34,662
$92,828

NOTE 10 – EMPLOYEE BENEFITS

The severance pay liability constitutes a defined benefit plan and was calculated using actuarial assumptions. In measuring the present value of the defined benefit obligation and the current service costs the projected unit credit method was used.

a. Plan assets (liability)

Information on the Company’s defined benefit pension plans and other defined benefit plans, in aggregate, is summarized as follows:

	September 30, 2023	December 31, 2022
Defined benefit plan liabilities	$(81,402)	$(86,016)
Less: fair value of plan assets or asset ceiling	-	-
	$(81,402)	$(86,016)

F-71

BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 10 – EMPLOYEE BENEFITS (continued)

b. Changes in the present value of the defined benefit plan liability

The following are the continuities of the fair value of plan assets and the present value of the defined benefit plan obligations:

	September 30, 2023	December 31, 2022
Balance, opening	$(86,016)	$(87,058)
Recognized in profit this year:
Interest costs	(1,404)	(1,964)
Current service cost	(4,302)	(6,023)
Recognized in other comprehensive profit:
Actuary loss for change of assumptions	2,741	3,835
Translation differences	7,579	5,194
Balance, ending	$(81,402)	$(86,016)

The actual amount paid may vary from the estimate based on actuarial valuations being completed, investment performance, volatility in discount rates, regulatory requirements and other factors.

c. Major assumptions in determining the defined benefit plan liability

The principal actuarial assumptions used in calculating the Company’s defined benefit plan obligations and net defined benefit plan cost for the year were as follows (expressed as weighted averages):

	September 30, 2023	December 31, 2022
Capitalization rate	2.73%	2.73%
Salary growth rate	0%	0%
Retirement rate	5%	5%

NOTE 11 – SHARE CAPITAL

Authorized

Unlimited number of common shares without par value.

Issued

As at September 30, 2023 39,643,681 common shares were issued and outstanding.

During the nine months ended September 30, 2023

On January 3, 2023, the Company issued 6,727 common shares to two directors following the vesting of RSU’s.

On April 4, 2023, the Company issued 6,727 common shares to two directors following the vesting of RSU’s.

On April 27, 2023, the Company granted 43,847 RSU’s to two directors, the RSUs will vest over one year.

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BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 11 – SHARE CAPITAL (continued)

On July 4, 2023, the Company issued 10,961 common shares to two directors following the vesting of RSU’s.

On July 19, 2023 the Company issued 1,733,334 common shares at a price of US$1.50 per share following the closing of an underwritten public offering with gross proceeds to the Company of approximately US$2.6 million, before deducting underwriting discounts and other estimated expenses paid by the Company.

On August 8, 2023, the Company granted 27,819 RSU’s to two directors, the RSUs will vest over one year.

During the nine months ended September 30, 2022

On January 13, 2022, the Company completed a non-brokered private placement financing wherein it raised $122,950 through the issuance of 40,983 common shares at a price of $3.00 per share.

On May 3, 2022, 150,000 stock options were exercised to common shares for total proceeds of

$123,000.

On July 4, 2022 the Company issued 6,727 common shares following the vesting of RSU’s.

On September 20, 2022 140,000 stock options were exercised to common shares for a total proceeds of $114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel described in note 4, the Company issued 7,920,000 of its common shares to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

Stock options

The Company has a stock option plan to grant incentive stock options to directors, officers, employees and consultants. Under the plan, the aggregate number of common shares that may be subject to option at any one time may not exceed 10% of the issued common shares of the Company as of that date, including options granted prior to the adoption of the plan. The exercise price of these options is not less than the Company’s closing market price on the day prior to the grant of the options less the applicable discount permitted by the CSE. Options granted may not exceed a term of five years.

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BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

A summary of the stock options outstanding for the nine months ended September 30, 2023 are summarized as follows:

NOTE 11 – SHARE CAPITAL (continued)

	Number of Options	Weighted Average Exercise Price
Outstanding at January 1, 2022	895,000	$1.16
Exercised during the period	(290,000)	$0.82
Granted during the period	10,000	$6.20
Outstanding at December 31, 2022	615,000	$1.41
Exercisable at December 31, 2022	612,500	$1.39
Granted during the period	10,000	$3.82
Granted during the period	90,000	$1.93
Outstanding at September 30, 2023	715,000	$1.51
Exercisable at September 30, 2023	642,500	$1.44

Additional information regarding stock options outstanding as of September 30, 2023, is as follows:

Outstanding		Exercisable
Number of stock options	Weighted average remaining contractual life (years)	Weighted Average Exercise Price	Number of stock options	Weighted Average Exercise Price

250,000	2.50	$0.82	250,000	$0.82
240,000	2.75	$1.22	240,000	$1.22
115,000	3.08	$2.65	115,000	$2.65
10,000	3.75	$6.20	10,000	$6.20
10,000	4.58	$3.82	5,000	$3.82
90,000	4.83	$1.93	22,500	$1.93

715,000	3.02	$1.51	642,500	$1.44

During the year ended December 31, 2021, there were 780,000 stock options granted to the directors and officers of the Company with an exercise price of $0.82 per share. The options are exercisable for a period five years from the grant date and are subject to the following vesting schedule: 25% upon listing of the Company’s shares on the Canadian Stock Exchange, 25% on 90 days thereafter, 25% on 180 days thereafter and the remainder on 270 days thereafter. In addition, 240,000 stock options were granted to a director of the Company with an exercise price of $1.22 per share and 115,000 stock options were granted to a director of the Company with an exercise price of $2.65 per share.

During the year ended December 31, 2022, there were 10,000 stock options granted to a director of the Company with an exercise price of $6.20 per share and 290,000 stock options were exercised to shares.

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BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 11 – SHARE CAPITAL (continued)

During the period ended September 30, 2023, there were 10,000 stock options granted to a director of the Company with an exercise price of $3.82 per share and 90,000 stock options granted to three directors of the Company with an exercise price of $1.93 per share.

As at December 31, 2022, 612,500 of these stock options were vested (September 30, 2023 – 642,500). During the year ended December 31, 2021, the Company recorded $550,517 in share-based payment expense. During the year ended December 31, 2022, the Company recorded $153,909 in share-based payment expense.

During the period ended September 30, 2023, the Company recorded $95,464 in share-based payment expense.

Details of the fair value of options granted and the assumptions used in the Black-Scholes option pricing model are as follows:

	2023	2022
Weighted average fair value of options granted	$1.61	$3.96
Risk-free interest rate	3.76%	3.56%
Estimated life (in years)	5	5
Expected volatility	100.64%	75.91%
Expected dividend yield	0%	0%

NOTE 12 – REVENUE AND DEFERRED REVENUE

	September 30, 2023	September 30, 2022
Software development	$584,037	$568,605
Software license	201,562	212,819
Software supports	38,464	42,440
Cloud hosting	41,237	60,059
Others	8,440	6,963
	$873,740	$890,886

The Company recognized revenues from contracts with customers in accordance with the following timing under IFRS 15:

	September 30, 2023	September 30, 2022
Revenue recognized over time	$672,178	$678,067
Revenue recognized at a point of time	201,562	212,819
	$873,740	$890,886

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BYND CANNASOFT ENTERPRISES INC.

Notes to the Condensed Consolidated Interim Financial Statements

For the nine months ended September 30, 2023

(Expressed in Canadian dollars)

(Unaudited)

NOTE 12 – REVENUE AND DEFERRED REVENUE (continued)

Deferred revenue represents contract liabilities for customer payments received related to services yet to be provided subsequent to the reporting date. Significant changes in deferred revenue are as follows:

	September 30, 2023	December 31, 2022
Deferred revenue, beginning	$219,068	$30,046
Customer payments received attributable to contract liabilities for unearned revenue	17,500	263,404
Revenue recognized from fulfilling contract liabilities	218,710	74,381
Deferred revenue, ending	$17,858	$219,068

The Company derives significant revenues from one customer, which exceeds 10% of total revenues. Revenues earned from that customer were 82% of total revenues for the period ended September 30, 2023 (Nine months ended September 30, 2022 – 85%)

NOTE 13 – COST OF REVENUE

Cost of revenue incurred are comprised of the following:

	September 30, 2023	September 30, 2022
Salaries and benefits	$385,072	$348,884
Software and other	32,306	20,356
Depreciation	1,095	2,012
	$418,473	$371,252

NOTE 14 – SUBSEQUENT EVENTS

On October 23, 2023, the Company issued 24,869 common shares to two directors following the vesting of RSU’s.

F-76

BYND CANNASOFT ENTERPRISES INC.

PRELIMINARY PROSPECTUS

Aegis Capital Corp.

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Indemnification

Our articles of association provide that we may indemnify our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, the Registrant may indemnify any other person in accordance with the BCBCA.

We also have entered and intend to enter into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our articles of association. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our articles of association and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation, our articles of association and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

Set forth below are all of the sales of our securities since our incorporation in March 2021, which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities  Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On March 29, 2021, as part of the reverse takeover, we issued 18,015,883 common shares to the former shareholders of BYND Israel in exchange for all of the issued and outstanding shares of BYND Israel.

On May 5, 2021, we announced that we completed a non-brokered private placement financing wherein wet raised C$522,410 through the issuance of 435,337 common shares at a price of C$1.20 per share.

On July 5, 2021, we announced that we completed a non-brokered private placement financing wherein we raised C$1,840,000 through the issuance of 2,000,000 common shares at a price of C$0.92 per share.

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On August 16, 2021, 5,000 stock options were exercised to common shares and on September 21, 2021, 55,000 stock options were exercised to common shares for a total proceeds of C$49,200.

On October 4, 2021, we completed two non-brokered private placements financing wherein we raised C$2,500,000 through the issuance of 2,403,846 common shares at a price of C$1.04 per share as well as 400,000 non-transferable share purchase warrants at an exercise price of C$1.30 per common share.

In connection with the second financing, we raised C$189,834 through the issuance of 94,917 common shares at a price of C$2.00 per share.

On October 14, 2021, we completed a non-brokered private placement financing wherein we raised C$400,000 through the issuance of 200,000 common shares at a price of C$2.00 per share.

On January 13, 2022, we completed a non-brokered private placement financing wherein we raised C$122,950 through the issuance of 40,983 common shares at a price of C$3.00 per share.

On May 3, 2022, 150,000 stock options were exercised to common shares for total proceeds of C$123,000.

On July 4, 2022 we issued 6,727 common shares following the vesting of RSU’s.

On September 20, 2022 140,000 stock options were exercised to common shares for a total proceeds of C$114,800.

On September 22, 2022, as part of the acquisition of Zigi Carmel, we issued 7,920,000 common shares to the former shareholder of Zigi Carmel in exchange for all of the issued and outstanding shares of Zigi Carmel.

On October 3, 2022, we issued 6,727 common shares to two directors following the vesting of RSU’s.

On October 5, 2022, we completed a non-brokered private placement financing wherein we raised C$616,570 through the issuance of 142,395 common shares at a price of C$4.33 per share.

On January 3, 2023, we issued 6,727 common shares to two directors following the vesting of RSU’s

On April 3, 2023, we issued 6,727 common shares to two directors following the vesting of RSU’s

On July 4, 2023, we issued 10,961 common shares to two directors following the vesting of RSU’s.

On October 23, 2023, we issued 24,869 common shares to two directors following the vesting of RSU’s.

On January 4, 2024, we issued 17,915 common shares to two directors following the vesting of RSU’s.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement *

2.1	Certificate of Amalgamation (1)

2.2	Business Combination Agreement (1)

2.3	First Amendment to Business Combination Agreement (1)

2.4	Second Amendment to Business Combination Agreement (1)

3.1	Notice of Articles of the Company (1)

3.2	Amended and Restated Articles of the Company (2)

4.1	Form of Series A Warrant *

4.2	Form of Series B Warrant *

4.3	Form of Pre-funded Warrant *

5.1	Opinion of Owen Bird Law Corporation *

10.1	Consulting Agreement dated June 29, 2021, by and between the Company and Yiftah Ben Yaackov (1)

10.4	License Assignment dated November 24, 2019, between Dalia Bzizinsky and B.Y.B.Y Investments and Promotions Ltd. (1)

10.5	Lease dated May 1, 2020, between Dalia Bzizinsky and Cannasoft Pharma Ltd. (1)

10.6	Trust Declaration dated as of October 1, 2020 (1)

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10.8	Escrow Agreement dated March 29, 2021 among the Company, Computershare Investor Services and certain stockholders (1)

10.10	Stock Option Plan *

10.12	Share Purchase Agreement dated September 18, 2022, by and between the Company and Carmel Zigdon (3)

10.13	Shareholders Rights Plan dated January 24, 2024, by and between the Company and Computershare Investor Services Inc. (5)

16.1	Letter from Dale Matheson Carr -Hilton Labonte LLP (1)

16.2	Letter from BF Borgers CPA PC (4)

16.3	Letter from Reliant CPA PC (4)

21	List of subsidiaries of BYND Cannasoft Enterprises Inc. *

23.1	Consent of Reliant CPA PC. **

23.2	Consent of BF Borgers CPA PC. **

99.1	Authorization for Dealing in Controlled Substances Issued by the Ministry of Health dated October 12, 2020 (1)

99.2	Cultivation Farm license *

99.3	License to deal with a Controlled Substance without Contact Issued by the Ministry of Health, Israeli Medical Cannabis Agency dated February 5, 2023 (3)

107	Filing Fee Table *

*	Filed previously
**	Filed herewith

(1)	Incorporated by reference to the Company’s Form 20-F/A filed on May 18, 2022.
(2)	Incorporated by reference to the Company’s Form 6-K filed on February 12, 2024
(3)	Incorporated by reference to the Company’s Annual Report on Form 20-F filed on April 27, 2023
(4)	Incorporated by reference to the Company’s Form 6-K filed on January 17, 2023
(5)	Incorporated by reference to the Company’s Form 6-K filed on January 24, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on this 8th day of March 2024.

BYND CANNASOFT ENTERPRISES INC.

By:	/s/ Yftah Ben Yaackov
Yftah Ben Yaackov, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yftah Ben Yaackov	Chief Executive Officer	March 8, 2024
Yftah Ben Yaackov	(Principal Executive Officer)

/s/ Gabi Kabazo	Chief Financial Officer and Director	March 8, 2024
Gabi Kabazo	(Principal Financial and Accounting Officer)

/s/ Marcel (Moti) Maram	Director	March 8, 2024
Marcel (Moti) Maram

/s/ Avner Tal	Director	March 8, 2024
Avner Tal

/s/ Stefania Szabo	Director	March 8, 2024
Stefania Szabo

/s/ Harold Wolkin	Director	March 8, 2024
Harold Wolkin

/s/ Niv Shiraz	Director	March 8, 2024
Niv Shirazi

/s/ Carmel Zigdon	Director	March 8, 2024
Carmel Zigdon

/s/ Mor Bzizinsky	Director	March 8, 2024
Mor Bzizinsky

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Amendment No. 2 to the Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on March 8, 2024.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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